CREDIT AGREEMENT

                                     between

                        DAWSON PRODUCTION SERVICES, INC.,
                                   as Borrower

                                       and

                            THE FROST NATIONAL BANK,
                                     as Bank

                        $50,000,000.00 Revolving Facility

                                February 20, 1997
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                                TABLE OF CONTENTS

                ARTICLE 1

                DEFINITIONAL PROVISIONS                                        1
 SECTION 1.1    CERTAIN DEFINITIONS OF TERMS.                                  1
 SECTION 1.2    GENERAL DEFINITIONAL PROVISIONS.                               1

                ARTICLE 2

                THE CREDITS                                                    2
 SECTION 2.1    COMMITMENT TO LEND.                                            2
 SECTION 2.2    METHOD OF BORROWING.                                           2
 SECTION 2.3    NOTES.                                                         3
 SECTION 2.4    INTEREST RATES AND PAYMENT.                                    3
 SECTION 2.5    COMMITMENT, LOAN AND LETTER OF CREDIT FEES.                    4
 SECTION 2.6    MANDATORY PREPAYMENTS.                                         5
 SECTION 2.7    OPTIONAL PREPAYMENTS.                                          5
 SECTION 2.8    GENERAL PROVISIONS AS TO PAYMENTS.                             5
 SECTION 2.9    PROCEEDS OF LOANS.                                             6
 SECTION 2.10   COLLATERAL; GUARANTY AGREEMENT                                 6

                ARTICLE 3
                CONDITIONS                                                     6
 SECTION 3.1    INITIAL LOANS AND LETTER OF CREDIT ON THE CLOSING DATE.        6
 SECTION 3.2    ALL LOANS.                                                     6

                ARTICLE 4

                REPRESENTATIONS AND WARRANTIES                                 7
 SECTION 4.1    ENTITY STATUS; POWER AND AUTHORITY.                            7
 SECTION 4.2    AUTHORIZATION; CONSENTS.                                       7
 SECTION 4.3    NO CONFLICTS.                                                  7
 SECTION 4.4    ENFORCEABLE OBLIGATIONS; LIEN ESTABLISHMENT.                   8
 SECTION 4.5    TITLE TO PROPERTIES.                                           8
 SECTION 4.6    Financial Statements                                           8
 SECTION 4.7    FULL DISCLOSURE.                                               8
 SECTION 4.8    NO DEFAULT OR ADVERSE CONDITION                                8
 SECTION 4.9    MATERIAL AGREEMENTS; INSURANCE.                                9
 SECTION 4.10   NO LITIGATION.                                                 9

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SECTION 4.11    USE OF PROCEEDS; MARGIN STOCK.                                 9
SECTION 4.12    NO FINANCING OF REGULATED CORPORATE TAKEOVERS.                10
SECTION 4.13    TAXES.                                                        10
SECTION 4.14    PRINCIPAL OFFICE; NAMES; PRIMARY BUSINESS.                    10
SECTION 4.15    SUBSIDIARIES.                                                 10
SECTION 4.16    ERISA.                                                        10
SECTION 4.17    COMPLIANCE WITH LAW.                                          11
SECTION 4.18    GOVERNMENT REGULATION.                                        11
SECTION 4.19    INSIDER.                                                      11
SECTION 4.20    CERTAIN ENVIRONMENTAL MATTERS.                                11
SECTION 4.21    INSURANCE; CERTIFICATIONS.                                    12

                ARTICLE 5

                AFFIRMATIVE COVENANTS                                         12
SECTION 5.1     FINANCIAL STATEMENTS. REPORTS AND DOCUMENTS.                  12
SECTION 5.2     PAYMENT OF TAXES AND OTHER LIABILITIES.                       15
SECTION 5.3     MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS.     15
SECTION 5.4     NOTICE OF DEFAULT.                                            15
SECTION 5.5     OTHER NOTICES.                                                15
SECTION 5.6     COMPLIANCE WITH LOAN DOCUMENTS.                               16
SECTION 5.7     COMPLIANCE WITH AGREEMENTS.                                   16
SECTION 5.8     ACCESS; BOOKS AND RECORDS.                                    16
SECTION 5.9     COMPLIANCE WITH LAW.                                          16
SECTION 5.10    INSURANCE.                                                    16
SECTION 5.11    ERISA COMPLIANCE.                                             17
SECTION 5.12    FURTHER ASSURANCES.                                           17
SECTION 5.13    MAINTENANCE OF CORPORATE IDENTITY.                            18
SECTION 5.14    PRIMARY BUSINESS.                                             18
SECTION 5.15    SUBORDINATION OF AFFILIATE OBLIGATIONS.                       18

                ARTICLE 6
                NEGATIVE COVENANTS                                            18
SECTION 6.1     CERTAIN FINANCIAL MATTERS.                                    19
SECTION 6.2     LIMITATION ON INDEBTEDNESS.                                   19
SECTION 6.3     LIMITATION ON PROPERTY.                                       20
SECTION 6.4     ADDITIONAL NEGATIVE PLEDGE                                    20
SECTION 6.5     RESTRICTED PAYMENTS.                                          20
SECTION 6.6     LIMITATION ON INVESTMENTS.                                    20
SECTION 6.7     AFFILIATE TRANSACTIONS.                                       20
SECTION 6.8     LIMITATION ON SALE OF PROPERTY.                               21
SECTION 6.9     ACCOUNTING METHOD.                                            21

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SECTION 6.10    INTERNAL GOVERNANCE DOCUMENTS: NAME AND PRINCIPAL PLACE OF
                BUSINESS.                                                     21
SECTION 6.11    CERTAIN ENVIRONMENTAL MATTERS.                                21
SECTION 6.12    MERGERS, ACQUISITIONS AND DISSOLUTIONS.                       22
SECTION 6.13    SUBSIDIARIES.                                                 22
SECTION 6.14    SALE OF RECEIVABLES.                                          22
SECTION 6.15    SALE OF CERTAIN INTERESTS.                                    22

                ARTICLE 7

                EVENTS OF DEFAULT                                             22
SECTION 7.1     EVENTS OF DEFAULT.                                            22
SECTION 7.2     REMEDIES UPON EVENT OF DEFAULT.                               24

                ARTICLE 8

                MISCELLANEOUS                                                 24
SECTION 8.1     NOTICES.                                                      24
SECTION 8.2     NO WAIVERS.                                                   25
SECTION 8.3     PAYMENT OF COSTS AND EXPENSES; PROFESSIONALS AND
                CONSULTANTS.                                                  25
SECTION 8.4     INDEMNIFICATION.                                              26
SECTION 8.5     SHARING OF SET-OFFS.                                          27
SECTION 8.6     AMENDMENTS AND WAIVERS.                                       28
SECTION 8.7     SUCCESSORS AND ASSIGNS; PARTICIPATIONS ASSIGNMENTS.           28
SECTION 8.8     MAXIMUM INTEREST RATE.                                        30
SECTION 8.9     GOVERNING LAW; SUBMISSION TO JURISDICTION.                    31
SECTION 8.10    COUNTERPARTS; EFFECTIVENESS.                                  31
SECTION 8.11    INDEPENDENCE OF COVENANTS.                                    31
SECTION 8.12    SURVIVAL.                                                     32
SECTION 8.13    SEVERABILITY.                                                 32
SECTION 8.14    GOVERNMENTAL REGULATION.                                      32
SECTION 8.15    NO CONTROL.                                                   32
SECTION 8.16    RENEWALS, EXTENSIONS, REARRANGEMENTS, TERMINATION, ETC.       33
SECTION 8.17    CONFLICTS.                                                    33
SECTION 8.18    CONFIDENTIALITY.                                              33
SECTION 8.19    PROVISIONS CONCERNING LOCK BOX.                               33
SECTION 8.20    PAYMENTS SET ASIDE.                                           34
SECTION 8.21    LIMITATION OF LIABILITY; COMMENCEMENT OF ACTIONS.             34
SECTION 8.22    REVIEW.                                                       35
SECTION 8.23    THIS AGREEMENT.                                               35

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                                CREDIT AGREEMENT

        This Credit Agreement is made and entered into as of the 20th day of February, 1997, between DAWSON PRODUCTION SERVICES, INC., a Texas corporation ("Borrower"), and THE FROST NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH:

        WHEREAS, Borrower has requested the Bank to provide it a revolving facility for the purposes hereinafter provided; and

        WHEREAS, the Bank is willing to commit and to advance to the extent of its commitment, a revolving loan to Borrower upon the terms and subject to the conditions herein provided;

        NOW THEREFORE, for and in consideration of the premises and the promises herein, and for other good and valuable considerations, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged by each party hereto, the Borrower and the Bank agree as follows:

                                    ARTICLE 1

                             DEFINITIONAL PROVISIONS

        SECTION 1.1 CERTAIN DEFINITIONS OF TERMS. For purposes of this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement shall have the respective meanings assigned to them in Annex B hereto.

        SECTION 1.2   GENERAL DEFINITIONAL PROVISIONS.

        (a) All terms defined in this Agreement shall have their defined meanings when used in each Loan Document and in each certificate, exhibit, schedule, annex or other instrument related thereto, unless in any case the context states or implies otherwise; and when required by the context, each term shall include the plural as well as the singular, and vice versa. Furthermore, in each Loan Document: (i) the word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation"; and
(ii) provisions in the masculine, feminine or neither genders should be construed to include any gender.

        (b) Definitions of each Person specifically defined herein or in each other Loan Document shall mean and include herein and therein, unless otherwise expressly provided to the contrary, the successors, assigns, heirs and legal representatives of each such Person.

        (c) Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement and each other Loan Document shall include all amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions, replacements, substitutions and rearrangements thereof or thereto, as applicable, and as in effect from time to time;

provided, however, nothing contained in this sentence shall be construed to authorize any Person to execute or enter into any such amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions or rearrangements to a Loan Document to which it is a party, unless entered into and executed pursuant to the applicable provisions of the respective Loan Documents.

        (d) All accounting terms not specifically defined in a Loan Document shall be construed, and all accounting procedures, calculations and reporting required or provided for in any Loan Document shall be performed or prepared, as applicable, in accordance with GAAP consistently applied.

        (e) The term "Section" refers to Sections of this Agreement, and the terms "Annex", Exhibit" and "Schedule" refer to Annexes, Exhibits and Schedules attached hereto, reference to which is hereby made for incorporation herein for all intents and purposes, unless in any case the context states or implies otherwise. The table of contents and headings in each Loan Document are inserted for convenience of reference only and shall be ignored when construing any such Loan Document.

                                    ARTICLE 2

                                   THE CREDITS

        SECTION 2.1 COMMITMENT TO LEND. From time to time prior to February 20th, 1999, so long as there is no Default or Event of Default under this Agreement that has occurred and is continuing, the Bank agrees to make loans (each, a "Loan") to Borrower and issue letters of Credit on terms reasonably satisfactory to the Bank for the benefit of Borrower and any of its Subsidiaries, on and subject to the terms and conditions set forth in this Agreement, up to an aggregate principal amount of Loans which when added to the face amount of all outstanding Letters of Credit, do not exceed the lesser of
(i) the Consolidated Borrowing Base, or (ii) the sum of$50,000,000.00. The aggregate face amount of all outstanding Letters of Credit issued hereunder shall never exceed $10,000,000.00. Subject to the terms and conditions of this Agreement, Loans may be borrowed, repaid and reborrowed at any time during the term of the Commitment without premium or penalty

        SECTION 2.2 METHOD OF BORROWING.

        (a) Borrower shall give the Bank notice (a "Selection of Interest Rate Form"), in the form attached hereto as Exhibit A, not later than 12:00 noon (San Antonio time) on the second Business Day before its initial Borrowing, specifying the Base Rate for all Loans.

        (b) Not later than 12:00 noon (San Antonio time) on the second Business Day before each Borrowing or the issuance of each Letter of Credit requested hereunder, Borrower shall give the Bank the following:

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            (1)   for each Borrowing, notice (a "Consolidated Borrowing Base
                  Certificate") in the form attached hereto as Exhibit B specifying the amount of such Borrowing;

            (2) for each Letter of Credit, a Consolidated Borrowing Base Certificate and a notice (a "Letter of Credit Information Form") in the form attached hereto as Exhibit C specifying the terms of the requested Letter of Credit.

        (c) Not later than 2:00 P.M. (San Antonio time) on the date of each Borrowing, unless the Bank determines that any applicable condition precedent has not been satisfied, the Bank will make the funds available to Borrower in its deposit account established with the Bank.

        SECTION 2.3   NOTES.

        (a) The Loans of the Bank shall be evidenced by a Note to the Bank and a Note to each Purchaser described in Section 8.7(d) in the amount of the Commitment held by each.

        (b) Each reference in this Agreement to the "Notes" of the Bank shall be deemed to refer to and include any or all of the Notes referred to in the preceding clause (a), as the context may require.

        (c) Bank shall record on its books, and prior to any transfer of the Notes shall endorse on the schedule forming a part thereof, appropriate notations to evidence the date and amount of the Loans made and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of Borrower or the Bank hereunder or under any other Loan Document. The Bank is hereby irrevocably authorized by Borrower so to endorse the Notes and to attach to and make a part of the Notes a continuation of any such schedule as and when required.

        SECTION 2.4 INTEREST RATES AND PAYMENT.

        (a) The Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to whichever of the following rates as shall be selected by Borrower in its Selection of Interest Rate Form given to Bank at the time of the initial Borrowing: (i) the Prime Rate the Bank may charge from time to time, or (ii) the sum of the Applicable Margin PLUS the applicable Wall Street Journal London Interbank Offered Rate, but never more than the Maximum Rate. The interest rate so selected by Borrower shall continue to be effective as to all Loans until the date of maturity unless no less than three Business Days prior to the end of any month before maturity, Borrower shall change its selection on one or more occasions by submitting to the Bank a new Selection of interest Rate Form. Any new interest rate so selected shall become effective as to all Loans as of the first day of the following month, and such new interest rate shall continue to be effective until the date of maturity unless again changed by Borrower in accordance with the preceding sentence of this Section 2.4(a). Accrued, unpaid interest on the outstanding principal of the Loans shall be due and payable

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monthly as it accrues on the first day of each month for the Loans. Any principal of and, to the extent permitted by Law, interest on the Loans which has become due and payable shall bear interest on the unpaid portion thereof, payable on demand, for each day from such due date and until paid, at the Default Rate.

        (b) The Bank shall determine the interest rate applicable to the Loans hereunder and each fee hereunder. Interest for all Loans and all fees shall be computed on the basis of a year of 360 days, in each case for the actual number of days elapsed (including the first day but excluding the last day), except that, if use of a 360-day year would result in a rate in excess of the Maximum Rate, such computation will be made on the basis of a year consisting of 365 or 366 days, as appropriate. Each determination by the Bank of an interest rate or fee hereunder shall be conclusive and binding in the absence of manifest error.

        (c) Notwithstanding the foregoing, if at any time the applicable contractual rate of interest provided for herein (without reference to the Maximum Rate limitation) exceeds the Maximum Rate, then the rate of interest on the Loans or other Obligation shall be limited to the Maximum Rate during such time, and at all times thereafter (including periods during which any or all of such applicable contractual rates of interest have fallen below the Maximum
Rate), the interest rate on the Loans or other Obligation shall be the Maximum Rate, or if there is no Maximum Rate in effect, the Agreed Maximum Rate, until the total amount of interest accrued on the Loans or other Obligation equals the amount of interest which would have accrued thereon if the applicable contractual rate of interest (without reference to the Maximum Rate limitation) had at all times been in effect; but in no event shall the aggregate interest payable or paid during the period beginning on the date the initial Loan is made until the Obligations are paid in full exceed an amount equal to interest at the Maximum Rate, so long as the Maximum Rate shall be applicable to this Agreement and the transactions contemplated hereby. If at maturity or final payment of the Notes or other Obligations, as applicable, the total amount of interest paid or accrued on the Notes or other Obligations under the foregoing provisions is less than the total amount of interest which would have been paid or accrued if the applicable contractual rate of interest provided for herein had at all times been in effect, then the Borrower agrees, to the fullest extent permitted by Law, to pay an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been paid or accrued on the Notes or other Obligations, as applicable, if the Maximum Rate had at all times been in effect and (B)the amount of interest which would have been paid or accrued on the Notes or other Obligations, as applicable, if a rate per annum equal to the applicable contractual rate of interest provided for herein had at all times been in effect, and (ii) the amount of interest paid or accrued in accordance with the other provisions of the Notes or other Obligations, as applicable.

        (d) The payment of interest (or any amount deemed to be interest) on the Notes and on any other Obligation shall, in all respects regarding each Loan Document, be subject to the provisions of Section 8.8.

                                       4
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        (e) Unless the maturity of the Notes shall have sooner accrued, the outstanding principal balance of the Notes and any accrued, unpaid interest shall be finally and fully payable on February 20, 1999.

        SECTION 2.5 COMMITMENT, LOAN AND LETTER OF CREDIT FEES. Subject to
Section 8.8 the Borrower shall pay to the Bank:

        (a) On the Closing Date, a Commitment fee in the amount of$125,000.00;

        (b) A Loan fee equal to .15% (15 basis points) per annum on the average daily unused amount of the Commitment during the term thereof; with such Loan fee to be payable quarterly in arrears on the 15th day of May, August, November and February of each year commencing May 15, 1997, upon the Bank's delivery to the Borrower of a detailed statement thereof for the preceding calendar quarter, and

        (c) A Letter of Credit fee equal to the greater of (i) $300.00 for each Letter of Credit issued during the term of the Commitment, or (ii) 1.5% per annum on the average daily face amount of each Letter of Credit issued during such term; with such Letter of Credit fee to be payable upon execution and delivery to Bank of an Application and Agreement for Standby Letter of Credit in form and substance satisfactory to the Bank.

        SECTION 2.6 MANDATORY PREPAYMENTS. If at any time the aggregate principal amount of all Loans outstanding and the face amount of all outstanding Letters of Credit exceeds the lesser of (i) the Consolidated Borrowing Base, or
(ii) the sum of $50,000,000.00, the Borrower shall immediately prepay the Loans in an amount at least equal to such excess of Loans and Letters of Credit over the lesser of "(i)" or "(ii)" above. All such mandatory prepayments shall be accompanied by, and the Borrower shall pay, interest thereon which has accrued until the date of payment thereof.

        SECTION 2.7 OPTIONAL PREPAYMENTS. The Borrower may, upon notice to the Bank given not later than 1:00 P.M. (San Antonio time) on the date of prepayment of the Loans, prepay (without premium or penalty) the Loans in whole at any time, or from time to time in part. Such notice shall specify the date and amount of prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest thereon and other fees and expenses due and owing by such Borrower to the date of prepayment.

        SECTION 2.8 GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of and interest on the Loans and each payment of fees or any other Obligations of the Borrower, in U.S. dollars, not later than 1:00 P.M. (San Antonio time) on the date when due (it being understood that interest shall accrue and be payable for such date on any amounts which are paid after 1:00 P.M. (San Antonio time)), in immediately available funds, without deduction, setoff or counterclaim to the Bank at the Domestic Lending Office of the Bank set forth in Annex A. Whenever any payment of principal of or interest shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such

                                       5
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Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Business Day. Whenever any payment of any other Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended as provided above or by operation of law or otherwise, interest thereon shall be payable for such extended time.

        SECTION 2.9 PROCEEDS OF LOANS. The proceeds of the Loans shall be used by Borrower to (i) support Accounts Receivable; (ii) fund Letters of Credit for up to$10,000,000.00 issued by the Bank as a part of its Commitment, and (iii) provide for certain of the Companies' working capital needs.

        SECTION 2.10 COLLATERAL; GUARANTY AGREEMENT. All Obligations shall be secured by perfected, first and prior security interest and lien (subject only to Permitted Liens)covering all Accounts Receivable of all Companies. All Subsidiaries of Borrower will execute a Guaranty Agreement to Guarantee the Obligations.

                                    ARTICLE 3

                                   CONDITIONS

        SECTION 3.1 INITIAL LOANS AND LETTERS OF CREDIT ON THE CLOSING DATE. The obligation of the Bank to make any Loan or issue any Letter of Credit on the Closing Date is subject to the conditions precedent that on or before the Closing Date, the Bank shall have received, there shall have been performed and there shall exist, the documents, actions and other matters set forth in Annex C hereto, each in form, scope and substance, and (as applicable) dated as of a date, satisfactory to the Bank and its counsel.

        SECTION 3.2 ALL LOANS. The obligations of the Bank to make each Loan or issue any Letter of Credit is subject to, in addition to the conditions referred to in Section 3.1, the satisfaction of the Bank as to the following conditions precedent:

        (a) REPRESENTATIONS TRUE AND NO DEFAULTS. (i)The representations and warranties contained and referred to in Article 4 (other than those representations and warranties limited by their terms to a specific date) shall be true, complete and accurate in all material respects on and as of the date of the Credit Event as though made on and as of such date; (ii) no event shall have occurred since the date of the most recent financial statements delivered pursuant to Section 5.1 that has caused a Material Adverse Effect; and (iii) no Event of Default or Default shall have occurred and be continuing.

        (b) NO MATERIAL ADVERSE CHANGE. As of the date of the Credit Event, no change or event that might cause a Material Adverse Effect shall have occurred.

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
        (c) BORROWING/BANK DOCUMENTS. The Bank shall have received (i) a certificate signed by an Authorized Officer of the requesting Borrower dated as of such date to the effects set forth in Section 3.2(a), (ii) the notices required in accordance with Sections 2.2(a) and 2.2(b),and (iii) such other documents and certificates relating to the transactions herein contemplated as the Bank may reasonably require.

        (d) LETTERS OF CREDIT. The terms of each Letter of Credit requested by Borrower shall be reasonably acceptable to Bank.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

        To induce the Bank to enter into and perform its agreements pursuant to this Agreement, including, without limitation, the making of the Loans and the issuance of Letters of Credit, the Borrower (i) makes and reaffirms to the Bank each of the representations and warranties contained in each Loan Document, and
(ii) without duplication, represents and warrants to the Bank, at the time of execution hereof and the transactions contemplated hereby and as of each of the dates of each of the financial statements required to be delivered (unless excused in writing by the Bank), from time to time, pursuant to Section 5.1:

        SECTION 4.1 ENTITY STATUS; POWER AND AUTHORITY. Each Company is a corporation or limited partnership duly organized and validly existing in good standing under the laws of the State of incorporation or organization and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the failure to be so qualified could have a Material Adverse Effect, all of which jurisdictions are set forth in Schedule 4.1 hereto. Each Company has the corporate power and authority and all Legal Rights which are necessary (i) to own, lease, use and operate its respective Property and to transact its business as now being and as proposed to be conducted and(ii) to execute and deliver each Loan Document, perform and comply with all obligations and agreements thereunder and consummate the transactions contemplated thereby.

        SECTION 4.2 AUTHORIZATION; CONSENTS. The execution, delivery and performance by each Company of each Loan Document to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and other action by, on behalf of, and with respect to, each Company, and no consent, approval, authorization, declaration, filing, order or other action by, on behalf of, or with respect to, any Company is required of, or from, any Governmental Authority or other Person in connection with any of such execution, delivery or performance, or the validity or enforceability of any Loan Document against each Company which is a party thereto or any Property covered thereby which has not been obtained and is final and in full force and effect.

        SECTION 4.3 NO CONFLICTS. Neither the execution or delivery of any Loan Document, nor the consummation of any transaction contemplated therein, nor the performance of, or compliance with, any of the terms and provisions thereof, does or will (i) conflict with, or result

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in or constitute a breach, violation or default of, or require a consent under,
(A) any provision of Law to which any Company or any of its Property is subject or bound, (B) any judgment or Legal Right applicable to any Company or any of its Property, (C) any lease, indenture, loan agreement, note, purchase or acquisition agreement, mortgage, deed of trust or other agreement or instrument to which any Company is a party or by which it or any of its Property may be bound or subject, or (D) any provision of the charter or bylaws any Company, or
(ii) result in the creation or imposition of any Lien or Negative Pledge upon any Company or any of its Property, except for the benefit of the Bank.

        SECTION 4.4 ENFORCEABLE OBLIGATIONS; LIEN ESTABLISHMENT. Each Loan Document has been duly executed and delivered by each Company which is a party thereto and constitutes the legal, valid and binding obligations of each Company, enforceable against each Company in accordance with its respective terms.

        SECTION 4.5 TITLE TO PROPERTIES. Each Company has good and indefeasible title to, or valid leasehold interests in, as applicable, all of its Property, free and clear of all Liens (except Permitted Liens), Negative Pledges and any other adverse claims of any nature, except any of the foregoing which are for the benefit of the Bank. Except as set forth in Schedule 4.5, there are no financing statements, lien instruments, abstracts of judgment, levies, executions or other filings of record in any jurisdiction naming any Company as "debtor", "mortgagor", "obligor" or the like, or covering any Property of any Company, except those evidencing Permitted Liens.

        SECTION 4.6 FINANCIAL STATEMENTS The Borrower has delivered to the Bank copies of the audited consolidated and consolidating balance sheet of the Companies as of March 31, 1996, and the related statements of income, stockholders' equity and cash flows for the year ended on such date, with reports thereon by KPMG Peat Marwick LLP, its independent public accountants, and unaudited copies of such financial statements of the Companies for the monthly period ended December 31 , 1996. Such financial statements (together with related schedules and notes, the "Financial Statements") are true, complete and accurate, fairly present the financial condition of the Companies as of the respective dates thereof and have been prepared in accordance with GAAP applied throughout the periods covered thereby on a basis consistent with that of prior periods, subject to normal year-end audit adjustments. As of the date hereof, no Company has any(i) obligations, liabilities or other Indebtedness (including Guarantees) or (ii)Investments in any Person which are (separately or in the aggregate) not reflected in such Financial Statements; and there has been no material adverse change in the financial condition, management, control, operations, business or prospects of the Companies or their respective Property (as applicable) since the date of the Financial Statements.

        SECTION 4.7 FULL DISCLOSURE. There is no fact that any Company has not disclosed to the Bank which might reasonably be expected to have a Material Adverse Effect. Neither the financial information referenced in Section 4.6 nor any certificate, report, exhibit, schedule, statement, disclosure letter or other information furnished to the Bank by, or on behalf of, any Company, whether heretofore or herewith, in connection with the negotiation, preparation, execution, delivery or consummation of this Agreement and the other Loan Documents, or included therein or delivered pursuant thereto, contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make and keep the statements contained herein or therein from being misleading. All information furnished after the date hereof by or on behalf of any Company shall be true, complete and accurate in all material respects.

        SECTION 4.8 NO DEFAULT OR ADVERSE CONDITION. No event has occurred and is continuing which constitutes a Default or an Event of Default, and there exists no event, circumstance, condition or casualty (whether or not covered by insurance) which could have a Material Adverse Effect.

        SECTION 4.9 MATERIAL AGREEMENTS; INSURANCE. No Company is in default under, or in violation or breach of (nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under, or a violation or breach of), (i) its charter, bylaws or other internal governance document, (ii) any Judgment affecting it or any of its Property, or (iii) any partnership agreement or any material indenture, promissory note, contract, lease, purchase or acquisition agreement, loan agreement, mortgage, deed of trust, security agreement, license, permit, franchise or other material agreement or obligation to which it is a party or by which it or any of its Property is bound. Attached hereto as Schedule 4.9 is a complete and correct list of all of each Company's material patents, trademarks, trade names, copyrights and service marks and all applications, registrations and licenses relating thereto. No Company is a party to, or bound by, any futures contract, forward agreement or contract, interest rate swap contract, commodity price swap contract or other hedging agreement or material contract or agreement. Each Company maintains insurance in compliance with Section 5.10.

        SECTION 4.10 NO LITIGATION. Except as set forth on Schedule 4.10 (and therein designating which of the following clauses (i) through (iv) is applicable thereto), as of the date hereof, there is no Litigation or Judgment pending, or to the knowledge of any Company threatened, against, affecting or challenging (as applicable) (i) any Property of any Company, including, without limitation, each Company's sole legal and beneficial title therein and all Legal Rights with respect thereto, (ii) the validity or enforceability of any Loan Document, (iii) the ability of each Company to enter into, execute, deliver and perform its obligations under each Loan Document to which it is a party as provided therein, and otherwise to consummate the actions and transactions contemplated thereby, (iii) any Company which, if adversely determined, could reasonably be expected to result in a Judgment, individually or when aggregated with all other Judgments, (A) for the payment of money in excess of $1,000,000.00 (regardless of insurance coverage) or (B) for the forfeiture of any Legal Rights of any Company (other than of a trivial or non-consequential nature), or (iv) any Company, or any of its respective Property or Legal Rights, which might otherwise have a Material Adverse Effect.

        SECTION 4.11 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Loans will be used solely as provided in Section 2.9, and none of such proceeds will be used (i) for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G, T, U or X, (ii)for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "margin stock", or (iii) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U or
X. No Company nor any Person acting on behalf of any Company is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock". No Company nor any Person acting on behalf of any Company has taken or will take any action which might cause any of the Loan Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

        SECTION 4.12 NO FINANCING OF REGULATED CORPORATE TAKEOVERS. No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act, including particularly Sections 13(d) and 14(d) thereof.

        SECTION 4.13 TAXES. All Tax returns, reports, statements and filings required to be filed by each Company in any jurisdiction have been timely and correctly filed, and all Taxes upon each Company or any of its Property have been paid prior to the time that such Taxes could give rise to a Lien thereon, except for Contested Claims. No tax or similar Lien has been filed on, or is being enforced against, any Company or any of its Property, and no United States Federal income tax returns of any Company have ever been and are not now being, examined or audited, and(ii) there is no proposed Tax assessment against any Company any of its Property, and there is no basis for any such assessment.

        SECTION 4.14 PRINCIPAL OFFICE; NAMES; PRIMARY BUSINESS. The actual and anticipated principal place of business of each Company, or if it has more than one such place, its chief executive office, is shown in Schedule 4.14, and each Company intends to maintain its principal records and books at such office.
Schedule 4.14 also lists the address of each location at which each Company operates or conducts its business or maintains or stores any of its equipment, inventory or other Property. No Company (i) has heretofore conducted and is not now conducting, nor does it currently plan hereafter to conduct, any business or operations, or owned or is owning or operated or is operating, or currently plans hereafter to own or operate, any Property, in any name, other than set forth on Schedule 4.14 and (ii) has not heretofore merged into, consolidated with, or acquired, and has no current plans to merge into, consolidate with or acquire, any Person other than as set forth on Schedule 4.14. The primary business of Borrower is oil field services.

        SECTION 4.15 SUBSIDIARIES. No Company has any Subsidiaries and is not a general or limited partner in any Person, except as set forth in Schedule 4.15, which lists as to each Subsidiary or general or limited partnership interest:
(i) name of entity; (ii) jurisdiction of incorporation or organization; (iii) foreign qualification; (iv) share/percentage/nature ownership; and(v) primary business. Except as set forth in Schedule 4.15, there are no outstanding warrants, options, rights, contracts or commitments of any Company of any kind entitling any Person to purchase or otherwise acquire (A) any shares of capital stock of such Company or (B) any securities convertible into or exchangeable for any shares of capital stock of such Company.

        SECTION 4.16 ERISA. No Reportable Event(as defined in Section 4043(b) of ERISA) to which the notice requirement has not been waived has occurred with respect to any Plan. Each Plan complies with all applicable provisions of ERISA, and each Company has filed all reports required by ERISA and the Code to be filed with respect to each Plan. No Company has any knowledge of any event which could result in a liability of such Company to the PBGC. Each Company has met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since January 1, 1986, there have not been any, nor are there now existing any events or conditions that would permit, termination of any Plan under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of any Company. The value of the Plans' liabilities as defined in Section 4001(a)(16) of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter. No Plan is or has been a multi employer plan as defined in Section 4001(a)(3) of ERISA.

        SECTION 4.17 COMPLIANCE WITH LAW. Each Company has complied in all material respects with, and is in compliance in all material respects with, all Laws applicable to it and its Property, including Environmental Laws and the provisions of the FAIR LABOR STANDARDS ACT OF 1938, 29 U.S.C. ss. 200, et seq., as amended, including specifically, but without limitation, 29 U.S.C. ss. 215(a).

        SECTION 4.18 GOVERNMENT REGULATION. No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law which regulates either the incurring by such Company of Indebtedness or the determination or setting of, or changes to, the rates or amounts charged by Borrower for the goods or products it sells or the services it performs, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services. No Company is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and no Company is "controlled" by such a company, or (ii) a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is not a "subsidiary company" or an "affiliate" of any such company.

        SECTION 4.19 INSIDER. No Company is, and no Person having "control" (as that term is defined in 12 U.S.C. ss. 375(b)(5) or in regulations promulgated pursuant thereto)of any Company is, an "executive officer", "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a Subsidiary, or of any Subsidiary of a bank holding company of which Bank is a Subsidiary.

        SECTION 4.20 CERTAIN ENVIRONMENTAL MATTERS. Except as disclosed in
Schedule 4.20, (i) no Company (A) is aware of, and has not received notice or otherwise learned of, any Environmental Complaint or Environmental Liability which could individually or in the aggregate have a Material Adverse Effect, (B) has threatened or actual liability (contingent, direct or otherwise) in connection with the release or threatened release, generation, handling, treatment, storage, disposal or transportation of any Hazardous Material, or other substance which could individually or in the aggregate have a Material Adverse Effect, (C) is aware of, and has received notice or otherwise learned of, any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release, and/or the generation, handling, treatment, storage, disposal or transportation of any Hazardous Material for which such Company is or may be liable, (D) is in violation of any Judgment or Litigation based upon Environmental Laws, or subject to any such Judgment or Litigation, (E) is in violation of any permits, licenses, approvals and other authorizations necessary for the use and operation of its Property, including, the generation, handling, treatment, storage, disposal, transportation or release of any Hazardous Material, and(F) is in violation of any Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect or to result in any Environmental Liability that could reasonably be expected to have a Material Adverse Effect; and (ii) all Properties of each Company are free from any Hazardous Material and Environmental Liens. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of, or which are in the possession or knowledge of, any Company, or any of such Company's predecessors, in relation to any Property now or previously owned or leased by such Company, or any of such Company's predecessors, which have not been (y) made available to any Bank or its agents, employees or contractors and (z) listed in Schedule 4.20. No Company has received a notice of any Environmental Liability, Environmental Lien or Environmental Complaint other than those which have been provided to the Bank and listed in Schedule 4.20.

        SECTION 4.21 INSURANCE; CERTIFICATIONS. The insurance certificates delivered pursuant to Section 3.1 are true, correct and complete, and the insurance coverage set forth therein complies in all regards with the requirements set forth in Section 5.10. In furtherance of the foregoing, but not in limitation thereof, and in furtherance of all other matters as to which certifications are required pursuant to Section 3.1, all matters certified to by each and every Person which were evidenced by certificates and certifications referred to in Section 3.1 were true, correct and complete, as so certified and received by the Bank, as of the Closing Date and were certified by officers of each Company, each of whom was authorized to execute and deliver such certificate for and on behalf of such Company.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

        Until payment in full of the Notes, the payment and performance of all other Obligations, and so long as the Bank has any obligation hereunder to make any Loans or issue or honor any Letter of Credit, unless excused in writing by Bank, Borrower will punctually and completely perform and observe each of the following covenants:

        SECTION 5.1 FINANCIAL STATEMENTS. REPORTS AND DOCUMENTS. The Borrower shall deliver the following to the Bank, in form, substance and scope satisfactory to Bank and otherwise as provided herein:

        (a) QUARTERLY STATEMENTS. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, copies of the statements of income, stockholders' equity and cash flow of the Companies for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, and the related balance sheet as at the end of such period and a list of contingent liabilities, in each case setting forth in comparative form the corresponding figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified by the president, chief financial officer or controller of Borrower as being true, complete and accurate in all material respects, as fairly presenting the financial condition and results of operations of the Companies for the periods therein covered, and as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments;

        (b) ANNUAL STATEMENTS. As soon as available, and in any event within 120 days after the end of each Fiscal Year, copies of the audited statements of income, stockholders' equity and cash flow of the Companies for such Fiscal Year, and the related balance sheet and a list of contingent liabilities of the Companies as at the end of such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and accompanied by (i) an unqualified opinion of Peat Marwick LLP or other independent public accountants of recognized national standing selected by Borrower and satisfactory to the Bank, to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition and results of operations of the Companies, as at the end of, and for, such Fiscal Year, and (ii) a certificate executed by the president, chief financial officer or controller of Borrower to the same effect as such opinion;

        (c) MONTHLY REPORTS. Within 30 days after the end of each month, (i) a Consolidated Borrowing Base Certificate, executed by the president, chief financial officer or controller of Borrower, with information required therein completed to reflect the Consolidated Borrowing Base as of the end of the prior month, and (ii) an aging schedule of Accounts Receivable in summary form, certified by the president, chief financial officer or controller of Borrower, which reflects aging of current Accounts Receivable of the Companies that are current or 30, 60 or 90 days past due as of the end of the prior month.

        (d) QUARTERLY RIG UTILIZATION REPORTS. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, a report as to the Companies' work over rig utilization during the preceding Fiscal Quarter.

        (e) AUDIT MANAGEMENT AND OTHER REPORTS. Promptly upon receipt thereof, a copy of each written report submitted to any Company by independent accountants in any annual, quarterly or special audit, review or examination;

        (f) SEC AND OTHER REPORTS. Promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by any Company to its stockholders or debtholders generally and of any report, registration statement or prospectus filed by any Company with any securities exchange or the Securities and Exchange Commission or any successor agency or any similar Governmental Authority of a foreign country, and of any order issued by any Governmental Authority in any proceeding to which any Company is a party;

        (g) COMPLIANCE CERTIFICATE. Within 45 days of the end of each Fiscal Quarter, in addition to the delivery of the financial statements delivered pursuant to Sections 5.l(a) and(b), respectively, a certificate in the form of Exhibit G, executed by the president, chief financial officer or controller of Borrower, (i) stating that a diligent review of the activities of the Companies during such period has been made under such officer's supervision and that to the knowledge of such officer, each Company has observed, performed and fulfilled each and every obligation and covenant contained in each Loan Document to which it is a party and is not in Default under any Loan Document to which it is a party, or, if any such Default has occurred, specifying the nature and status thereof, and (ii) setting forth in reasonable detail the computation and information necessary to determine whether the Companies are in compliance with
Section 6.1 as of the end of the last Fiscal Quarter.

        (h) ACCOUNTANT'S CERTIFICATE. Concurrently with the delivery of the financial statements delivered pursuant to Section 5.1(b), a certificate of the accountants who audited such financial statements and rendered the related opinion, stating that they have reviewed this Agreement and each other relevant Loan Document, and stating further whether, in making their audit, such accountants have become aware of any condition or event which would constitute a Default or Event of Default, and if any such condition or event then exists, specifying the nature and period of existence thereof;

        (i) INSURANCE REPORT. On or before the Closing Date, and if requested by Bank, within 90 days after the end of each Fiscal Year, a report describing the insurance coverage of Borrower;

        (j) LITIGATION REPORTS. Within 90 days after the end of each Fiscal Year, complete reports by counsel to each Company describing all Litigation affecting such Company or any of its Property and within 45 days after the end of each month (except the last) in which a significant change in Litigation has occurred or additional Litigation has been threatened or commenced, reports by counsel to such Company describing such changes in or additions to Litigation since the date of the annual Litigation report most recently received by the Bank;

        (k) ENVIRONMENTAL NOTICES. Notice to the Bank, in writing, promptly upon any Company's receipt of notice or otherwise learning (whichever first occurs) from any Person of any(i) Environmental Complaint or Environmental Lien or (ii) any other claim, demand, action, event, condition, report or investigation indicating any potential or actual liability (A) upon which any Environmental Liability or Environmental Lien could result against any Company, Bank or any Property of any Company or (B) arising in connection with (1) the non-compliance with, or violation of, the requirements of any Environmental Law, (2) the release or threatened release, generation, treatment, handling, storage, disposal or transportation of any Hazardous Material into the environment or which act, occurrence or event any Company would have a duty to report to a Governmental Authority under an Environmental Law, or (3) the existence of any Environmental Lien on any Property of any Company; and such Company shall immediately deliver a copy of each such notice to the Bank;

        (l) SUPPLEMENTED SCHEDULES. As soon as possible, and in any event within 15 days after the Borrower or Company obtains knowledge thereof, such Borrower or Company, as applicable, shall provide the Bank with a supplement to any existing Schedule which would make such Schedule (and any subsequent supplement thereto), and the corresponding representation and warranty to which it applies, true, complete and accurate; provided, however, any such supplement shall not be deemed to have amended any Schedule to this Agreement unless and until the Bank has approved such amendment; and

        (m) OTHER INFORMATION. Within such period reasonably prescribed by the Bank, such other information concerning the business, operations, Property or financial condition of any Company as the Bank shall reasonably request.

        SECTION 5.2 PAYMENT OF TAXES AND OTHER LIABILITIES. The Borrower will, and Borrower will cause each Company to, pay and discharge when due, but in no event, later than 30 days following the date when due, all trade payables, royalties, license fees, franchise fees, operating costs and expenses, and similar expenses and obligations related to its operations, except for Contested Claims; and, except for Contested Claims, the Borrower will, and the Borrower will cause each Company to, timely pay and discharge when due (i) all Taxes,
(ii) all other lawful claims against it or any of its Property, and (iii) all of its other Indebtedness, obligations and liabilities. In no regard shall the foregoing serve as a basis of excusing or delaying the payment by the Borrower of any Indebtedness or other amounts from time to time owed by it.

        SECTION 5.3 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. The Borrower will, and the Borrower will cause each Company to, preserve and maintain its existence and all of its Legal Rights necessary or desirable in the ordinary course of its business and conduct and the ownership, maintenance and operation of its Property, and conduct its business in an orderly and efficient manner consistent with good business practices and industry standards and in accordance with all Laws, except where the failure to so preserve, maintain or conduct would only result in a trivial and inconsequential effect. In addition, the Borrower will, and the Borrower will cause each Company to, act prudently and in accordance with customary industry standards and with its contractual obligations in managing and operating its Property, business and investments and will keep in good working order and condition, ordinary wear and tear excepted, all of its Property and Legal Rights which are necessary or desirable to the conduct of its business and the ownership and maintenance of its Property.

        SECTION 5.4 NOTICE OF DEFAULT. The Borrower shall furnish to the Bank, immediately upon any Company becoming aware of the existence of any condition or event which constitutes or would become a Default or an Event of Default, written notice thereof that specifies the nature and period of existence thereof and the action which such Company is taking or proposes to take with respect thereto.

        SECTION 5.5 OTHER NOTICES. As soon as possible, but in any event within three days of any Company becoming aware thereof, the Borrower will promptly notify the Bank of (i)any material adverse change in the financial condition, operations, Property or business of any Company, (ii) any default under, or any threatened or actual acceleration of the maturity of, any Indebtedness owing or secured by any Company (or any of its Property), which individually or in the aggregate represents a monetary obligation of $500,000.00 or more, or one with respect to which a default thereunder might have a Material Adverse Effect,
(iii) any default or event of default under any lease pertaining to a location at which any Company operates or conducts any of its business or stores any of its Property, (iv) any significant adverse claim against or affecting any Company or any of the Property of any Company, and (v) the commencement of, and/or any material determination in, any Litigation which could reasonably be expected to result in a Judgment in excess of$500,000.00 (without regard to insurance coverage). In respect to each of the foregoing notices, the Borrower will promptly provide to the Bank all related information requested by the Bank, in reasonable detail satisfactory to the Bank.

        SECTION 5.6 COMPLIANCE WITH LOAN DOCUMENTS. The Borrower will, and the Borrower will cause each Company to, promptly and completely comply with and observe and perform all covenants and provisions of each Loan Document to which it respectively is a party. In furtherance of the foregoing, but in no way limiting the generality thereof, the proceeds of each Loan will be used strictly in compliance with Section 2.9.

        SECTION 5.7 COMPLIANCE WITH AGREEMENTS. The Borrower will, and the Borrower will cause each Company to, promptly comply in all material respects with all material contracts, leases, agreements, indentures, mortgages or documents binding on it or affecting it or its Property, business or operations.

        SECTION 5.8 ACCESS; BOOKS AND RECORDS. Upon reasonable notice, during all business hours, and at any time that an Event of Default continues to exist, the Borrower authorizes and will permit each Company to authorize and permit, any representatives of the Bank(i) to have access to, and grant permission for such representatives to examine, copy or make excerpts from, any and all books, records and documents that relate to the business, operations or Property of any Company, (ii) to inspect any and all Property of any Company, and (iii) to discuss the business, operations and financial condition of any Company with its officers, partners and employees and its independent certified public accountants, legal counsel and other consultants, all of the foregoing at the expense of the Borrower. The Borrower will, and will cause each Company to, maintain complete and accurate books and records of its respective transactions in accordance with GAAP.

        SECTION 5.9 COMPLIANCE WITH LAW. The Borrower will and will cause each Company to, comply in all material respects with all Laws applicable to it or any of its Property, business operations or transactions.

        SECTION 5.10 INSURANCE. The Borrower will and will cause each Company to, maintain insurance with reputable insurers of sound financial strength and creditworthiness with respect to its Property and as to its operations and business, all as required by each Loan Document to which it is a party and otherwise in such types, amounts, scope and coverage, and against such risks, casualties, contingencies and liabilities, as required or necessitated by Law, and additionally, as is customarily maintained by other Persons engaged in similar businesses and operations, the foregoing insurance coverage specifically including the following: (i) worker's compensation or similar insurance as may be required by applicable Law, (ii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about, any Property occupied by any Company or occurring as a result of the ownership, maintenance or operation by any Company of any equipment, vehicle or other Property or as the result of the use of products or equipment manufactured, constructed, sold or operated by any Company or services rendered by it, and
(iii) insurance against the loss or damage to the Property and businesses of any Company now owned or hereafter acquired. In addition, (A) the Borrower will cause each Company to, (x) name the Bank as an additional insured on all such general and comprehensive liability insurance and as loss payee on all such Property insurance and (y) cause each policy of insurance to provide that such policy will not be canceled or modified (as to term, coverage, scope, property or risks covered, or otherwise) without 30 days prior written notice to the Bank and (B) the Borrower will deliver copies of the policies and endorsements for such insurance to the Bank promptly after issuance or renewal of each.

        SECTION 5.11         ERISA COMPLIANCE.

        The Borrower will cause each Company to, at all times:

        (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA and the Code;

        (b) immediately upon acquiring knowledge of any "reportable event" to which the notice requirement has not been waived or of any "prohibited transaction" (as such terms are defined in the Code or ERISA, as applicable) in connection with a Plan, furnish the Bank with a statement executed by an Authorized Officer of such Company, setting forth the details thereof and the action which such Company proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

        (c) notify the Bank immediately upon receipt by any Company of any notice of an interest by the PBGC to terminate or appoint a trustee or of the institution of any proceeding or other action which may result in the termination of any Plan and furnish to the Bank copies of such notice;

        (d) furnish the Bank with copies of each annual report (together with all related schedules and attachments) for each Plan filed with the Internal Revenue Service not later than 30 days after such report has been filed; and

        (e) furnish the Bank with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be.

        SECTION 5.12 FURTHER ASSURANCES. The Borrower will and will cause each Company to, cure and cause to be cured promptly any defects or deficiencies in the execution, delivery, creation or issuance of the Loan Documents, or any of them, and any of the transactions contemplated thereby. In addition, the Borrower will and will cause each Company to, promptly make, execute or endorse, and acknowledge and deliver or file, or cause each of the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, documents, instruments, undertakings or other assurances, and take any and all such other action, as the Bank may, from time to time, reasonably request or deem reasonably necessary or proper under any of the Loan Documents to which such Company is a party and the obligations of such Company thereunder.

        SECTION 5.13 MAINTENANCE OF CORPORATE IDENTITY. The Borrower will and will cause each Company to, maintain separate corporate records, books and accounts. The Borrower will and will cause each Company to, observe the formal legal, financial and accounting requirements necessary for the maintenance of each Company as a separate legal entity, including the keeping of corporate records indicating that, to the extent required by Law or its charter documents, transactions are reviewed and authorized by its Board of Directors and stockholders. All monies and funds advanced and to be advanced to or on behalf of any Company by its Affiliates (other than capital contributions and other equity infusions, in each case, that are of a "common stock"nature, by shareholders or Affiliates of such Company into such Company), pursuant to a loan or otherwise, will be evidenced by valid, binding and enforceable written obligations to repay such monies and funds, the repayment of which shall be subordinated to the full and final payment of the Obligations, on terms and conditions satisfactory to the Bank.

        SECTION 5.14 PRIMARY BUSINESS. Each Company will continue to provide services to the oil and gas exploration and production industry as its primary business.

        SECTION 5.15 SUBORDINATION OF AFFILIATE OBLIGATIONS. The Borrower will and will cause each Company to, cause all loans or advances of any Company to any Affiliate of any Company at any time arising or existing to be evidenced by promissory notes. All such promissory notes are set forth on Schedule 5.15. The Borrower will obtain and deliver to the Bank, and the Borrower will cause each Company to obtain and deliver to the Bank, the written agreement, in form, substance and scope satisfactory to the Bank, of the holder of each such promissory note evidencing the subordination of such holder's right to payment under each such note to the payment of the Obligations. The Borrower will and will cause each Company to, cause the face of each promissory note to be marked with a reference to such subordination agreement, and will take and cause to be taken all such further and additional actions as the Bank may reasonably request to effect and evidence such subordination.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

        Until payment in full of the Notes, the payment and performance of all other Obligations and so long as the Bank has any obligation hereunder to make any Loans or issue or honor any Letter of Credit, the Borrower will and will cause each Company to, punctually and completely perform and observe each of the following covenants:

        SECTION 6.1 CERTAIN FINANCIAL MATTERS. Unless excused in writing by the Bank, the Borrower will not permit:

        (a) the ratio of its Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.50 to 1.00 as of the end of any Fiscal Quarter; or

        (b) its Consolidated Tangible Net Worth as of the end of any Fiscal Quarter to be less than the sum of $50,000,000.00; or

        (c) the ratio of its total liabilities, less subordinated debt, to the Consolidated Tangible Net Worth of all Companies as of the end of any Fiscal Quarter to be greater than 3.00 to 1.00; or

        (d) the ratio of its Total Funded Debt to Consolidated EBITDA to exceed
5.50 to 1.00 for the four Fiscal Quarters ended at the end of any Fiscal Quarter ending on or before March 31, 1998; and thereafter, the ratio of its Total Funded Debt To Consolidated EBITDA to exceed 5:00 to 1:00 for the four Fiscal Quarters ended at the end of any Fiscal Quarter; or

        (e) the ratio of its interest then accrued on Total Funded Debt plus the current portion of long term indebtedness, including the current portion of Consolidated Capital Lease Obligation to the Consolidated EBITDA of Borrower to be less than 1.50 to 1.00 for the four Fiscal Quarters ended at the end of any Fiscal Quarter; or

        (f) its Consolidated Current Assets, less Consolidated Current Liabilities, as of the end of any Fiscal Quarter to be less than the sum of $10,000,000.00.

        (g) Consolidated Capital Expenditures to exceed $15,000,000.00 for any Fiscal Year ending March 31,1996 or thereafter.

        SECTION 6.2 LIMITATION ON INDEBTEDNESS. Neither the Borrower nor any Company will, and Borrower will not permit any Company to, incur, create, contract, assume, have outstanding, permit or suffer to exist, Guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except the following (collectively, "Permitted Indebtedness"):

               (i)    the Obligations;

                (ii) current liabilities for Taxes incurred in the ordinary course of business which are not yet due and payable;

               (iii) trade payables arising in the ordinary course of business that are paid within the earlier of (A) 60 days of the date when payment thereof is due and payable, or (B)60 days of the date the respective goods are delivered or services are rendered;

               (iv)   Indebtedness listed in Schedule 6.2; and

               (v)    the issuance or sale of senior notes by the Borrower.

        SECTION 6.3 LIMITATION ON PROPERTY. The Borrower will not and will not permit any Company to, (i) grant, create, enter into, incur, permit or suffer to exist, upon or with regard to any of its respective Property now owned or hereafter acquired, (A) any Lien, except for Permitted Liens, or (B) any Negative Pledge, except for the benefit of the Bank, or (ii) enter into any sale-and-lease-back transaction. Anything in the foregoing or elsewhere in the Loan Documents to the contrary notwithstanding, it is understood that no Liens, other than Permitted Liens, or Negative Pledges, except for the benefit of the Bank, is permitted on or with respect to any of the Property of Borrower.

        SECTION 6.4 ADDITIONAL NEGATIVE PLEDGE. The Borrower will not and will not permit any Company to enter into any term, provision, agreement, contract or undertaking that, directly or indirectly requires any of such parties to provide, or cause to be provided, any assurances or security to a Person, which assurances and security did not theretofore exist and/or was not theretofore required, whether such assurances or security consist of collateral, guarantees, modifications or supplements to then existing agreements, new agreements or otherwise.

        SECTION 6.5 RESTRICTED PAYMENTS. The Borrower will not and will not permit any Company to, directly or indirectly (i) declare or make, or incur any liability to pay or make, any Dividends, or (ii) redeem, repurchase, retire or otherwise acquire for value any of its capital stock, warrants, stock equivalents or other evidence of equity of any class or nature, or (iii)set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, retirement or other acquisition thereof; provided however, the foregoing shall not prohibit any Company from making a distribution to pay the federal income taxes of any Company.

        SECTION 6.6 LIMITATION ON INVESTMENTS. The Borrower will not and will not permit any Company to, make or have outstanding any Investments in any Person, except for:

                (i) Temporary Cash Investments;

                (ii) Investments listed in Schedule 6.6; and

                (iii) Investments expressly permitted by other provisions of this Agreement.

        SECTION 6.7 AFFILIATE TRANSACTIONS. Borrower will not and will not permit any Company to, enter into any transaction with, or pay any management or other fees or compensation to, any Affiliate of any Company other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower, or such other Company, as applicable, than would be obtained in a comparable arm's-length transaction with a Person who is not an Affiliate of Borrower, or any such other Company, as applicable. In addition, the Borrower will not and will not permit any Company to, enter into any transaction with, or pay any management or other fees or compensation to, any Person (a "Non-Affiliated Person") who is not an Affiliate of any Company wherein such Affiliate is directly or indirectly involved in, related to, or associated with, such transaction other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower, or such other Company, as applicable, than would be obtained in a comparable arm's-length transaction with a Non-Affiliated Person wherein an Affiliate of such Borrower, or such other Company is not directly or indirectly involved, related or associated.

        SECTION 6.8 LIMITATION ON SALE OF PROPERTY. The Borrower will not and will not permit any Company to, sell, assign, lease, sublease or discount or otherwise exchange or dispose of any of its Property other than (i) sales of inventory in the ordinary course of its business, and (ii) sales or other dispositions of obsolete equipment that is no longer needed for its ordinary business or which is being replaced by equipment of at least comparable value and utility to the equipment replaced when such equipment was efficiently operational and functional.

        SECTION 6.9 ACCOUNTING METHOD. The Borrower will not and will not permit any Company to, change its fiscal year or method of accounting, without the prior written approval of the Bank.

        SECTION 6.10 INTERNAL GOVERNANCE DOCUMENTS: NAME AND PRINCIPAL PLACE OF BUSINESS. The Borrower will not and will not permit any Company to, amend their respective Governing Documents in any respect which could have a Material Adverse Effect. Without notifying the Bank in writing at least 30 Business Days prior to the effective date of each of the following changes, Borrower will not and will not permit any Company to, (i) change its name, or operate any of its business, operations or Property or own or lease any Property under any name, different than as set forth in Schedule 4.14, (ii) operate or conduct any of its business or store or maintain any of its inventory, equipment or other Property, at a location other than as set forth in Schedule 4.14, (iii) change its identity or corporate structure, or (iv) change its principal place of business or chief executive office, as applicable, from such address and location set forth in Schedule 4.14.

        SECTION 6.11 CERTAIN ENVIRONMENTAL MATTERS. Except in compliance in all respects with Environmental Laws, and otherwise in no way posing an imminent and significant endangerment to public health or welfare or the environment, Borrower will not and will not permit any Company to, (i) cause or permit any Hazardous Material to be placed, held, transported, located, released or disposed of on, under, from, to, or at, any Property now or hereafter owned, leased or otherwise controlled directly or indirectly by any Company (for purposes of this Section 6.11, the"Subject Property"), or (ii) permit the Subject Property ever to be used (whether by any Company or any other

Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Material. Without limitation of the Bank's Rights under the Loan Documents, the Bank and its representatives shall have the right, but not the obligation, to enter upon the Subject Property or take such other actions as the Bank deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint upon the Bank's receipt of any notice from any Governmental Authority or other Person, asserting the existence of any Hazardous Discharge or Environmental Complaint on or pertaining to the Subject Property which, if true, could result in Environmental Liability against Borrower, the Bank or otherwise which, in the sole opinion of any of them, could jeopardize any of their present or future Liens against or rights to the Subject Property. All costs and expenses incurred by the Bank in the exercise of any such Rights shall become part of the Obligations and be payable upon demand, together with interest on the unpaid portion thereof at the Default Rate.

        SECTION 6.12 MERGERS, ACQUISITIONS AND DISSOLUTIONS. The Borrower will not and will not permit any Company to become a party to a merger, Acquisition or consolidation, or purchase or otherwise acquire by merger, lease or purchase all or a substantial part of the assets or Property of any Person or any shares or other evidence of legal or beneficial ownership of any Person, or dissolve or liquidate, without the prior written consent of Bank.

        SECTION 6.13 SUBSIDIARIES. The Borrower will not and will not permit any Company to, create or permit to exist any Subsidiary of such Person, except for the Subsidiaries listed in Schedule 4.15. The Borrower will not and will not permit any Company to become a general partner, venturer or similar capacity in any partnership, venture or similar Person.

        SECTION 6.14 SALE OF RECEIVABLES. Unless in favor of the Bank or reasonably necessary in connection with collection efforts on delinquent receivables, the Borrower will not and will not permit any Company to, sell or discount any of its accounts or notes receivable.

        SECTION 6.15 SALE OF CERTAIN INTERESTS. The Borrower will not and will not permit any Company to, transfer or sell any outstanding capital stock, partnership interests or other ownership interests of any Subsidiary of Borrower.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

        SECTION 7.1 EVENTS OF DEFAULT. An"Event of Default" shall exist if any one or more of the following events shall occur and be continuing:

        (a) Borrower fails or refuses to pay, within seven days of the date when due, any principal of, or interest on, any Note, or any fee, expense or other Obligations payable by such Borrower; or

        (b) unless excused in writing by Bank, any representation, warranty or certification made or deemed made by, or on behalf of, any Company under, or in connection with, any of the Loan Documents, or in any certificate, notice, request, statement or other communication furnished or made to the Bank pursuant hereto or in connection herewith is untrue, misleading or inaccurate in any material respect as of the date on which such representation, warranty or certification was made (or deemed made) or furnished; or

         (c) (i) any Company fails to perform, observe or comply with any covenant or agreement contained in Article 6 or the occurrence of an event or circumstance designated as a"default" or an "event of default" under any other Loan Document; or (ii) except as provided in Section 7.1(a) , fails to perform, observe or comply with any covenant or agreement contained in this Agreement or any other Loan Document, which failure continues for a period of seven days after the effectiveness of written notice of default from the Bank to the Borrower; or

         (d) either (i) any Company defaults in the payment of any Indebtedness in excess of $500,000.00 of such Company or defaults in respect of any note, agreement, indenture, loan agreement, credit agreement, bond or other document evidencing or relating to any such Indebtedness, and such default continues for more than the period of grace, if any, specified therein, or (ii) any Indebtedness of any Company in excess of $500,000.00 becomes due or prepayable before its stated maturity by acceleration of the maturity thereof or otherwise; or

        (e) any Company (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, trustee, custodian, intervenor or liquidator of such Company or of all or a substantial part of its Property, (ii) commences or files a voluntary petition, proceeding or case in bankruptcy, or admits in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Laws, (v) files an answer admitting the material allegations of or consenting to, or defaults in answering, a petition, proceeding or case filed against it in any bankruptcy, reorganization or insolvency proceeding or (vi) takes corporate action for the purpose of effecting any of the foregoing; or

        (f) an involuntary petition, proceeding, case or complaint is filed against any Company seeking bankruptcy, liquidation, dissolution, winding-up or reorganization of such Company or the composition or readjustments of its debts, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or all or substantially all of its Property, and such petition, proceeding, case or complaint is not dismissed within 30 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition, proceeding, case or complaint seeking liquidation, reorganization, dissolution, winding-up or bankruptcy of any Company or appointing a receiver, custodian, trustee, intervenor or liquidator of any Company, or of all or substantially all of its Property, and such order, order for relief, judgment or decree continues unstayed for a period of 30 days; or (g)one or more Judgments that, individually or in the aggregate, require the payment of money in excess of the sum of $500,000.00 or that would otherwise have a Material Adverse Effect are rendered against any Company or with respect to its Property, and such Judgment or Judgments shall not be satisfied or discharged within 30 days of the date it is rendered; or

        (h) both (i) and (ii) following shall occur: (i) either (A)proceedings are instituted to terminate, or a notice of termination is filed with respect to, any Plan by any Company, any member of the "controlled group" (as defined in the Code) of any Company, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or
(B) a "reportable event" (as defined in Title 4 of ERISA) occurs with respect to any Plan and continues for a period of 60 days, and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of the Companies to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Internal Revenue Code) under the Plan or Plans subject to such event exceeds 10% of the Companies' Consolidated Tangible Net Worth at such time; or

        (i) a Change in Control of Borrower shall occur; or

        (j) except pursuant to the express terms of any Loan Document, any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or Borrower or any other Person (other than the Bank) shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party.

        SECTION 7.2 REMEDIES UPON EVENT OF DEFAULT. In the event an Event of Default occurs and is continuing, the Bank may exercise any one or more of the following Rights, and any other Rights available at law or in equity or provided in any of the Loan Documents: (i) terminate all or any portion of the Commitment (including the commitment to issue Letters of Credit), and such Commitment shall thereupon terminate, and (ii) declare the principal of, and all earned and accrued interest on, the Notes then outstanding and all other accrued and unpaid Obligations to be immediately due and payable, whereupon the same shall be and become due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION or other notice of any kind, all of which are hereby waived by Borrower, provided however, upon the occurrence of any Event of Default specified in Section 7.1(e) or Section 7.1(f), all of the Commitments shall thereupon automatically and immediately terminate and the principal of, and all earned and accrued interest on the Notes then outstanding and all other accrued and unpaid Obligations shall thereupon be and become automatically and immediately due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION or other notice of any kind, all of which are hereby waived by each Borrower. If any amount payable under any of the Loan Documents is not paid when due the outstanding and unpaid portion of such amount shall bear interest at the Default Rate.

                                    ARTICLE 8

                                 MISCELLANEOUS

        SECTION 8.1 NOTICES. (a) All notices, requests and other communications to any party under any Loan Document shall be in writing or by telephone confirmed the same day in writing on or before 12:00 noon (San Antonio time) (including bank wire, telecopy, telex or similar writing) and shall be given to such party at its address, telecopy or telex number set forth in Annex A or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the Bank and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified pursuant to this Section 8.1 and the appropriate answer back is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this
Section 8.1, and the sender has received electronic confirmation thereof, (iii) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified pursuant to this Section 8.1.

        (b) Any verbal communication or instrument in writing received by the Bank in connection with a Borrowing or a Loan, or any other matter with respect to any Loan Document, which purports to be dispatched or signed by or on behalf of any Borrower and confirmed, in the case of a verbal communication, by the Bank by telephone confirmation with an Authorized Officer of the Borrower, shall conclusively be deemed to have been dispatched or signed by or on behalf of the Borrower pursuant to such Person's authority to bind the Borrower and all other Persons for the liabilities and matters in connection therewith to the Bank, and the Bank may conclusively rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or the authority of the Person or Persons executing or dispatching the same.

        SECTION 8.2 NO WAIVERS. No failure or delay by the Bank in exercising any Right under any Loan Document, and no course of dealing with respect to any such Rights, shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps or actions to enforce any Rights, preclude or prejudice the concurrent or subsequent exercise thereof or the exercise of any other such Rights. The Rights provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by Law or in equity.

        SECTION 8.3 PAYMENT OF COSTS AND EXPENSES; PROFESSIONALS AND
CONSULTANTS.

        (a) The Borrower agrees to pay all reasonable costs and expenses incurred (whether before, after or during the Closing Date) by or on behalf of the Bank (including audit costs and expenses and all attorneys' and other professionals' and consultants' fees, costs and expenses of the Bank incurred in connection with the preparation of, advice or counsel regarding, or enforcement of, any Loan Document) in connection with (i) the investigation, review, negotiation, preparation, execution, delivery, administration, syndication, participation, filing, recordation, refinancing, restructuring, renegotiation or enforcement of each of the Loan Documents, and any and all renewals, amendments, extensions, restatements, supplements, rearrangements, consents, waivers, assignments and modifications thereto or thereof, and the transactions contemplated thereby, (ii)the monitoring, evaluating, making, maintaining, servicing, enforcement and collection of the Loans and Letters of Credit, (iii) the creation, preservation, maintenance, protection, perfection and enforcement of Rights under each Loan Document and Liens in Property (whether or not incurred in connection with the commencement of a proceeding, litigation, foreclosure or other proceeding), specifically including all costs and expenses incurred with respect to any bankruptcy, insolvency or reorganization proceeding, regardless of whether the Bank ultimately prevails in such bankruptcy, insolvency or reorganization proceeding, and (iv) all amounts expended, advanced or incurred by or on behalf of the Bank to satisfy any obligation of any Borrower under any Loan Document which is not timely satisfied by such Borrower, if the Bank, at its discretion, so chooses to incur any such expenses or costs.

        (b) Should Borrower fail to perform or observe any covenant or agreement contained in any of the Loan Documents and such failure continues through the cure period provided for therein, if any, the Bank may then perform or attempt to perform such covenant or agreement on behalf of the Borrower. The Bank will endeavor to give the Borrower notice of such performance or attempted performance. The Borrower shall, at the request of the Bank, promptly pay any amount expended in such performance or attempted performance to the Bank at the principal office of the Bank, together with interest on the portion thereof from time to time remaining unpaid at the Default Rate. Notwithstanding the foregoing, it is expressly understood and agreed that (i) the Bank does not assume any liability or responsibility for the performance of any covenants or agreements of the Borrower hereunder or under any of the other Loan Documents, or any other documents, or other control over the management and affairs of the Borrower, and (ii) the Borrower's failure to perform any covenant or agreement that is cured, in whole or part, by any of their action shall be and continue a Default unless and until (A) all of the Bank's attendant costs and expenses have been reimbursed as herein provided and (B) the Borrower has submitted, and the Bank has received and approved, such objective evidence that supports the determination that such Default will not reoccur.

        (c) The Borrower acknowledges and agrees that all attorneys, accountants, auditors, and other professional Persons and consultants who are from time to time engaged or employed by the Bank and whose fees and expenses are or may be paid or reimbursed, as applicable, by Borrower, pursuant to the terms of any Loan Document, are the professionals of the Bank and not of the Borrower, and each of them (i) shall have the right to act exclusively in the interest of the Bank, and (ii) shall have no duty of disclosure, duty of loyalty, duty of care or any other duty of any type or nature whatsoever, or deemed to have any attorney-client or other similar professional relationship whatsoever, to the Borrower.

        SECTION 8.4 INDEMNIFICATION. SUBJECT TO SECTION 8.8, THE BORROWER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS THE BANK AND ITS AFFILIATES, SUBSIDIARIES, PARENT COMPANIES AND OTHER RELATED ENTITIES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS

AND OTHER PROFESSIONALS AND CONSULTANTS, INSURERS AND STOCKHOLDERS, AND EACH OF THEM (AND TOGETHER WITH EACH AND ALL OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, HEIRS AND LEGAL REPRESENTATIVES, THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, ACTIONS, SUITS AND OTHER LEGAL PROCEEDINGS, JUDGMENTS, PENALTIES, DAMAGES, COSTS, INTEREST, CHARGES, ATTORNEYS' AND OTHER PROFESSIONALS' AND CONSULTANTS' FEES AND OTHER EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER ( "INDEMNIFIED COSTS"), WHICH MAY BE IMPOSED ON, INCURRED OR SUSTAINED BY, OR ASSERTED AGAINST, THE INDEMNIFIED PARTIES, OR ANY OF THEM, BY REASON OF, ARISING OUT OF, OR IN ANY MANNER RELATED TO (DIRECTLY OR INDIRECTLY, CONSEQUENTIALLY, OR OTHERWISE), ANY LOAN DOCUMENT, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ENFORCEMENT, PROTECTION OR ADMINISTRATION THEREOF OR WITH RESPECT THERETO (COLLECTIVELY, THE "SUBJECT TRANSACTIONS"), INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL OR STATE, OR ANY SUBDIVISION THEREOF, SECURITIES OR ENVIRONMENTAL LAW OR ANY OTHER LAW OF ANY JURISDICTION OR AT COMMON LAW.

THIS FOREGOING IS INTENDED TO INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS EACH OF THE INDEMNIFIED PARTIES AGAINST ALL RISKS, FORESEEABLE OR UNFORESEEABLE, INVOLVED IN THE SUBJECT TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OR ALLEGED NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE) OF ANY OF THE INDEMNIFIED PARTIES, ALL OF WHICH RISKS ARE HEREBY ASSUMED BY BORROWER. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 8.4 AND UNDER SECTION 8.3 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE NOTES AND ALL OTHER OBLIGATIONS. TO THE EXTENT THAT THE FOREGOING INDEMNIFICATION MAY BE DEEMED UNENFORCEABLE, IN WHOLE OR IN PART, FOR ANY REASON WHATSOEVER, INCLUDING BECAUSE IT IS VIOLATIVE OF LAW OR PUBLIC POLICY AS DETERMINED BY A FINAL, NON-APPEALABLE JUDGMENT OR ORDER OF A COURT OF COMPETENT JURISDICTION, THE BORROWER AGREES TO CONTRIBUTE THE MAXIMUM PORTION THAT IT IS NOT PROHIBITED TO PAY UNDER APPLICABLE LAW, TO THE PAYMENT AND SATISFACTION OF THE SUBJECT TRANSACTIONS; PROVIDED, HOWEVER AN INDEMNIFIED PARTY SHALL NOT BE ENTITLED TO INDEMNIFICATION FOR INDEMNIFIED COSTS TO THE EXTENT SUCH INDEMNIFIED COSTS ARE DIRECTLY CAUSED BY A BREACH OF ITS MATERIAL OBLIGATIONS UNDER ANY LOAN DOCUMENT OR ITS OWN NEGLIGENCE OR

WILFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

        SECTION 8.5 SHARING OF SET-OFFS. The Borrower hereby grants to the Bank the right of set-off, to secure repayment of the Obligations, upon any and all monies, securities or other Property of the Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to the Bank or any of its respective agents, from or for the account of the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of the Borrower, and any and all claims of the Borrower against the Bank at any time existing.

        SECTION 8.6 AMENDMENTS AND WAIVERS. All modifications, consents, amendments, waivers and the like of any provision of any Loan Document, or consent to any departure by the Borrower therefrom (collectively, the foregoing are referred to in this Section 8.6 as a "modification"), shall be effective only if the same is in a writing in form, scope and substance, and subject to conditions and requirements, if any, acceptable to the Bank, and if so acceptable, is signed by the Borrower and the Bank.

        SECTION 8.7   SUCCESSORS AND ASSIGNS; PARTICIPATIONS ASSIGNMENTS.

        (a) The Loan Documents shall be binding upon, and inure to the benefit of the parties thereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of the Bank.

        (b) Neither this Agreement nor any other Loan Document, nor any benefits hereunder or thereunder, shall inure to or for the benefit of any Person that is not a signatory party hereto, other than any of such Persons that are expressly named or designated as indemnitees, releasees or exculpatees herein. All conditions to make Loans and issue Letters of Credit hereunder and all covenants, warranties, representations, and other terms and provisions of, and applicable to, the Borrower in each Loan Document are imposed solely and exclusively for the benefit of the Bank, and its respective successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that no Loans will be made or Letters of Credit issued in the absence of strict compliance with any or all of such conditions; and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, covenants, warranties, representations and other terms and provisions. Any of such conditions, and the breach of, or noncompliance with, any such covenants, warranties, representations and other terms and provisions may be freely waived in whole or in part by the Bank (subject to applicable provisions hereof) at any time if in its or their (as applicable) sole discretion it or they (as applicable) deem it advisable to do so. No such conditions, covenants, warranties, representations or other terms or provisions are intended to release, or authorize or permit a breach by, the Borrower of any of its obligations and requirements to any third Person, or any noncompliance therewith, or to evidence the contractual interference therewith by the Bank.

        (c) Subject to the provisions of this Section 8.7, the Bank may in the ordinary course of its business, without notice to or consent from the Borrower, and in accordance with applicable Law, at any time sell to one or more Qualified Banks (each a "Participant") participating interests in all or any part of any Loans, or in the Commitments, of such Bank. In the event of any such sale by the Bank to a Participant, (i) the Bank shall remain the "Bank" for all purposes under this Agreement, and the Participant shall not constitute the "Bank" hereunder, (ii) the Bank's obligations under this Agreement shall remain unchanged, (iii) the Bank shall remain solely responsible for the performance of its obligations under this Agreement, (iv) the Bank shall remain the holder of any Note and the obligor to fund its respective Commitments for all purposes under this Agreement, and(v) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents. Participants shall have no rights under this Agreement or any of the Loan Documents, other than rights of set off(and attendant obligations) expressly set forth herein. The Bank shall not sell any participating interest under which the Participant shall have, and no Participant shall have, any rights to vote on any modification (as such term is defined in Section 8.6) of this Agreement or any other Loan Document, and any agreement between the Bank and any Participant granting any Participant any voting rights shall be void AB INITIO. Except in the case of the sale of a participating interest to a bank, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or encumber its portion of, the Commitments or the Loans.

        (d) Contemporaneously with the execution of this Agreement by both parties hereto, the Bank has, with the knowledge and consent of Borrower, transferred and assigned to First Security Bank of New Mexico, N.A., a national banking association (the "Purchaser"), 50% of the Bank's Commitment and 50% of all other rights and obligations of the Bank under the Loan Documents; and Purchaser has assumed 50% of such Commitment, rights and obligations pursuant to and as more specifically provided in the assignment and assumption agreement in the form of Exhibit H attached hereto and made a part hereof for all purposes. Purchaser shall for all purposes be a bank party to this Agreement and have 50% of the rights and obligations of the Bank under this Agreement to the same extent as if Purchaser were an original party hereto with 50% of the Commitment asset forth in the assignment and assumption agreement, and Bank shall be released from a corresponding 50% of its Commitment, rights and obligations under this Agreement. No further consent or action by Borrower or the Bank shall be required. However, pursuant to the terms of this Agreement and the assignment and assumption agreement, all payment, reporting and notification obligations of Borrower hereunder shall be satisfied by Borrower delivering all such payments, reports and notices to transferor Bank in accordance with the terms of this Agreement. No such payments, reports or notices need be delivered by Borrower to Purchaser, but shall be delivered to transferor Bank by Purchaser pursuant to the terms of the assignment and assumption agreement. All notices to be delivered by Bank to Borrower hereunder shall also be delivered by transferor Bank to Borrower pursuant to the terms of this Agreement and the assignment and assumption agreement.

        (e) The Borrower authorizes the Bank to disclose to any Participant and the Purchaser (each a "Transferee") and any prospective Participant any and all financial information in the Bank's possession concerning the Borrower which has been delivered to the Bank by or on behalf of it pursuant to this Agreement or which has been delivered to the Bank by them in connection with the Bank's credit evaluation prior to entering into this Agreement.

        (f) No Transferee shall be entitled to receive any greater payment under this Agreement than the transferor Bank would have been entitled to receive with respect to the rights assigned.

        (g) Notwithstanding any other provisions of this Section 8.7, no transfer or assignment of the interests or obligations of the Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the Securities and Exchange Commission or to qualify the Loans under the"Blue Sky" laws of any state.

        (h) Each person that becomes a Bank pursuant to an assignment permitted by Section 8.7(d) will, upon its becoming party to this Agreement, represent that it is a Qualified Bank, and that it will make or acquire Loans only for its own account in the ordinary course of its business; provided, however, that subject to the preceding provisions of this Section 8.7, the disposition of any promissory notes or other evidences of or interests in Obligations held by it shall at all times be within its exclusive control.

        SECTION 8.8 MAXIMUM INTEREST RATE. It is the intent of the parties hereto that each of the Bank and the Borrower in the execution, delivery and performance of all Loan Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto and arising therefrom, shall comply and conform strictly with Applicable Law from time to time in effect. In furtherance thereof, the Bank and the Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract to pay for the use or forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under said Laws. For purposes of each Loan Document, (i) "interest" shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the Laws of the State of Texas or, to the extent they may apply, the Laws of the United States of America, that are contracted for, chargeable, receivable(whether received or deemed to have been received), taken or reserved under each such document, and (ii) all computations of the maximum amount of interest permitted or allowed under Applicable Law will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable. Neither the Borrower nor any other person shall ever be required to pay unearned interest on, or with respect to any of, the Loan Documents and shall never be required to pay interest on, or with respect to any of, the Loan Documents at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken or reserved under Applicable Law, AND THE PROVISIONS OF THIS PARAGRAPH SHALL CONTROL OVER ALL OTHER PROVISIONS OF THE LOAN DOCUMENTS. If the effective rate or amount of interest which would otherwise be payable under the Loan Documents would exceed the Maximum Rate or maximum amount of interest the Bank or any other holder of any Note or other Obligations is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event the Bank or any holder of any Note or other Obligations shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of such Note or other Obligations or the amount of interest which would otherwise be payable thereunder shall be payable at, or reduced to, as applicable, the maximum amount allowed pursuant to the then applicable indicated (weekly) rate ceiling referred to herein above at the definition of the term Applicable Law, or if no such ceiling is then in effect, as authorized and allowed under said Laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted, for, received, taken or reserved that are deemed to constitute interest in excess of the Maximum Rate or maximum amount of interest permitted by Applicable Law shall be immediately returned or credited to the account of such Borrower upon such determination.

        SECTION 8.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT (INCLUDING ITS AND THEIR VALIDITY, ENFORCEABILITY AND INTERPRETATION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES) AND TO THE EXTENT CONTROLLING, THE FEDERAL LAWS OF THE USA; PROVIDED THAT (I) THE PROVISION OF CHAPTER 15 OF THE TEXAS CREDIT CODE (VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069-15.01 ET SEQ.) ARE EXPRESSLY DECLARED BY THE PARTIES NOT TO BE APPLICABLE TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THEM, AND (II) THE LAWS OF THE STATE OF TEXAS AND/OR THE UNITED STATES OF AMERICA SHALL NOT LIMIT THE AMOUNT OR RATE OF INTEREST WHICH THE HOLDER OF ANY NOTE MAY CONTRACT FOR, CHARGE, RECEIVE, COLLECT, TAKE, RESERVE AND/OR APPLY IF OTHER APPLICABLE LAWS PERMIT AT ANY TIME A HIGHER AMOUNT OR RATE. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT (Y) THEY INTEND THAT THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY THE PROVISIONS (INCLUDING, WITHOUT LIMITATION, THE RIGHT OF THE PARTIES TO SELECT THE GOVERNING LAW) OF THE UNIFORM COMMERCIAL CODE AND NOT BY COMMON LAW AND (Z) THE STATE OF TEXAS BEARS A REASONABLE RELATIONSHIP TO THIS TRANSACTION AND NO OTHER STATE HAS A MATERIALLY GREATER INTEREST IN THIS TRANSACTION THAN THE STATE OF TEXAS. EACH BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS (SAN ANTONIO DIVISION) AND OF ANY TEXAS STATE COURT SITTING IN BEXAR COUNTY, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

        SECTION 8.10 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, and by each of the parties hereto on separate counterparts, all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when the Bank shall have received counterparts hereof signed by all of the parties hereto.

        SECTION 8.11 INDEPENDENCE OF COVENANTS. Each covenant and agreement of the Borrower under each Loan Document shall be given independent effect so that, if a particular action or condition is prohibited or required by any covenant, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

        SECTION 8.12 SURVIVAL. The Obligations of the Borrower under Sections 8.3, 8.4, 8.8, 8.18 and 8.20 shall survive the termination of this Agreement, the payment of all other Obligations and the termination of the Commitment. The representations and warranties set forth in this Agreement and each of the other Loan Documents shall survive the execution, delivery and performance of this Agreement and the other Loan Documents and shall continue until one year after the later of (i) the repayment of the Obligations and (ii) the date on which the Bank's obligations to make Loans shall have fully and finally terminated; and any investigation at any time by or on behalf of the Bank shall not diminish any of their respective rights to rely thereon.

        SECTION 8.13 SEVERABILITY. Incase any one or more of the provisions or part of a provision contained in any Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of any Loan Document, but such Loan Document shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

        SECTION 8.14 GOVERNMENTAL REGULATION. Anything contained in any Loan Document to the contrary notwithstanding, the Borrower acknowledges and agrees that the Bank shall not be obligated (i) to extend or fund any credit or other financial accommodation to, or for the benefit of, the Borrower in an amount, or
(ii) to perform any other agreement or obligation to, or for the benefit of, the Borrower in any regard, in contradiction or violation of any limitation or prohibition provided by any applicable statute or regulation, or any interpretation, ruling, decision, opinion or other pronouncement in respect thereto (whether or not having the effect of law), which any of them believes is applicable.

        SECTION 8.15 NO CONTROL. None of the covenants, terms or other provisions of any Loan Document or any document executed in conjunction therewith or related thereto shall, or shall be deemed to, give the Bank rights or powers to exercise control over, or participate in the management of, the business, affairs, operations or management of the Borrower or any of its respective Property, including any right or power to influence or affect any of its treatment, transportation, storage or disposal of toxic and/or hazardous waste, substances or constituents. The relationship between the Borrower and the other parties hereto created by this Agreement and each of the other Loan Documents is only that of debtor-creditor (with or without security as applicable), and the Rights of such other parties hereunder and thereunder are limited to the rights to receive payment of the Obligations and to exercise the Rights provided herein and therein and in any other document executed in conjunction herewith or therewith or related hereto or thereto.

        SECTION 8.16 RENEWALS, EXTENSIONS, REARRANGEMENTS, TERMINATION, ETC. With respect to each and every (i) renewal, extension, increase and rearrangement, if any, of the Obligations, or any part thereof, and (ii) amendment, modification, supplement, restatement, waiver and consent, if any, of or to this Agreement or any other Loan Document, all provisions of this Agreement and the other Loan Documents shall apply with equal force and effect to each such event or circumstance, except to the extent, if any, expressly set forth in connection with each such event or circumstance; provided, however, the foregoing is not intended in any regard to convey, acknowledge or otherwise evidence on the part of the Bank, expressly or by implication, any present consent or agreement to any such event or circumstance occurring subsequent to the date hereof, it being acknowledged and agreed that the entry by the parties hereto to any such events or circumstances shall be evaluated as they occur and subject to the other provisions of the Loan Documents, as same may be applicable. Except as expressly provided therein, all Loan Documents shall remain in effect until full and complete payment of all Obligations, termination of all commitments and obligations of the Bank to make or extend any credit or financial accommodation to, or for the benefit of, any Borrower, and receipt by the Bank, or any of the foregoing Persons, if so requested, of such written assurances of each Borrower and any other designated Person or Persons that no other claims, rights, defenses, liabilities or obligations exist in respect hereto or against any of them or any other Indemnified Party.

        SECTION 8.17 CONFLICTS. In the event of any inconsistency or conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall control.

        SECTION 8.18 CONFIDENTIALITY. The Bank agrees to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants of the Bank, (iv) to any other Bank, (v) in connection with any litigation to which the Bank is a party, provided, further, that, unless specifically prohibited by applicable Law or court order, the Bank shall, at least five Business Days prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof(other than any such request in connection with an examination of the Bank's financial condition by such governmental agency) or (B) pursuant to legal process, or (vi) to any Transferee (or prospective

Transferee) so long as such Transferee (or prospective Transferee) agrees in writing to handle such information confidentially.

        SECTION 8.19 PROVISIONS CONCERNING LOCK BOX. Borrower does hereby irrevocably appoint the Bank as each Company's attorney-in-fact and hereby grants to the Bank an unrestricted and unqualified power of attorney, coupled with an interest, to endorse or sign the name of each Company (as appropriate) on all checks or drafts payable to each Company or to their respective orders, to take possession of all collections, receipts or other documents whatsoever, and to take possession of and open mail addressed to each Company and remove therefrom any payment on account (prior to delivering such mail to the Companies, as appropriate with respect to any and all Accounts Receivable or other claims owned by each Company at any time, of whatever nature, however or from whatever source arising. The Companies have or will set up a lock box with the Bank, by executing at Closing, a separate lock box agreement with the Bank in a form acceptable to the Bank, and deliver or cause to be delivered, all keys to such lock box to the Bank. The lock box shall be and remain under the exclusive control of the Bank. Immediately after the Closing, each of the Companies will direct each of its Account Debtors to make payments due under or with respect to any and all of each Company's Accounts Receivable directly to the lock box. All receipts from the lock box shall be deposited to each Company's account (as appropriate) in accordance with the separate lock box agreement so long as there is no Default hereunder. Upon the occurrence of a Default hereunder, the Bank shall have the right, and the Borrower hereby authorizes the Bank, to deposit into a special collateral account to be established and maintained with the Bank, all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Indebtedness owing to the Bank by the Borrower. At its option, the Bank may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Indebtedness of Borrower to the Bank in such order of application as the Bank may determine or, at the sole discretion of the Bank, the Bank may permit any Company (as appropriate) to withdraw all or any part of the balance on deposit in said collateral account. Upon the occurrence of a Default hereunder, the Companies will promptly deliver to the Bank, for deposit into the collateral account, all payments on account and chattel paper received by any of them representing payments on or evidence of any of their respective Accounts Receivable. All such payments shall be delivered to the Bank in the form received(except for a Company's endorsement where necessary). Until so deposited, all payments on account and any chattel paper received by any of the Companies shall be held in trust by such Company for and as the property of the Bank and shall not be commingled with any other funds or Property whatsoever.

        SECTION 8.20 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment or payments to the Bank (or its Transferee), or the Bank (or its Transferee) enforces any Lien or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Laws or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        SECTION 8.21 LIMITATION OF LIABILITY; COMMENCEMENT OF ACTIONS. To the extent not prohibited by applicable Law, no claim may be made by or on behalf of the Borrower or any other Person against the Bank or any other Indemnified Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract arising out of or related to the transactions contemplated by any Loan Document, or any act, omission, or event occurring in connection therewith (whether any of such is a claim based on contract, tort, duty imposed by law or otherwise), and Borrower hereby waives, releases, and agrees not to sue, or commence or authorize the commencement of any Litigation, upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Further, any claim made by or on behalf of the Borrower or any other Person against the Bank or any other Indemnified Party shall be barred unless it is asserted by the commencement of an action or proceeding in a court as prescribed in Section 8.9 by the filing of a complaint therein within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, discovered or, in the exercise of reasonable diligence, should have been discovered; and the Borrower agrees that such period of time is a reasonable and sufficient time for it to investigate and act upon any such claim or cause of action. The provisions of this Section 8.20 shall survive any termination, howsoever occurring, of this Agreement and each Loan Document and the full and final payment of the Notes and the other Obligations.

        SECTION 8.22 REVIEW. The Borrower acknowledges and represents to the Bank that Borrower has reviewed this Agreement and each other Loan Document, has had the benefit of legal counsel of its own choice throughout its review and negotiation of this Agreement and each other Loan Document, has been afforded an opportunity to review and negotiate this Agreement and each other Loan Document with the advice of its legal counsel, and is fully informed and knowledgeable of the terms, provisions, rights and effects of this Agreement and each other Loan Document. In furtherance of the foregoing, but not in limitation thereof, the Borrower acknowledges and agrees that each Loan Document should be and shall be construed as if jointly drafted by the parties hereto.

        SECTION 8.23 THIS AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

                            [Signatures on Next Page]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                            BORROWER:

                                            DAWSON PRODUCTION SERVICES, INC.

                                               /s/ MICHAEL E. LITTLE
                                                   Michael E. Little
                                                   Chairman, President and
                                                   Chief Executive Officer

                                            BANK:

                                            THE FROST NATIONAL BANK


                                       By: Signature illegible
                                       Name:____________________________________
                                       Title:___________________________________

                                     ANNEX A

THE FROST NATIONAL BANK

1.      Domestic Lending Office:

        The Frost National Bank
        100 West Houston Street
        San Antonio, Texas 78205

2.      Commitment:                                              $50,000,000.00

3.      Total Commitment:                                        $50,000,000.00

4.      Information for Notices:

        The Frost National Bank
        100 West Houston Street
        San Antonio, Texas 78205
        Attention: Jim Crosby
        Phone: (210) 220-5346
        Fax: (210) 220-4626

5. Account Number:    _______________________________

                                     ANNEX A

Address for Borrower:

        Dawson Production Services, Inc.
        901 N.E. Loop 410, Suite 700
        San Antonio, Texas 78209
        Attention: Chief Financial Officer
        Phone: 210-828-1838
        Fax: 210-930-3345

                                     ANNEX B
                              CERTAIN DEFINITIONS

As used herein, the following terms shall have the respective meanings assigned to them as follows:

        "ACCEPTABLE ACCOUNT RECEIVABLE" means an Account Receivable as to which payment is due not more than 90 days from the original date of invoice and as to which payment in accordance with such terms is not delinquent or past due. If payment of any Account Receivable is due more than 90 days after the date of invoice, or with respect to any Accounts Receivable, if payment by the Account Debtor is not made when due, the Account Receivable shall not be deemed, or shall no longer be, an "Acceptable Account Receivable" for purposes of this Agreement.

        "ACCOUNT DEBTOR" means, with respect to any Account Receivable, the Person obligated to pay such Account Receivable.

        "ACCOUNT RECEIVABLE" means any intangible property or right owned by any Company at any time consisting, in whole or part, of a legally enforceable right to receive from any Person, or require the payment by any Person of, a certain amount of money whenever arising, however or whenever acquired or evidenced, whether due or to become due, and whether or not earned by performance, including but not limited to, obligations evidenced by notes, installment purchase agreements, accounts, and/or contracts, and all contract rights, chattel paper, instruments and general intangibles, excluding, however, any such intangible property or rights arising solely from services rendered or materials provided by a Company outside of the USA to any Person not domiciled in the USA.

        "ACQUISITION" means the following: (i) the purchase or acquisition by any Person of all of (A) the capital stock of a corporation, (B) the membership interests of a limited liability company or (C) the partnership interests of a general or limited partnership, provided that each such transaction results in such Person possessing the power to control the management and policies of such corporation or (ii) the acquisition of the assets of a going concern business (as defined in accordance with GAAP).

        "ACQUISITION TARGET" means the Person which is the subject of an Acquisition by Borrower.

        "AFFILIATE" means any Person who, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control"(including, with correlative meanings, the terms "controlled by" and "under common control with"),as used with respect to any Person, means a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee or by proxy) of Voting Shares, through a management contract, or otherwise. Any Person owning or controlling directly or indirectly 10% or more of the Voting Shares, or other equity interests of another Person shall be deemed to be an Affiliate of such Person.

                                   Annex B-1

        "AGREED MAXIMUM RATE" means a per annum rate of interest equal to 5.0% plus the Base Rate, which Agreed Maximum Rate shall apply only during a period while there is no Maximum Rate applicable to the transactions contemplated hereby.

        "AGREEMENT", "HEREOF","HERETO", "HEREIN", "HEREUNDER" and words of similar import means this Agreement as a whole, and not any particular article or section.

        "AGREEMENT" means this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

        "APPLICABLE LAW" means, with respect to the Bank, the law in effect, from time to time, applicable to this loan transaction and each Loan Document which lawfully permits the contracting for, taking, reserving, receiving, charging and/or collection of the maximum lawful, non-usurious rate of interest by such Person on each Loan Document and the transactions evidenced thereby, and arising in connection therewith (including, but without limitation, the Notes),including laws of the State of Texas, to the extent controlling, the laws of the United States of America, and laws of any jurisdiction whose laws may be mandatorily applicable to such Person, notwithstanding other provisions of any Loan Document or laws of the United States of America applicable to such Person and the transaction contemplated hereby, which would permit such Person to contract for, take, reserve, receive, charge or collect a greater amount of interest then under such jurisdiction's law. To the extent that Applicable Law is determined by reference to Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, the interest ceiling applicable hereto and in connection herewith shall be the "indicated" (weekly) rate ceiling as defined in said Article 1.04; provided however, it is agreed that the terms hereof, including the rate, or index, formula or provision of law used to compute the rate in connection herewith, will be subject to the revisions as to current and future balances, from time to time, pursuant to Applicable Law. IT IS FURTHER AGREED THAT IN NO EVENT SHALL CHAPTER 15 OF SUBTITLE 3, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, APPLY TO ANY LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, OR ARISING IN CONNECTION THEREWITH.

        "APPLICABLE MARGIN" means, with respect to any Loan, the following per annum percentages determined by the Bank as follows:

        (a) The Applicable Margin shall be equal to the percentage set forth below based upon the ratio of Total Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter with respect to the four fiscal-quarter period ending on as of the end of such Fiscal Quarter:

================================================================================
                                                                    LIBOR Spread
Ratio of Total Funded Debt to Consolidated EBITDA
Less than 3.00 to 1.00                                                  1.75%

                                   Annex B-2

Greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00        2.00%
Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00        2.25%
Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00        2.50%
Equal to 5.00 to 1.00                                                   2.75%
================================================================================

                (b) Each determination of the Applicable Margin determined pursuant to subsection (a) above shall be determined by the Bank within 10 days after the delivery to it of a certificate required by Section 5.1(g). Promptly upon each such determination, the Bank shall notify the Borrower of such determination. Each change in the Applicable Margin shall remain effective until the next such determination.

        "AUTHORIZED OFFICER" means (i) as to Borrower, the president, chief financial officer or controller of the Borrower and (ii) as to any other Company, the president, chief financial officer or controller of such Company.

        "BANK" has the meaning set forth in the introductory paragraph of this Agreement.

        "BASE RATE" means the interest applicable to the Loans selected by the Borrower pursuant to Section 2.4(a).

        "BORROWER" has the meaning set forth in the introductory paragraph of this Agreement.

        "BORROWING" means a borrowing requested pursuant to a Consolidated Borrowing Base Certificate.

        "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Antonio, Texas are authorized or required by law to close.

        "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use)real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

        "CHANGE IN CONTROL" of a subject Person means, (i)any other Person who, on the Closing Date, is not the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 40% of the combined voting power of the then outstanding voting securities of the subject Person normally entitled to vote in elections of directors becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 40% of the combined voting power of the then outstanding voting securities of the subject Person normally entitled to vote in elections of directors; or (ii) during any period of 12 consecutive months, Continuing Directors of

                                   Annex B-3
the subject Person cease for any reason (other than death or disability) to constitute a majority of the Board of Directors of the subject Personr (sic) then in office.

        "CLOSING DATE" means February 20, 1997.

        "CODE" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, or any successor statute.

        "COLLATERAL" means all Accounts Receivable now owned or hereafter acquired by the Companies, together with all additions and accessions thereto and the proceeds thereof.

        "COMMITMENT" means as to the Bank and on each relevant date of determination, the obligation of the Bank to make Loans to Borrower and issue Letters of Credit for the benefit of Borrower and any of its Subsidiaries, on and subject to the terms and conditions set forth in this Agreement, up to an aggregate principal amount of Loans which when added to the face amount of all outstanding Letters of Credit, do not exceed the lesser of (i) the Consolidated Borrowing Base, or (ii) the sum of $50,000,000.00. However, the aggregate face amount of all outstanding Letters of Credit shall never exceed $10,000,000.00.

        "COMPANIES" means Borrower and all of its respective present and future direct and indirect Subsidiaries, and "COMPANY" means any one of them.

        "CONSOLIDATED BORROWING BASE" shall be an amount equal to 80% of aggregate Acceptable Accounts Receivable by all Companies less than 90 days from the date of invoice, as determined by the Bank after its review of the most recent Consolidated Borrowing Base Certificate and aging schedule of Accounts Receivable received from Borrower.

        "CONSOLIDATED BORROWING BASE CERTIFICATE" has the meaning set forth in
Section 2.2(b)(1).

        "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, all capital expenditures of the Companies made during such period, as determined in accordance with GAAP, excluding, however, capital expenditures for Acquisitions.

        "CONSOLIDATED CAPITAL LEASE OBLIGATIONS" means the Capital Lease Obligations of the Companies determined on a consolidated basis.

        "CONSOLIDATED CURRENT ASSETS" means, at any time, the current assets of the Companies, determined on a consolidated basis.

        "CONSOLIDATED CURRENT LIABILITIES" means, at any time, the current liabilities of the Companies determined, on a consolidated basis.

                                   Annex B-4

        "CONSOLIDATED EBITDA" means, the net income for the four prior quarters (plus or minus any extraordinary charges or credits) of the Companies determined on a consolidated basis(including actual, historical income for any Acquisition Target acquired during such forequarters), PLUS (i) the aggregate amount of all income tax expense for such period, PLUS(ii) interest expense for such period, PLUS (iii) the interest component of payments under Capital Lease Obligations, PLUS (iv) the aggregate amount deducted in determining consolidated net income for such period for depreciation and amortization of Property.

        "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date, the Tangible Net Worth of the Companies on a consolidated basis.

        "CONTESTED CLAIM" means any Tax, Indebtedness or other claim or liability, (i) the validity or amount of which is being diligently contested in good faith by any Company by appropriate proceedings being diligently prosecuted, (ii) for which adequate reserves, if required by GAAP, have been established by such Company and (iii) with respect to which any right to execute upon or sell any Property or assets of any Company has not matured or has been and continues to be effectively enjoined, superseded or stayed.

        "CONTINUING DIRECTORS" means any member of the Board of Directors of Borrower on the date of this Agreement, any director elected since the date thereof in any annual meeting of the shareholders upon the recommendation of the Board of Directors of Borrower or any other member of the Board of Directors of Borrower who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of Borrower.

        "CREDIT EVENT" means the making of any Loan or any extension thereof or other amendment or modification thereto.

        "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws, or general equitable principles, from time to time in effect, affecting the Rights of creditors generally or providing for relief to debtors.

        "DEFAULT" means any of the events specified in Section 7.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

        "DEFAULT RATE" means, at the time in question, the lesser of (i) the Base Rate, as in effect for each day during such time, plus 5.0% and (ii) the Maximum Rate.

        "DIVIDENDS" means, in respect of any corporation, limited liability company or similar Person, cash distributions or any other distributions (whether in cash, Property or obligations) on, or in

                                   Annex B-5
respect of, any class of capital stock of such entity, except for distribution made solely in shares of common stock.

        "DOJ" means the United States Department of Justice.

        "DOMESTIC LENDING OFFICE" means, with respect to the Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Annex A attached hereto and made apart hereof or such other office of the Bank as the Bank may from time to time specify to the Borrower and the Bank.

        "EBITDA" means, for any period, the net income for the four prior quarters (plus or minus any extraordinary charges or credits) of a Person, PLUS
(i) the amount of all income tax expense of such Person for such period, PLUS
(ii) interest expense of such Person for such period, PLUS (iii) the interest component of payments by such Person under Capital Lease Obligations, PLUS (iv) the amount deducted in determining consolidated net income of such Person for such period for depreciation and amortization of Property.

        "ENVIRONMENTAL COMPLAINT" means any third party(including private parties, governmental agencies, and employees) action, lawsuit, claim, demand, event, condition, report, investigation or proceeding which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, groundwater, or land; (iii) generation, handling, treatment, storage, disposal, or transportation of Hazardous Materials; (iv) exposure to Hazardous Materials; or (v)non-compliance with any Environmental Law.

        "ENVIRONMENTAL LAW" shall mean any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions, including without limitation, (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. ss. 6901 ET SEQ.);
(ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended(42 U.S.C. ss. 9601 ET SEQ.); (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C. ss. 1251 ET SEQ.); (iv) the Toxic Substances Control Act, as now or hereafter amended (15 U.S.C. ss. 2601 ET SEQ.); (v) the Clean Air Act, as now or hereafter amended (42 U.S.C. ss. 7401 ET SEQ.), Texas Solid Waste Disposal Act (V.T.C.A. Health and Safety Code ss.
361.001 ET SEQ.) and the Texas Water Code (V.T.C.A. Water Code ss.ss. 26.001-26.407); (vi) all regulations promulgated under any of the foregoing;
(vii) any local, state or foreign law, statute, regulation or ordinance analogous to any of the foregoing; and (viii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance, regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is now or hereafter classified or considered to be hazardous or toxic to human health or the environment.

                                   Annex B-6

        "ENVIRONMENTAL LIABILITY" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law, the storage, handling, transportation or release of Hazardous Materials, or the imposition of any Environmental Lien.

        "ENVIRONMENTAL LIEN" means a Lien in favor of a Governmental Authority or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Governmental Authority or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all presently effective and future regulations issued pursuant thereto.

        "EVENT OF DEFAULT" has the meaning set forth in Section 7.1.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "FISCAL MONTH" and "FISCAL QUARTER" and "FISCAL YEAR" refer to the fiscal month and fiscal quarter and fiscal year of the Borrower.

        "FTC" means the Federal Trade Commission.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "GOVERNMENTAL AUTHORITY" means, whether now or hereafter constituted and/or existing, (i) any government or nation, (ii) any state, province, commonwealth, territory, possession, county, parish, town, township, city or municipality, (iii) any other Person or entity that exercises executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, (iv) any political or other authority, district or subdivision of any of the Persons or entities referred to in the preceding clauses (i), (ii) and (iii), (v) any court, tribunal, panel, board, commission, department, agency, bureau, examiner or instrumentality of the Persons or entities referred to in the preceding clauses (i), (ii), (iii) and (iv), and (vi) any arbitrator, mediator or arbitration and/or mediation panel, board or the like, whether impaneled pursuant to Laws, by contract or otherwise.

        "GUARANTEE" means, directly or indirectly (without duplication): (i) guarantee or guaranty, as applicable, an endorsement, an assumption, or an undertaking, an understanding or a contingent agreement or other agreement (hereinafter in this definition, the foregoing shall be collectively

                                   Annex B-7
referred to as "any agreement", or "any other agreement", as the context may require) to purchase or acquire, or to furnish funds or Property for the payment or maintenance of, or otherwise to be or become liable (contingently, irrevocably, absolutely or otherwise) under or with respect to, or to perform or cause to be performed, the Indebtedness (or any Property constituting security therefor), other obligations and liabilities, net worth, capital requirements, working capital, earnings, financial condition or position, or financial covenants of any Person, or the redemption or repurchase obligations of any Person's capital stock, warrants or stock or other equity, partnership or similar capital equivalents, or any class or nature; (ii) a guarantee of, or any other agreement for, the payment of dividends or other distributions upon the stock, equity, partnership or other interests of any Person; (iii) any agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or Indebtedness, or to provide assurances thereof to any creditor or other obligee of a debtor; (iv) any agreement to assure a creditor or other obligee against any loss, including but without limitation, causing a bank or other Person to issue a letter of credit or other similar instrument for the benefit of another Person; or (v) any agreement commonly known as or referred to as a "comfort"or "keepwell" letter or agreement; provided however, in no event shall "Guarantee" include endorsements for collection or deposit made in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

        "GUARANTY AGREEMENT" means a full and unconditional Guarantee of all Obligations by all Subsidiaries of Borrower in the form attached hereto as Exhibit E.

        "GOVERNING DOCUMENTS" means (i) as to any corporation, the articles of incorporation and bylaws of such corporation (including any amendments or modifications), (ii) as to any limited liability company, the articles of organization and regulations of such limited liability company(including any amendments or modifications), (iii) as to any limited partnership, the certificate of limited partnership and the limited partnership agreement of such limited partnership (including any amendments or modifications) and (iv) as to any general partnership, the partnership agreement of such partnership (including any amendments or modifications).

        "HAZARDOUS DISCHARGE" means the happening of any event, status or circumstance involving the use, storage, spill, transportation, removal, disposal, discharge or cleanup of any Hazardous Material.

        "HAZARDOUS MATERIAL" means (i) any hazardous substance defined in the Comprehensive Response, Compensation and Liability Act 42 U.S.C. Section 9601 et seq.; (ii) any substance the presence of which on any Property requires reporting or remediation under any Environmental Law; (iii) gasoline, diesel fuel, fuel oil, motor oil and any other petroleum hydrocarbons, including any additives or other byproducts associated therewith; and (iv) asbestos and asbestos-containing materials in any form.

        "HSR ACT" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder.

                                   Annex B-8

        "INDEBTEDNESS" means, for any Person (without duplication),any liability, indebtedness or obligation, contingent or otherwise, of such Person:
(i) for borrowed money (whether by loan or the issuance and sale of debt securities or instruments or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii)representing the deferred purchase or acquisition price of Property or services, including trade accounts payable; (iv) with respect to amounts or obligations Guaranteed or Indebtedness of another secured by a Lien on the Property of such Person, whether or not the respective indebtedness or obligations so secured have been assumed by such Person; (v) with respect to reimbursement of, or payment in respect to, letters of credit, bankers' acceptances, surety or other bonds or similar instruments issued or credit transactions; (vi) for any Guarantee of such Person; (vii) under, or in respect of, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest or currency risks generally or under specific contingencies; (viii) under leases serving asa source of financing or otherwise capitalized in accordance with GAAP; (ix) under sales or other title retention agreements; (x) under, or in respect of, any indemnity and similar obligations, howsoever arising, including, indemnities incurred or arising in connection with the purchase, sale or use of Property, the scope of which indemnity is unlimited, unqualified or unquantifiable, or exceeds the fair market value of the Property being purchased, sold or used, or pertains to Environmental Liability or to the negligence, actions, omissions or other activities of any Person; (xi) under, or in respect of, any partnership, joint venture or similar entity in which such Person is a general partner, joint venturer or similar participant; (xii) in respect of unfunded vested benefits under any Plan;(xiii) to redeem, repurchase, retire or otherwise acquire any shares of capital stock, warrants, stock equivalents or other evidences of equity of any class or nature of such person, or to set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, repurchase, retirement or other acquisition thereof; or (xiv) which would under GAAP be shown on such Person's balance sheet as a liability.

        "INTEREST PERIOD" means with respect to each Borrowing, the period commencing on the date of such Borrowing and ending on the date when the interest rate prescribed in Section 2.4(a) changes and commencing on the next calendar day at the interest rate resulting from such change until the next such change.

        "INVESTMENT" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the guarantee of any Indebtedness of such Person or the subordination of any claim against such Person to other Indebtedness of such Person.

        "JUDGMENT" means any judgment, order, subpoena, levy, abstract, mandamus, decree, injunction, restraining order or other directive, demand or the like, of any Governmental Authority, howsoever issued by it (whether pursuant to its equity rights or powers, or otherwise).

                                   Annex B-9

        "LAWS" means all applicable statutes, laws, ordinances, regulations, rules, directives, guidelines, interpretations, rulings, orders, requirements, determinations, judgments, writs, injunctions, decrees and other similar pronouncements or directives of any Governmental Authority, and "LAW" means each of the foregoing.

        "LEGAL RIGHTS" means, with respect to a Person, and to such Person's business, operations and Property, all licenses, permits, certificates franchises, authorizations, consents, approvals, patents and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights, service marks, applications, registrations and other similar rights, privileges and authorities, used or useful and required of such Person and/or for such Person to own and/or operate its business and Property.

        "LENDING OFFICE" means, as to the Bank, its Domestic Lending Office.

        "LETTER OF CREDIT" means any standby letter of Credit issued by the Bank in favor of any third-party beneficiary, with a term not to exceed one year from date of issue, and in such amount as may be requested by the Borrower, including any letter of credit issued at the Borrower's request on behalf of any of its Subsidiaries.

        "LETTER OF CREDIT INFORMATION FORM" has the meaning set forth in Section 2.2(b)(2).

        "LIEN" means any lien, mortgage, tax lien, pledge, encumbrance, Environmental Lien, easement, restriction, right-of-way, charge or adverse claim affecting title or use of, or resulting in an encumbrance against, Property of a Person, or a security interest, conditional sale or title retention arrangement, or any other interest in Property designed to secure the repayment of a liability or the performance of an obligation or agreement, whether arising by agreement, under any Law or otherwise, including, without limitation, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, and any filing of, or agreement to give, any financing statement under the UCC or equivalent statute in any jurisdiction or any other instrument that evidences the creation, perfection, continuation, notice and/or other aspect of a present or future Lien or asserted Lien.

        "LITIGATION" means any proceeding, (judicial, arbitral, mediation or otherwise) claim, complaint, demand, lawsuit, hearing, inquiry and/or investigation conducted or threatened by or before any Governmental Authority.

        "LOANS" means the outstanding balance of all advances by the Bank to the Borrower pursuant to its Commitment, including such amounts as may be advanced by the Bank to honor Letters of Credit presented for collection.

        "LOAN DOCUMENTS" means this Agreement, each Note and any and all other agreements, documents, promissory notes, instruments, reports, opinions, requests, certificates, notices, filings and all other documents, instruments, agreements and writings, now or hereafter executed or delivered pursuant to, or in connection with, this Agreement, or the transactions provided for herein

                                   Annex B-10
or contemplated hereby, or in or by any other Loan Document, each of the foregoing being in form, scope and substance satisfactory to the Bank.

        "MATERIAL ADVERSE EFFECT" means any circumstance or event which, individually or in the aggregate with other circumstances or events, (i) could have any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of any Loan Documents, or(ii) could be material and adverse to the financial condition, business, operations or prospects of the Companies, taken as a whole, or the Property of the Companies, taken as a whole,
(iii) could impair the ability of any Company to fulfill promptly and completely its obligations under any of the Loan Documents to which is a party, or (iv) could result in or cause a Default or an Event of Default.

        "MAXIMUM RATE" means, with respect to the Bank and on any and with respect to each day, the maximum lawful non-usurious rate of interest (if any) which, under Applicable Law, it is permitted or authorized to contract for, charge, collect, receive, take or reserve from the Borrower on its Notes or other Obligations owed or owing to it, as the case may be, from time to time in effect, including changes in such Maximum Rate attributable to changes under Applicable Law which permit a greater rate of interest to be contracted for, charged, collected, received, taken or reserved as of the effective dates of the respective changes.

        "NEGATIVE PLEDGE" means any term, provision, agreement, contract or undertaking that, directly or indirectly, (i) precludes or restricts, or purports to preclude or restrict, the imposition or voluntary creation of, a Lien on Property, or (ii) upon the imposition or voluntary creation of a Lien on Property, requires the owner, lessee or other interest holder therein or thereto to incur an obligation (payment, performance, creation of a Lien or otherwise) to a Person, or requires such owner, lessee or other interest holder to provide, or cause to be provided, any assurances or security to a Person, which assurances and security did not theretofore exist and/or was not theretofore required, whether such assurances or security consist of collateral, guaranties, modifications or supplements to then existing agreements, new agreements, or otherwise.

        "NOTE" means a promissory note executed by Borrower pursuant to Section 2.3(a), substantially in the form of Exhibit "D" hereto and otherwise in form and substance satisfactory to the Bank, payable to the order of the Bank or any Purchaser and evidencing the obligation of Borrower to repay the Loans and any Letter of Credit funded by Bank on behalf of the Borrower or any of its Subsidiaries.

        "NOTICE OF DEFAULT" has the meaning set forth in Section 7.2.

        "OBLIGATIONS" means all obligations, indebtedness, fees, expenses, costs, indemnities and other indemnification obligations, and liabilities of the Borrower to the Bank, now existing or hereafter arising, whether direct or indirect, related or unrelated, fixed or contingent, liquidated or unliquidated, joint, several or joint or several, or otherwise, and all renewals, extensions, increases, refinancings, rearrangements or modifications thereof, or any part thereof, arising pursuant to, or in connection with, this Agreement or any other Loan Document, and all interest accruing thereon (including,

                                   Annex B-11
without limitation, interest which, but for the filing of a petition in bankruptcy with respect to such Borrower, would accrue on such Obligations), and attorneys' fees incurred in the enforcement or collection thereof.

        "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

        "PARTICIPANT" has the meaning set forth in Section 8.7(c).

        "PERMITTED INDEBTEDNESS" has the meaning stated in Section 6.2.

        "PERMITTED LIENS" means: (i) Liens imposed by mandatory provisions of Law such as carrier's, material men's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Indebtedness not yet due, (ii) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim, (iii) encumbrances consisting of minor zoning restrictions, easements or other restrictions on the use of real Property, provided that such items do not or will not impair or interfere with the use of such Property for the purposes intended or the value thereof, and
(iv) pledges or deposits in connection with or to secure worker's compensation, unemployment insurance, pensions or other employee benefits, or public or statutory obligations.

        "PERSON" includes any individual, corporation, company, joint venture, general or limited partnership, trust, organization, association, limited liability partnership, limited liability company or other entity (whether or not incorporated), or Governmental Authority.

        "PLAN" means any plan subject to Title IV of ERISA and maintained at any time since January 1, 1986 for employees of any Company or of any member of a "controlled group of corporations" or "trade or business," as such terms are defined in Section 414(b) or (c) of the Code, of which any Company is a member, or any plan subject to Title IV of ERISA to which any Company is required to contribute, or has been required to contribute at any time since January 1, 1986, on behalf of its employees.

        "PRIME RATE" means the prime rate of interest charged by the Bank as established and changed from time to time, and any such change shall become effective without prior notice to Borrower, automatically as of the opening of business on the date of such change. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Bank to any customer. If the Prime Rate is no longer available as an index, Bank, in its sole discretion, shall choose a new index to be used hereunder. Bank will select such new index based on what Bank deems to be comparable similar information or history. Bank will attempt to give Borrower notice of this choice, however, Bank's failure to give such notice shall not effect or invalidate Bank's choice of the new index. Borrower, upon request by the Bank, agrees to execute an acknowledgment of the new index.

                                   Annex B-12

        "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including, without limitation, Legal Rights).

        "PURCHASER" has the meaning set forth in Section 8.7(d).

        "QUALIFIED BANK" means any commercial bank located in the USA, which is organized under the laws of the USA or any state thereof, insures its deposits with the Federal Deposit Insurance Corporation (or any successor) and has capital, surplus and undivided profits aggregating at least $100,000,000.00 as of the date of such commercial bank's most recent financial report.

        "REGULATION D", "REGULATION G", "REGULATION T", "REGULATION U" and"REGULATION X" mean Regulation D, G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation D, G, T, U or X and having substantially the same function.

        "RIGHTS" means rights, remedies, powers and privileges.

        "SELECTION OF INTEREST RATE FORM" has the meaning set forth in Section 2.2(a).

        "SUBSIDIARY" means, for any Person, any corporation or other entity (including, without limitation, any partnership or joint venture) (i) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons having similar powers and/or performing similar functions of such corporation or other entity (irrespective of whether or not at any time securities or other ownership interests of any class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, or (ii) of which such Person is a general partner, joint venturer or similar capacity.

        "TANGIBLE NET WORTH" means, as of any date, the total shareholders' equity (including common stock and preferred stock [other than mandatorily redeemable stock] at stated value, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of a Person prepared as of such date in accordance with GAAP, plus subordinated debt, less the sum of the following: (i) deferred assets, other than prepaid insurance and prepaid taxes,(ii) intellectual property rights, (iii) goodwill and experimental expenses, (iv) unamortized debt discount expense, (v) assets located, and notes and receivables due from obligors domiciled outside of the USA and (vi) costs in excess of fair value of the net assets acquired.

        "TAXES" means all taxes, assessments, fees, levies, imposts, duties, penalties or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Governmental Authority, whether on income, profits, Property, sales, use, excise, franchises, capital, ownership, operations or otherwise.

                                   Annex B-13

        "TEMPORARY CASH INVESTMENT" means any Investment in (i)direct obligations of the USA or any agency thereof, or obligations fully guaranteed by the USA or any agency thereof(including indirect investments in such obligations through repurchase agreements with the Bank or any Qualified Bank), provided that such obligations mature within 30 days of the date of acquisition thereof,
(ii) commercial paper rated in the highest grade by two or more national credit rating agencies and maturing not more than 30 days from the date of acquisition thereof, (iii)time deposits with, and certificates of deposit and banker's acceptances issued by, the Bank, (iv)commercial paper maturing not more than 30 days from the acquisition thereof issued by the Bank (or the parent of any Bank) and (v) Eurodollar investments made available through the Bank.

        "TOTAL FUNDED DEBT" means, as of any time, the outstanding principal balance of (i) the Notes PLUS (iii) any other borrowed-money Indebtedness of any Company on a consolidated basis.

        "TRANSFEREE" has the meaning set forth in Section 8.7(e).

        "UCC" means the Uniform Commercial Code of the State of Texas and of any other state to the extent Texas Law requires application of the same.

        "USA" means the United States of America.

        "VOTING SHARES" of any corporation means shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation.

        "WALL STREET JOURNAL LONDON INTERBANK OFFERED RATE"shall mean the London Interbank Offered Rate (LIBOR) for one month quoted in the most recently published issue OF THE WALL STREET JOURNAL in the "Money Rates" column. Any change therein shall become effective without prior notice to Borrower, automatically as of the opening of business on the date of such change. If the Wall Street Journal London Interbank Offered Rate ceases to be made available by the publisher, or any successor to the publisher of THE WALL STREET JOURNAL, the interest rate will be determined by using a comparable index. If more than one Wall Street London Interbank Offered Rate for one month is quoted, the higher rate shall apply. The Wall Street Journal London Interbank Offered Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

                                   Annex B-14

                                     ANNEX C
                       CONDITIONS PRECEDENT: INITIAL LOAN

        (a) AGREEMENT AND SCHEDULES. This Agreement duly executed by Borrower, and all Schedules, duly and fully completed, that are provided for in this Agreement.

        (b) NOTES. Notes duly executed by Borrower in favor of the Bank and each Purchaser in the respective amount of the Commitment of each to lend under this Agreement.

        (c) SECURITY AGREEMENTS. Security Agreements duly executed by all Companies granting the Bank a first and prior security interest in and to the Collateral.

        (d) FINANCING STATEMENTS. UCC-1 Financing Statements duly executed by all Companies and covering the Collateral.

        (e) GUARANTY AGREEMENT. A Guaranty Agreement with a full and unconditional Guarantee of all Loans executed by each Subsidiary of Borrower in the form attached hereto as Exhibit E.

        (f) OPINION OF COUNSEL TO THE COMPANIES. Opinion of legal counsel for the Companies in the form of Exhibit F.

        (g) SELECTION OF INTEREST RATE FORM, CONSOLIDATED BORROWING BASE CERTIFICATE AND OTHER CERTIFICATES. A Selection of Interest Rate Form and Consolidated Borrowing Base Certificate duly completed and executed by Borrower and a Compliance Certificate in the form of Exhibit G duly completed and executed by Borrower.

        (h) SECRETARY CERTIFICATE. With respect to each Company, a Certificate signed by the secretary of such Company, which secretary's office and signature shall be confirmed by another officer of such Company, dated and effective as of the Closing Date attaching thereto or containing therein, and certifying as to the following: (i) corporate resolutions, as in effect and neither revoked nor rescinded, duly adopted by the board of directors of such Company authorizing the execution, delivery and performance of the Loan Documents to which it is or will be a party, and the transactions contemplated thereby; (ii) true and correct copies of the charter, bylaws and other internal governance documents, as amended and in effect, of such Company; and (iii) names, incumbency and specimen signatures of the officers of such Company authorized to execute and deliver the Loan Documents to which such Company is a party.

        (i) OFFICIAL CERTIFICATES. With respect to each Company, Certificates as to incorporation, existence and good standing for such Company issued by the Secretary of State (and/or other appropriate official) of the state of incorporation of such Company and certificates of foreign qualification and good standing (or other similar instruments) for such Company, issued by the Secretary of State (and/or other appropriate official) of each of the states wherein such Company is or should be qualified to do business as a foreign corporation, each of the foregoing certificates being

                                   Annex C-1
dated within 10 days prior to the date of the Closing Date.

        (j) ARTICLES OF INCORPORATION, CHARTER AND BYLAWS. A copy of the Certificate or Articles of Incorporation of each Company and all amendments thereto, certified by the Secretary of State of the state of incorporation of such Company as being true, correct and complete, and being dated within 10 days prior to the Closing Date.

        (k) LITIGATION REPORT. A report of counsel to each Company describing all pending or threatened Litigation by or against any Company or any of its Property (including litigation for which any Company will be responsible after the Closing Date). There shall be no outstanding order or injunction of any Governmental Authority which would prohibit (i) the execution, delivery or performance, now or hereafter, of any Loan Document or (ii) any of the transactions contemplated by the Loan Documents.

        (l) ENVIRONMENTAL REPORTS. Copies of all environmental surveys or reports relating to real Property owned or leased by any Company (i) which have heretofore been performed or prepared (each of which is described in Schedule
4.20 hereof) and (ii) additional reports or surveys in form, scope and substance satisfactory to the Bank.

        (m) INSURANCE CERTIFICATES. A certificate from each insurer or duly authorized insurer's agent of each Company setting forth a listing of all insurance coverage of such Company and reflecting that the policies evidencing such coverage conforms to the requirements of this Agreement and each of the other Loan Documents, including, without limitation, loss payable endorsements in favor of the Bank and notification of cancellation and modification endorsements as specified in Section 5.10. In addition, each Company shall deliver a certificate executed by an Authorized Officer of such Company setting forth the insurance obtained by such Company in accordance with the requirements of Section 5.10 and certifying that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

        (n) FINANCIAL STATEMENTS. Copies of financial statements of the Companies for the most recent period required under Section 5. l.

        (o) UCC REPORTS. Copies of the results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against each Company in the appropriate central and local offices of the relevant jurisdictions, each such search to be through a search period ending as of a date no more than 10 days prior to the Closing Date.

        (p) REGULATORY AND OTHER APPROVALS. Evidence that all necessary approvals or consents of Governmental Authorities and all other Persons have been obtained.

        (q) COMPLIANCE WITH LAWS. Evidence that each Company has complied with all Laws necessary to consummate the transactions contemplated by this Agreement and each of the other Loan Documents.

                                   Annex C-2

        (r) FEES. Payment of (i) the fees payable to the Bank pursuant to
Section 2.5 on the Closing Date by Borrower, and (ii) fees of counsel to the Bank payable by the Borrower in connection with the preparation, negotiation and closing of the transactions contemplated by this Agreement.

        (s) ADDITIONAL DOCUMENTATION. Such additional approvals, opinions, documents, instruments, reports, certifications and/or agreements as the Bank or its counsel may reasonably request.


                                   Annex C-3

                                    Exhibit A

                         SELECTION OF INTEREST RATE FORM

                        DAWSON PRODUCTION SERVICES, INC.

TO: THE FROST NATIONAL BANK, as the Bank under the Credit Agreement dated February ____, 1997 (including any amendments or modifications thereof, the "Credit Agreement") between Dawson Production Services, Inc. ("Borrower") and The Frost National Bank. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Selection of Interest Rate Form.

BASE RATE FOR ALL LOANS (WHICH WILL BE THE ESTABLISHED INTEREST RATE FOR THE TERM OF THE NOTES UNLESS A NOTE RATE IS SELECTED PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT):

               Check one:

        _____   Prime Rate;

        _____ Applicable Margin, plus Wall Street Journal London Interbank Offered Rate;

        But not to exceed the Maximum Rate.

        The undersigned certifies that he is the _________________________ of Borrower and that as such he is authorized to execute this certificate on behalf of Borrower.

        DATED: _______________, 19__.

                                             DAWSON PRODUCTION SERVICES, INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                   EXHIBIT A

                                    Exhibit B

                     CONSOLIDATED BORROWING BASE CERTIFICATE

                        DAWSON PRODUCTION SERVICES, INC.

TO:     The Frost National Bank

FROM:   Dawson Production Services, Inc.

DATE:   ___________________________

RE: Credit Agreement dated _____________, 1997, (including any amendments or modifications thereof, the "Credit Agreement") by and between Dawson Production Services, Inc. ("Borrower") and The Frost National Bank.

        This Consolidated Borrowing Base Certificate is delivered pursuant to
Section 5.1(c) of the Credit Agreement. All capitalized terms used but not defined herein shall have the respective meaning specified in the Credit Agreement.

        For the purposes of determining the Consolidated Borrowing Base, the undersigned does hereby certify the following as of __________________, 1997:


 TOTAL ACCOUNTS RECEIVABLE OF THE COMPANIES
 AS OF THE END OF THE FISCAL MONTH                   $__________________________

 LESS:
 INELIGIBLE ACCOUNTS RECEIVABLE AS OF THE END
 OF THE FISCAL MONTH DETERMINED WITHOUT
 DUPLICATION                                         -__________________________

 TOTAL ACCEPTABLE ACCOUNTS RECEIVABLE FOR
 COMPANIES FOR THE FISCAL MONTH                      $__________________________

        MULTIPLIED BY 80%                                          X 80%

 EQUALS CONSOLIDATED BORROWING BASE AT END
 OF FISCAL MONTH                                     $
                                                      ==========================

                                   - - - - - -

                                   EXHIBIT B

 ENTER THE LESSER OF 1) CONSOLIDATED BORROWING
 BASE AS CALCULATED ABOVE OR 2) $50,000,000.00       $__________________________

 LESS:

 AGGREGATE PRINCIPAL AMOUNTS OF LOANS
 OUTSTANDING UNDER CREDIT FACILITY                   -__________________________

 AGGREGATE OUTSTANDING AMOUNT OF ISSUED
 LETTERS OF CREDIT UNDER CREDIT FACILITY             -__________________________

 EQUALS        AMOUNT AVAILABLE (OR PAYDOWN
 REQUIRED) FOR BORROWING UNDER THE NOTE SUBJECT
 TO THE TERMS OF THE CREDIT AGREEMENT, IF POSITIVE,
 OR AMOUNT TO BE REPAID, IF NEGATIVE                 $
                                                      ==========================

                                    - - - - -

 REQUESTED AMOUNT OF LOAN                            $
                                                      ==========================

 REQUIRED AMOUNT OF PAYDOWN                          $
                                                      ==========================

                                    - - - - -

        THE UNDERSIGNED CERTIFIES THAT HE/SHE IS THE _________________OF BORROWER AND THAT AS SUCH IS AUTHORIZED TO EXECUTE THIS CERTIFICATE ON BEHALF OF BORROWER AND FURTHER CERTIFIES THAT THE ABOVE INFORMATION AND COMPUTATIONS ARE TRUE AND CORRECT AS OF THE DATE HEREOF, AND THAT NO DEFAULT OF EVENT OR DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

                                   DAWSON PRODUCTION SERVICES, INC.


                                   BY:____________________________________
                                   NAME: _________________________________
                                   TITLE:_________________________________

                                    Exhibit C

                        LETTER OF CREDIT INFORMATION FORM

                        DAWSON PRODUCTION SERVICES, INC.

        TO: THE FROST NATIONAL BANK, as the Bank under the Credit Agreement dated February ____, 1997 (including any amendments or modifications thereof, the "Credit Agreement") between Dawson Production Services, Inc. ("Borrower") and The Frost National Bank. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Letter of Credit Information Form.

 REQUESTED LETTER OF CREDIT:

 APPLICANT: ____________________________________________________________________

 APPLICANT'S ADDRESS:  _________________________________________________________
 _______________________________________________________________________________

 BENEFICIARY: __________________________________________________________________

 BENEFICIARY'S ADDRESS:  _______________________________________________________
 _______________________________________________________________________________

 AMOUNT: _______________________________________________________________________

 EXPIRATION DATE:  _____________________________________________________________

 PURPOSE:  _____________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________

 TERM OF PAYMENT: ______________________________________________________________
 _______________________________________________________________________________

 DOCUMENTATION REQUIRED TO DRAW:  ______________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________

                                   EXHIBIT C

        The undersigned certifies that he is the _______________________________ of Borrower and that as such he is authorized to execute this certificate on behalf of Borrower.

        DATED: _________________________,19___.

                                            DAWSON PRODUCTION SERVICES, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    Exhibit D

                                 REVOLVING NOTE

$50,000,000.00                 San Antonio, Texas             February ____,1997

        For value received, DAWSON PRODUCTION SERVICES, INC., a Texas corporation(the "Maker"), irrevocably and unconditionally promises to pay to the order of THE FROST NATIONAL BANK (the "Bank"), at its principal office at 100 W. Houston Street, San Antonio, Bexar County, Texas 78205, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Maker pursuant to the terms of the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided for in the Credit Agreement, and to pay interest on the unpaid principal amount of the Loan at such office, in like money and funds until it is paid in full, at the rates and on the dates provided for in the Credit Agreement. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement referred to below.

        The unpaid principal balance of the Loan under this Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

        This Revolving Note is executed by the Maker and is referred to in, governed by, and entitled to the benefits of, the Credit Agreement dated as of February ____, 1997, between the Maker and The Frost National Bank (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for all relevant intents and purposes, including for a statement of the rights and obligations of the Bank and the duties and obligations of the Maker in relation thereto, including scheduled payments and mandatory and voluntary prepayments hereof, interest rate and amount limitations and the acceleration of the maturity hereof. However, neither the foregoing reference to the Credit Agreement nor to any provision thereof or referred to therein, shall affect or impair the irrevocable, absolute and unconditional obligation of the Maker to pay principal of, and interest on, this Note when due. Unless the maturity of this Note shall have sooner occurred, the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be finally and fully payable on February ____, 1999.

        The date, amount and interest rate of the Loan made by the Bank to the Maker, and each payment made on account of the principal thereof, and accrued interest thereon, shall be recorded by the Bank on its books and prior to any transfer of this Note, endorsed by the Bank on a schedule attached hereto or any continuation thereof. The Bank's failure to make or error in making any such recordations or endorsements shall not diminish, reduce or relieve the Maker's obligation to pay (i) all Loans made by the Bank to the Maker and then outstanding and (ii) all accrued and earned interest on the amounts thereof from time to time outstanding and unpaid, pursuant to this Note.

        The Maker and all sureties, endorsers, guarantors and other Persons ever liable for the payment of any sums payable on this Note, jointly and severally, waive notice, demand, notice of

                                   EXHIBIT D
presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, notice of intent to demand, protest, notice of protest, grace and all formalities and other notices of any and every kind, and filing of suit or diligence in collecting this Note or enforcing(in whole or part) any security or guaranty now or hereafter for the payment of this Note, and consent and agree to any partial or full substitution, exchange or release of any such security or guaranty or the partial or full release of any Person primarily or secondarily liable hereon, and consent and agree that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against the Maker or any other Persons liable herefor, or to enforce it rights against any such security herefor or guarantor or any other Person with respect hereto, and consent to any or all extensions, increases or renewals or postponements, modifications or rearrangements of time or payment of this Note or any other indulgence with respect hereto, without notice thereof to, or consent thereto from, any of them.

        This Note is subject to the terms of the Credit Agreement and the Assignment and Assumption Agreement attached as Exhibit H thereto. Except as provided by Section 8.7 of the Credit Agreement, this Note may not be assigned by the Bank to any Person.

        This Note (including its validity, enforceability and interpretation) shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to conflict of law principles) and, to the extent controlling, the federal laws of the USA.

        THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                            DAWSON PRODUCTION SERVICES, INC.

                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    Exhibit E

                               GUARANTY AGREEMENT


 DATE:  FEBRUARY _____, 1997

 GUARANTOR: TAYLOR COMPANIES, INC., a Texas corporation, DAWSON PRODUCTION
            SERVICES DE MEXICO, S.A., a corporation organized under the laws of the Estados Unidos de Mexico, DAWSON PRODUCTION PARTNERS, L.P., a Delaware limited partnership, DAWSON PRODUCTION MANAGMENT, INC., a Delaware corporation, and DAWSON PRODUCTION ACQUISITION CORP., a Delaware corporation, JOINTLY AND SEVERALLY (collectively, the "Guarantor")

 GUARANTOR'S ADDRESS FOR NOTICE:  901 N.E. LOOP 410, SUITE 700
                                  SAN ANTONIO, TEXAS 78209

 LENDER:  THE FROST NATIONAL BANK

 LENDER'S ADDRESS:  100 WEST HOUSTON STREET
                    SAN ANTONIO, TEXAS 78205

 BORROWER:  DAWSON PRODUCTION SERVICES, INC., a Texas corporation

NOTE: That certain Revolving Note of even date herewith, in the principal amount of $50,000,000.00, executed by Borrower, and payable to the order of Lender as therein provided, and any other Revolving Note issued to a "Purchaser" pursuant to the terms of that certain Credit Agreement of even date herewith (the "Credit Agreement"), executed by and between Borrower and Lender.

LOAN DOCUMENTS: The Credit Agreement; the Security Agreements of even date herewith, executed by Borrower, the Guarantor and Lender, and all other security agreements, assignments, and other documents executed by Borrower for the benefit of Lender to secure the Note creating a lien and security interest against the personal property described therein (the"Collateral"); any other Guaranty Agreements or surety agreements executed in favor of Lender and guaranteeing the Note; and any other loan agreement or other agreement, document, or instrument executed by Borrower or any Guarantor in connection with the loan evidenced by the Note.


        1. STATEMENT OF GUARANTY. For valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor hereby jointly, severally, absolutely, irrevocably, and unconditionally guarantees to Lender the prompt payment and performance of the following (collectively, the "Indebtedness"): (a) any and all sums becoming due and payable pursuant to the Note, including without limitation any and all interest thereon (other than such interest as may be in excess of the maximum lawful amount), late charges, and costs of collection (including reasonable attorney's fees); (b) any and all obligations, warranties, representations, covenants and agreements made by Borrower in connection with the Loan Documents; (c) all other sums and indebtedness described in or secured by the Loan Documents; (d) any and all other sums becoming due and payable by Borrower to Lender as a result of advances made by Lender pursuant to the terms of the Loan Documents, including without limitation the repayment of any future advances made by Lender to Borrower and the repayment of any sums advanced for the protection of Lender's security pursuant to the Loan Documents; and (e) any and all renewals, extensions, replacements, rearrangements, substitutions, or modifications of all or any part of the Indebtedness.

                                   EXHIBIT E

        2. NATURE OF GUARANTY. Guarantor agrees that this Guaranty is an absolute, complete, continuing, unconditional and irrevocable guaranty of payment and performance of the Indebtedness.

        3. RENEWALS AND EXTENSIONS. This Guaranty applies to, and the Indebtedness shall additionally mean and refer to, any and all renewals, extensions, modifications, alterations, refinancings and rearrangements of all or any part of the Indebtedness.

        4. BENEFITS TO GUARANTOR. Guarantor acknowledges, warrants and represents to Lender that Guarantor will derive or expects to derive financial and other benefits, directly or indirectly, from the Indebtedness and from each and every renewal, extension, modification, alteration, refinancing, rearrangement, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Lender to Borrower. If Guarantor is a corporation, Guarantor additionally acknowledges, warrants and represents to Lender that this Guaranty may be expected to benefit Guarantor, directly or indirectly, and that the board of directors (if applicable) of Guarantor has adopted appropriate resolutions so certifying.

        5. INDUCEMENT TO LENDER. Guarantor acknowledges that this Guaranty is given to induce Lender to extend credit to Borrower which would not be extended except in reliance upon this Guaranty.

        6. TERMS OF GUARANTY AND INDEBTEDNESS. This Guaranty contains the entire agreement between Guarantor and Lender with respect to Guarantor's guarantee of the Indebtedness; provided, however, this Guaranty is in addition to and does not replace, cancel, modify, impair, or affect any other guaranty executed by Guarantor and now or hereafter held by Lender that relates to Borrower or any other person or entity. No representations or agreements have been made by Lender to Guarantor except as contained in this Guaranty. Guarantor has read and understands the implications of this Guaranty. Guarantor agrees to the terms, provisions and conditions of the Note, the Loan Documents which may have been or may hereafter be executed by Borrower or other persons evidencing, securing or in connection with the Indebtedness or any part thereof, and agrees that Guarantor's liability shall in no manner be affected, impaired or released by reason of any term, provision or condition of the Note, the Loan Documents or loan agreement or by the failure, refusal or omission of Lender to enforce or observe any of same or by any action taken or omitted to be taken by Lender pursuant thereto or in connection therewith.

        7. PAYMENT BY GUARANTOR. In each event that all or any portion of the Indebtedness shall become due and remain unpaid (however the maturity may have occurred), Guarantor will, upon demand, pay the amount due to Lender (other than any interest as may be in excess of the Maximum lawful amount), without notice having been given to Guarantor previous to such demand of the acceptance by Lender of this Guaranty or of the creating or incurring of such indebtedness. Guarantor specifically agrees that it shall not be necessary or required in order to enforce any obligations under this Guaranty that Lender has made demand for payment upon Borrower or any other person liable on the Indebtedness for payment thereof or has presented same for payment by Borrower or any other person liable thereon or has made protest thereof or has given notice to Borrower or any other party liable thereon of the maturity or nonpayment of the Indebtedness. All amounts becoming payable by Guarantor to Lender under this Guaranty shall be payable at Lender's Address stated above, or at such other address as directed by Lender in written notice to Guarantor. All payments made upon the Indebtedness at any time shall be deemed to have been paid by Borrower unless express notice in writing is given to Lender at the time of payment by Guarantor that Lender has been paid by Guarantor.

        8. SUIT ON GUARANTY. Suit may be brought by Lender against Guarantor alone, or jointly and severally against Guarantor and any one or more other guarantors of the Indebtedness, without impairing the rights of Lender against Borrower or other guarantors of the Indebtedness.

        9. COSTS OF COLLECTION. Guarantor agrees to pay all costs of collection, including attorney's fees and expense, if this Guaranty is placed in the hands of an attorney for collection or is collected through any court.

        10. WAIVER BY GUARANTOR. Guarantor specifically waives any notice of acceptance of this Guaranty by Lender and of the creation, advancement, increase, existence, renewal, extension, modification, refinancing or rearrangement of the Indebtedness, or any indulgence with respect to the Indebtedness, or any part thereof, and of nonpayment thereof or default thereon. Guarantor waives grace, demand, protest, presentment, and notice of intent to accelerate the maturity of the Indebtedness, notice of acceleration of the maturity of the Indebtedness, demand, protest, or presentment with respect to the Indebtedness, and Guarantor waives notice of the amount of the Indebtedness outstanding at any time. Guarantor agrees that the maturity of the Indebtedness, or any part thereof, may be accelerated, renewed, extended, modified, refinanced, rearranged or any other indulgence may be granted with respect thereto by Lender at its will or as may be agreeably Borrower without notice to or further consent by Guarantor at any time. Guarantor agrees that Guarantor shall not be considered a "Debtor" as defined in Section 9.105 of the Texas Business and Commerce Code or Section 51.002 of the Texas Property Code.

        11. GUARANTOR'S DIRECT LIABILITY. Lender shall not be required, before or as a condition of enforcing the liability of Guarantor under this Guaranty, or requiring payment of the Indebtedness by Guarantor hereunder, or at any time thereafter, to do any of the following:

                (a) proceed to obtain or assert a claim for personal judgment against Borrower for the Indebtedness or make any effort at collection of the Indebtedness from Borrower;

                (b) foreclose against or seek to realize upon the Collateral or any security now or hereafter existing for the Indebtedness;

                (c) file suit or proceed to obtain or assert a claim for personal judgment against any other party (including any maker, guarantor, endorser or surety) liable for the Indebtedness or make any effort at collection of the Indebtedness from any such other party;

                (d) exercise or assert any other right or remedy to which Lender is or may be entitled in connection with the Indebtedness or any security or other guaranty therefor;

                (e) assert or file any claim against the assets or estate of Borrower or other person liable for the Indebtedness, or any part thereof;

                (f) take any action against Borrower or any other person, to exhaust its remedies against endorsers, the Collateral or other collateral or security, or to resort to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person; or

                (g) pursue any other remedies Lender may have in connection with the Indebtedness.

        12. OBLIGATIONS NOT IMPAIRED. Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced, or adversely affected, and Guarantor waives any common law, equitable, statutory or other rights that Guarantor might otherwise have, as a result of any of the following:

                (a) any full or partial release of the liability of Borrower, any other guarantor of the Indebtedness, or any other person primarily or secondarily liable on the Indebtedness, or any part thereof (including any maker, endorser, guarantor or surety), whether such liability is direct or indirect, joint, several, or joint and several, it being recognized, acknowledged and agreed that Guarantor may be required to pay the Indebtedness in full without assistance of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of an understanding or agreement that other parties will at all times be liable to pay the Indebtedness, or that Lender will look to other parties to pay the Indebtedness; provided, however, nothing in this Guaranty shall waive or release, either expressly or impliedly, any rights of subrogation, reimbursement or contribution that Guarantor may have, after payment in full of the Indebtedness, against others liable under the Indebtedness, but Guarantor's rights of subrogation, reimbursement and contribution are secondary, subordinate and inferior to the rights and claims of Lender;

                (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower or any of its assets;

                (c) any impairment, modification, release or limitation of liability of Borrower, or stay of foreclosure or other lien enforcement proceedings against Borrower, or Borrower's property, or Borrower's estate in bankruptcy, or any modification, discharge or extension of the Indebtedness resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other bankruptcy laws, or from the decision of any court, it being recognized, acknowledged and agreed that Guarantor shall remain liable on the Indebtedness, notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor;

                (d) any release of, subordination of, or substitution of any security or other guaranty now or hereafter held by Lender for payment of the Indebtedness, or of any part thereof;

                (e) Lender's failure to use diligence or care in preserving the liability of any person on the Indebtedness, or in bringing suit to enforce collection of the Indebtedness;

                (f) the addition of another guarantor or guarantors of the Indebtedness;

                (g) the substitution or withdrawal of collateral or release of security;

                (h) any renewal, extension, modification, alteration, refinancing or rearrangement of or any other indulgence with respect to the Indebtedness, or any part thereof;

                (i) the exercise, failure to exercise, delay, omission or lack of diligence or care by Lender in exercising any right or power conferred upon Lender in this Guaranty, the Note, the Security Agreement, or any Loan Document evidencing, securing or relating to the Note or by law or in equity;

                (j) Borrower's not being liable for the Indebtedness because the act of creating the Indebtedness is ultra vires, or the officers or persons creating the Indebtedness acted in excess of their authority, or for any reason the Indebtedness cannot be enforced against Borrower;

                (k) any payment by Borrower to Lender if such payment is held to constitute a preference under the Federal Bankruptcy Code or other bankruptcy laws, or if for any other reason Lender is required to refund such payment to Borrower or pay the amount thereof to any other party;

               (l) Guarantor's being or becoming liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty; or

               (m) the invalidity, illegality or unenforceability of all or any part of the Indebtedness, for any reason whatsoever, including without limitation the fact that the Note or other Loan Documents pertaining to the Indebtedness have been forged or otherwise are irregular or not genuine or authentic.

        13. APPLICATION OF PAYMENTS. If Lender should collect or receive any payments from any person other than Guarantor, or funds which are not specifically required by law or agreement to be applied to the Indebtedness, then Lender may, in Lender's sole discretion, apply such payments to any indebtedness of Borrower other than the Indebtedness. Guarantor agrees that Lender may apply payments or other funds received by Lender from Borrower, from any other party obligated on the Indebtedness, from the liquidation of any collateral now or hereafter securing the Indebtedness, or from any other source, including without limitation, insurance proceeds and condemnation, to the Indebtedness in any manner or order as Lender may deem appropriate in its sole and absolute discretion.

        14. COLLECTION OF INDEBTEDNESS. Guarantor expressly waives any right to the benefit of or to require or control application of any security or the proceeds of any security now existing or hereafter obtained by Lender as security for the Indebtedness, or any part thereof, and agrees that Lender shall have no duty to apply to the Indebtedness any monies, payments or other property at any time received by or paid to or in the possession of Lender, except as Lender shall determine in its sole discretion. Guarantor specifically agrees that Guarantor shall not have any recourse or action against Lender by reason of any action Lender may take or omit to take in connection with the Indebtedness, the collection of any sums or amounts herein mentioned, or in connection with any security for or any other guaranty of the Indebtedness.

        15. SUBORDINATION. Guarantor subordinates all indebtedness owing to Guarantor from Borrower to the Indebtedness. Guarantor further subordinates any liens or security interest it may have in the collateral or security of Borrower (or any other party) to the liens and security interests in favor of Lender securing the Indebtedness. Guarantor agrees not to accept any payments or satisfaction of any kind of any indebtedness of Borrower to Guarantor. If Guarantor should receive any such payment or satisfaction for indebtedness of Borrower to Guarantor in violation of the above terms, Guarantor agrees to deliver the payment or satisfaction to Lender, and until delivered, Guarantor agrees to hold the same in trust for Lender.

        16. FINANCIAL INFORMATION. Guarantor warrants and represents to Lender that all financial statements and cash flow statements delivered by or on behalf of Guarantor prior to the date hereof are true and correct, that there are no material adverse changes as of the date of This Guaranty, and that the execution of this Guaranty does not render Guarantor insolvent.

        17. NOTICE OF LITIGATION, CLAIMS, AND FINANCIAL CHANGE. Guarantor shall promptly inform Lender of any litigation against Guarantor or affecting any security for the Indebtedness which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the documents evidencing, securing or governing the Indebtedness, any claim or controversy which might become the subject of litigation, and any material adverse change in the financial condition of Guarantor.

        18. USURY DISCLAIMER. No provision herein or in any promissory note, security instrument, or any other loan agreement executed by Borrower or Guarantor evidencing the Indebtedness shall be construed to be or to create a contract by Guarantor to pay, as consideration for the use, forbearance, or detention of money, interest in excess of the rate or amount allowed by Law. If any excess of interest in such respect is provided for herein or in any such promissory note, security instrument, or any other loan agreement, the provisions of this Section shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by applicable law. The intention of the parties is to conform strictly to the usury laws now in force, and all promissory notes and Loan Documents executed by Borrower or Guarantor evidencing the Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

        19. TRANSFERABILITY. This Guaranty is intended for and shall inure to the benefit of Lender and each and every other person who shall from time to time be or become the owner or holder of any of the Indebtedness, and each and every reference herein to Lender shall also include and refer to each and every successor or assignee of Lender at any time holding or owning any part of or interest in any part of the Indebtedness. This Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent that the Indebtedness is transferable, it being understood and stipulated that upon the assignment or transfer by Lender of any of the Indebtedness the legal holder or owner of the Indebtedness (or part thereof or interest therein transferred or assigned by Lender) shall also, unless provided otherwise by Lender in its transfer or assignment, have and may exercise all of the rights granted to Lender under this Guaranty to the extent of the part of or interest in the Indebtedness assigned or transferred to said person. Guarantor expressly waives notice of transfer or assignment of the Indebtedness, or any part thereof, or of the rights of Lender hereunder. Notwithstanding anything in this Section to the contrary, all Indebtedness to Lender shall be paid in full first, before any assignee or transferee shall receive any benefits of This Guaranty.

        20. INFORMATION CONCERNING GUARANTOR. Guarantor acknowledges and agrees that Lender may transfer the Indebtedness or partial interests therein to one or more transferees or participants. Guarantor authorizes Lender to disseminate any information Lender has pertaining to the Indebtedness, including, without limitation, credit information on Guarantor, to any such transferee or participant or prospective transferee or participant.

        21. BINDING ON OTHERS. This Guaranty shall be binding upon Guarantor and Guarantor's heirs, legal representative, personal representatives, executors, administrators, successors and assigns.

        22. MODIFICATION OR CONSENT. No modification, consent or waiver of any provision of this Guaranty shall be effective unless the modification, consent or waiver is in writing and signed by an officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right under this Guaranty shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power under this Guaranty. All rights and remedies of Lender under this Guaranty are cumulative of each other and of every other right or remedy which Lender may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

        23. WAIVER OF CERTAIN STATUTORY PROVISIONS. Guarantor hereby waives all rights to which Guarantor may be or might otherwise become entitled to with respect to the provisions of Sections 34.02 and 34.03 of the Texas Business and Commerce Code, as amended, and agrees that the rights of Guarantor pursuant to the provisions of Section 34.04 of the Texas Business and Commerce Code, as amended, shall be subject to, secondary, subordinate and inferior in all respects to the rights of Lender pursuant to this Guaranty.

        24. NOTICES. Any notice or demand to Guarantor may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the United States mail, duly stamped and addressed to Guarantor at Guarantor's Address For Notice stated above, but actual notice, however given or received, shall always be effective. The last preceding sentence shall not be construed in any way to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.

        25. GOVERNING LAW AND PLACE OF PERFORMANCE. GUARANTOR AGREES THAT THIS GUARANTY IS GOVERNED BY THE LAWS OF THE UNITED STATES AND THE STATE OF TEXAS. This Guaranty is performable in Bexar County, Texas, and Guarantor hereby waives the right to be sued elsewhere.

        26. HEADINGS. Section headings of this Guaranty are inserted for convenience of reference only, and shall not alter, define, or be used in construing the text of such sections.

        27. PRONOUNS. As used herein and when required by the context, each number (singular and plural) shall include all numbers, and each gender shall include all genders, and unless the context otherwise requires the word "person" or "party" shall include "person, corporation, firm, partnership or association".

        28. NOTICE OF INVALIDITY OF ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                   GUARANTOR:

                                   TAYLOR COMPANIES, INC.

                                   By:_________________________________________
                                   Its:________________________________________

                                   DAWSON PRODUCTION SERVICES DE MEXICO, S.A.

                                   By:_________________________________________
                                   Its:________________________________________

                                   DAWSON PRODUCTION MANAGEMENT, INC.

                                   By:_________________________________________
                                   Its:________________________________________


                                   DAWSON PRODUCTION PARTNERS, L.P.
                                   By Its General Partner,
                                   DAWSON PRODUCTION MANAGEMENT, INC.


                                   By:_________________________________________
                                   Its:________________________________________


                                   DAWSON PRODUCTION ACQUISITION, CORP.

                                   By:_________________________________________
                                   Its:________________________________________


 THE STATE OF TEXAS          ss.

 COUNTY OF ________________  ss.

        The foregoing instrument was acknowledged before me on this _____ day of February, 1997, by ______________________________________,
_____________________________ of TAYLOR COMPANIES, INC., a Texas corporation, on behalf of said corporation.

                                         ---------------------------------
                                         Notary Public in and for the
                                         State of Texas

                                         My commission expires:_______________

 THE STATE OF TEXAS          ss.

 COUNTY OF ________________  ss.

        The foregoing instrument was acknowledged before me on this _____ day of February, 1997, by ______________________________________,
_____________________________ of DAWSON PRODUCTION SERVICES DE MEXICO, S.A., a corporation organized under the laws of the Estados Unidos de Mexico, on behalf of said corporation.

                                         ---------------------------------
                                         Notary Public in and for the
                                         State of Texas

                                         My commission expires:_______________

 THE STATE OF TEXAS          ss.

 COUNTY OF ________________  ss.

        The foregoing instrument was acknowledged before me on this _____ day of February, 1997, by ______________________________________,
_____________________________ of DAWSON PRODUCTION MANAGEMENT, INC., a Delaware corporation, on behalf of said corporation.


                                         ---------------------------------
                                         Notary Public in and for the
                                         State of Texas

                                         My commission expires:_______________

 THE STATE OF TEXAS          ss.

 COUNTY OF ________________  ss.

        The foregoing instrument was acknowledged before me on this _____ day of February, 1997, by ______________________________________,
_____________________________ of DAWSON PRODUCTION MANAGEMENT, INC., a Delaware corporation, as General Partner of DAWSON PRODUCTION PARTNERS, L.P., a Delaware limited partnership, on behalf of said limited partnership.

                                         ---------------------------------
                                         Notary Public in and for the
                                         State of Texas

                                         My commission expires:_______________

 THE STATE OF TEXAS          ss.

 COUNTY OF ________________  ss.

        The foregoing instrument was acknowledged before me on this _____ day of February, 1997, by ______________________________________,
_____________________________ of DAWSON PRODUCTION ACQUISITION CORP., a Delaware corporation, on behalf of said corporation.

                                         ---------------------------------
                                         Notary Public in and for the
                                         State of Texas

                                         My commission expires:_______________

                                    Exhibit F

                                                                   Draft Dated
                                                                02/21/97, 2:42pm

Frost National Bank
400 Frost Bank Tower
100 West Houston Street
San Antonio, Texas 78205

Ladies and Gentlemen:

        We have acted as counsel to Dawson Production Services, Inc. ("Borrower") and Taylor Companies, Inc. and Dawson Production Acquisition Corp., a Delaware corporation, Taylor Companies, Inc., a Texas corporation, Dawson Production Partners, L.P., f/k/a Pride Land Operations, L.P., a Delaware limited partnership, Dawson Production Management, Inc., f/k/a Pride Land GP, Inc., a Delaware corporation, Dawson Production Services de Mexico, S.A. De C.V., a Mexican corporation and Mobley Vehicle Acquisition Corp., a Texas corporation (collectively referred to as "Guarantors") in connection with the preparation, execution and delivery of the Credit Agreement (the "Credit Agreements) dated as of February __, 1997 between the Borrower and Frost National Bank ("Lender") and the transactions contemplated by the Credit Agreement. This opinion is being furnished to you pursuant to the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

        This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal Law of the United States and the Law of the State of Texas (including, to the limited extent provided herein, the Law of the State of Texas dealing with the legal issues described in the Accord).

                             1. DOCUMENTS REVIEWED.

        1.1 TRANSACTION DOCUMENTS. As counsel to the Borrower, we have reviewed copies provided to us of the following documents and instruments dated as of February __, 1997, unless otherwise stated (collectively, the "Transaction Documents"):

        (a)     Credit Agreement;

        (b) Revolving Note (the "Note") executed by the Borrower and payable to the order of Lender;

        (c) Security Agreements (the "Security Agreements"), executed by the Borrower and each of the Guarantors;

        (d)     Guaranty executed by each of the Guarantors; and

        (e) Financing Statements (Form UCC-1) executed by the Borrower and Guarantors to be filed in the office of the Secretary of State of Texas, (the "Financing Statement").

              2. QUALIFICATIONS OF FACTUAL AND LEGAL EXAMINATIONS.

        2.1 FACTUAL MATTERS. We have relied as to certain factual matters solely on the representations and warranties of the Borrower and Guarantors set forth in the Transaction Documents and the certificates of officers of Borrower and Guarantors set forth below and have made no other investigation or inquiry other than to review the following:

        (a)     Articles of Incorporation and Bylaws of Borrower and Guarantors.

        (b) Certificate of Existence issued by the Secretary of State of Texas and Certificates of Good Standing issued by the Comptroller of Public Accounts of Texas with respect to Borrower and Guarantors.

        (c) Unanimous Written Consent of Borrower and Guarantors dated February ___, 1997, executed by the directors of Borrower and Guarantors.

        (d) Certificate of Incumbency and Resolutions for Borrower and Guarantors dated February ___, 1997.

        2.2 GENERAL QUALIFICATIONS. The General Qualifications are applicable to the opinions expressed in the Opinion Letter. In addition, the enforceability of certain of the remedial, waiver, subrogation and other provisions of the Transaction Documents is further subject to all applicable constitutional, legislative, judicial and administrative provisions, statutes, decisions, ruling and other laws; however, such laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Transaction Documents (except for the economic consequences of any procedural delay which may result from such laws).

        2.3 OTHER QUALIFICATIONS. You are hereby notified that (a) we do not consider you to be our client in the matter to which this opinion relates, (b) neither the Texas Code of Professional

Responsibility nor current case law clearly articulates the circumstances under which an attorney may give a legal opinion to a person other than the attorney's own client, (c) a court might determine that it is improper for us to issue, and for you to rely upon, a legal opinion issued by us when we have acted as counsel to the Borrower and Guarantors in connection with the Credit Agreement, and (d) you may wish to obtain a legal opinion from your own legal counsel as to the matters addressed in this opinion letter.

                                  3. OPINIONS.

        Based upon and subject to the foregoing and the other qualifications and limitations stated herein, we are of the opinion that:

        3.1 ORGANIZATION AND AUTHORITY OF THE BORROWER. The Borrower is duly organized, validly existing and in good standing as a corporation in the State of Texas and the execution and delivery of the Transaction Documents to which the Borrower is a party have been duly authorized by all necessary corporate action.

        3.2 ORGANIZATION AND AUTHORITY OF GUARANTORS. The corporate Guarantors are duly organized, validly existing and in good standing as corporations under the laws of the respective jurisdictions of incorporation shown in the Guaranty. The execution and delivery by corporate Guarantors of the Transaction Documents to which corporate Guarantors are parties have been duly authorized by all necessary corporation action. The limited partnership guarantors are duly organized, validly existing and in good standing as partnerships under the laws of the respective jurisdictions of formation shown in the Guaranty. The execution and delivery by the limited partnership Guarantors of the transaction documents to which the limited partnership Guarantors are parties have been duly authorized by all necessary partnership action.

        3.3 ENFORCEABILITY OF TRANSACTION DOCUMENTS. The Transaction Documents to which the Borrower is a party are binding upon and enforceable against the Borrower. The Transaction Documents to which Guarantors are parties are binding upon and enforceable against Guarantors.

        3.4 NO VIOLATION OF LAW. The execution and delivery of the Transaction Documents to which the Borrower and Guarantors are parties, and the performance of their respective obligations thereunder do not violate applicable provisions of statutory law or regulation.

        3.5 SECURITY INTERESTS IN PERSONAL PROPERTY. The provisions of the Security Agreement are effective to create in favor of Lender a valid security interest in all right, title and interest of the Borrower and Guarantors in that portion of the Collateral described in each thereof in which a security interest may be created under Chapter 9 of the Texas Business and Commerce Code (the "Code"). Upon the filing of the appropriate Financing Statement in the office of the Secretary of State of Texas, the Security Agreement will constitute a fully perfected lien on, and security interest in, all rights, title and interest of the Borrower and Guarantors, as the case may be, in all of the Collateral described in each thereof in which Borrower and Guarantors have an interest and in which a security interest may be perfected by filing financial statements under Chapter 9 of the Code with the Secretary of State of Texas.

        3.6 USURY. The Loan, as reflected in the Transaction Documents, is not usurious under applicable law.

                    4. ASSUMPTIONS CONCERNING PERFECTION OF
                       SECURITY INTERESTS UNDER THE CODE

        With respect to the Opinions stated in paragraphs 3.3 and 3.5 above, the following assumptions are applicable:

        4.1 ASSUMPTIONS REGARDING FINANCING STATEMENT. For purposes of this opinion, we have assumed (i) the accuracy of the name of the record owner of any property and the description thereof, and (ii) the proper filing of the Financing Statement in the offices in which it is to be filed.

        4.2 ASSUMPTIONS CONCERNING COLLATERAL. We have also assumed that (i) the Borrower and Guarantors, as the case may be, have good and sufficient title to the collateral, (ii) the Borrower and Guarantors, as the case may be, have "rights in the collateral" as that term is used in Section 9.203 of the Code,
(iii) value has been given within the meaning of Section 9.203 of the Code, and
(iv) the chief executive office of the Borrower and Guarantors is located at 901 N.E. Loop 410, Suite 700, San Antonio, Texas 78209-1306.

             5. QUALIFICATIONS TO OPINIONS REGARDING PERFECTION OF
                 SECURITY INTERESTS UNDER CHAPTER 9 OF THE CODE

        With respect to the opinions stated in paragraphs 3.3 and 3.5 above, the Opinions concerning the security interests of Lender in the collateral are qualified as follows:

        5.1 EXCLUSIONS. We express no opinion regarding the accuracy or completeness of any property descriptions contained in the Transaction Documents or the title to any assets pledged to Lender by Borrower and Guarantors.

        5.2 OTHER QUALIFICATIONS.

        (a) The continuation of any security interest and perfection of any security interest in collateral consisting of proceeds is limited to the extent set forth in Section 9.306 of the Code;

        (b) Continuation statements complying with the Code must be filed with the filing offices in which each financing statement was filed not more than six months prior to the expiration of a five year period dating from the date of filing of the financing statement (or otherwise within the time permitted by Section 9.403 and the Code) and subsequent continuation statements must be filed within six months prior to the end of each subsequent five year period and amendments or supplements to the financing statements and or additional financing statements may be required to be filed in the event of a change of name, identity or organizational structure of the debtor or if the debtor changes the jurisdiction of its place of business (or, if it has more than one place of business its chief executive office) or the jurisdiction in which collateral is located;

        (c) In the case of property which becomes collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from the security agreement entered into by the debtor before the commencement of the case;

        (d) We express no opinion as to the priority of any security interest.

        (e) The enforceability of the Transaction Documents may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws effecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); (iii) matters of public policy;
(iv) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; and (v) other applicable laws and procedures which may affect the remedies provided therein, but which do not, in our judgment, make such remedies as a whole inadequate for the practical realization of the rights and benefits provided thereby, although they may result in delays thereof (and we express no opinion as to the economic consequences, if any, of any such delays).

        (f) Provisions of the Transaction Documents which permit the Bank to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith.

        (g) Further, the opinions expressed herein are based on statutory law and judicial decisions that are controlling on the date of this letter, and we do not assume any responsibility to advise you of any future changes in our opinions which may result from statutory enactments, court or administrative decisions, or other governmental promulgations occurring after the date of this opinion letter.

        5.3 LENDER'S ACTIONS. We express no opinion as to the perfection of the security interest in any Collateral to the extent Lender consented to any security interest in favor of any other party or has authorized the disposition of any Collateral or released or subordinated Lender's security interest therein.

        5.4 LIMITED TO TRANSACTION DOCUMENTS. Our Opinions concerning the creation and perfection of the security interest in the Collateral are in all cases limited to the obligations under the Transaction Documents and such future advances as are made thereunder in accordance with the terms of the Transaction Documents; no Opinion is expressed as to the effectiveness of the Transaction Documents to grant and create a security interest with respect to any indebtedness other than that created by borrowings under the Transaction Documents.

        5.5 AFTER ACQUIRED PROPERTY. Our opinion with respect to the perfection of any security interest in documents, instruments and goods in which the Borrower and Guarantors acquire rights after the date hereof is limited to property (a) which is located in Texas when the Borrower and Guarantors acquire rights therein or (b) in which Lender has a purchase money security interest and
(i) which Lender, Borrower and Guarantors understand, at the time the Borrower and Guarantors acquire rights therein, will be kept in Texas and (ii) which arrives in Texas within thirty days after the Lender receives possession thereof.

      6. QUALIFICATIONS AND ASSUMPTIONS REGARDING OPINION REGARDING USURY.

        The Opinions stated in paragraphs 3.3 and 3.6 above are qualified as follows:

        6.1 Transaction Documents. Our opinions in paragraphs 3.3 and 3.6 above deal only with the issue of whether Lender has contracted for usurious interest as reflected by the Transaction Documents. We express no opinion as to whether Lender may charge or receive usurious interest after the date of execution of the Transaction Documents. Lender must observe any limitations contained in the Transactions Documents on the amount of interest which it can charge or receive.

        6.2 COMMITMENT FEE/LOAN FEE. A court could determine that the compensation designated as a "commitment fee" or as a "loan fee" in the Credit Agreement should instead be characterized as interest on the Loan or should be construed as reducing the amount of principal available to the Borrower under the Loan and we have assumed that such characterization or construction would not cause the Loan to be usurious.

        6.3 OTHER CHARGES. In HARDWICK V. AUSTIN GALLERY OF ORIENTAL RUGS. INC., 779 S.W.2d 438 (Text App. -- Austin 1989, writ ref'd), the court held that a charge of interest in excess of the interest which the maker of the note agreed to pay was usurious even though the total interest charged on the note was below the statutory limit. The court based its holding on the conclusion that any amount of interest charged over the interest provided for in the note was automatically usurious under Texas law. While the holding in HARDWICK appears to be contrary to prior law and also appears to render the spreading doctrine and statute ineffective with respect to unilateral charges, the Supreme Court of Texas refused to hear an appeal of the (lower) appellate court's decision. Accordingly, present case law provides no clear guidance for predicting the enforceability of such spreading doctrine and statute and, thus, we are expressing no opinion herein as to (a) the effect of the HARDWICK decision on the Transaction Documents, (b) whether the spreading provisions of the Transactions Documents are enforceable in the context of the facts addressed in HARDWICK, and (c) whether a fact scenario under the Loan similar to that presented in HARDWICK would render the Loan usurious.

        This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                   Very truly yours,

                                   JENKENS & GILCHRIST,
                                   A Professional Corporation

                                   By: ________________________
                                        Authorized Signatory

                                   By: ________________________
                                        Authorized Signatory

                                    Exhibit G

                              INITIAL AND QUARTERLY
                             COMPLIANCE CERTIFICATE
                       FOR USE ON OR BEFORE MARCH 31, 1998


 TO: THE FROST NATIONAL BANK, as the Bank under the Credit Agreement dated as of ____________, 1997 (including any amendments or modifications thereof, the "Credit Agreement"), between Dawson Production Services, Inc., a _______________ corporation ("Borrower") and the FROST NATIONAL BANK, a national banking association. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Compliance Certificate.

        This Compliance Certificate is delivered pursuant to Section 5.1(g) of the Credit Agreement and relates to the Companies' compliance with the covenants set forth in Section 6.1 of the Credit Agreement. This Compliance Certificate contains "short-hand" descriptions of such covenants. The precise descriptions of such covenants, including defined terms used in connection therewith, are more fully set forth in the Credit Agreement, which shall control to the extent of any inconsistency with the "short-hand" descriptions used herein.

        This Initial and Quarterly Compliance Certificate is prepared on a pro forma basis to give effect to (i) the Companies' acquisition of all partnership interests in Pride Land Operations, L.P., a Delaware limited partnership, (ii) the Companies' acquisition of all issued and outstanding capital stock of Taylor Companies, Inc., a Texas corporation, and (iii) the Borrower's sale of $140,000,000.00 of 9-3/8% senior notes and 4,689,773 shares of common stock, as if each of "(i)" through "(iii)" had occurred at the beginning of the period represented.

        1. The Companies are in compliance with the covenants set forth in
Section 6.1 of the Credit Agreement for the Fiscal Quarter or Fiscal Year ended ____________, ______ (the "Determination Date"):

               SECTION 6.1(A):      CURRENT RATIO(COMPANIES) AS OF
                             DETERMINATION DATE:

               (1)    current assets (GAAP) of the Companies
                      determined on a consolidated basis           $____________

               (2)    current liabilities (GAAP) of the Companies
                      determined on a consolidated basis           $____________

                      RATIO:        (1) to (2)                     ____ to _____

                             MINIMUM RATIO:                        1.50 to 1.00

               SECTION 6.1(B): MINIMUM TANGIBLE NET WORTH (COMPANIES) AS OF DETERMINATION DATE:

               (1)    net worth (GAAP)of the Companies determined
                      on a consolidated basis                      $____________

                                   EXHIBIT G-1

               (2)    subordinated debt                            $____________

               (3)    value of intangible assets of the Companies  $____________

                      (1) plus  (2) minus  (3)                     $____________

                             MINIMUM REQUIRED:  $50,000,000

                SECTION 6.1(C): TOTAL LIABILITIES, LESS SUBORDINATED DEBT,
                                TO CONSOLIDATED NET WORTH AS OF
                                DETERMINATION DATE:

        (1)    total liabilities                                   $____________

        (2)    subordinated debt                                   $____________

        (3)    total senior liabilities:  (1) MINUS (2)            $____________

        (4)    Tangible Net Worth of the Companies
               on a consolidated basis                             $____________

               RATIO:        (3) to (4)                            _____ to ____

                      MAXIMUM RATIO:                               3.00 to 1.00

        SECTION 6.1(D): TOTAL FUNDED DEBT TO EBITDA FOR THE FOUR FISCAL QUARTERS ENDED AS OF THE
                             DETERMINATION DATE:

        (1)    unpaid principal balance of Notes                   $____________

        (2)    unpaid principal amount of other
               borrowed-money Indebtedness of any
               Company determined on a consolidated
               basis                                               $____________

        (3)    TOTAL FUNDED DEBT: (1) PLUS (2)                     $____________

        (4)    net income of the Companies determined on a
               consolidated basis (GMP)                            $____________

        (5)    interest expense with respect to Loans              $____________

        (6)    interest component of payments under
               Capital Lease Obligations                           $____________

        (7)    income tax expense                                  $____________

        (8)    depreciation/amortization expense                   $____________

        (9)    EBITDA:       sum of (4) through (8)                $____________

               RATIO:        (3) to (9)                            _____ to ____

                      MAXIMUM RATIO:                               5.50 to 1.00

               Do above figures include pro forma adjustments for Acquisitions? _____NO _____YES

               If answer is YES, attach explanation of adjustments.

        SECTION 6.1(E): INTEREST/EBITDA RATIO FOR THE FOUR FISCAL QUARTERS ENDED AS OF THE DETERMINATION DATE:

        (1)    interest accrued on Total Funded Debt plus
               current portion of long term indebtedness of
               Borrower, including current portion of
               Consolidated Capital Lease Obligations              $____________

        (2)    net income of the Companies determined on a
               consolidated basis (GAAP)                           $____________

        (3)    interest expense with respect to Loans              $____________

        (4)    interest component of payments under
               Capital Lease Obligations                           $____________

        (5)    income tax expense                                  $____________

        (6)    depreciation/amortization expense                   $____________

        (7)    EBITDA: sum of (2) through (6)                      $____________

               RATIO:  (1) to (7)                                  _____ to ____

                      MINIMUM RATIO:                               1.50 to 1.00

        SECTION 6.1(F):      WORKING CAPITAL

        FOR ANY FISCAL QUARTER DETERMINATION DATE:

        (1) current assets of the Companies determined on a consolidated basis (GAAP), MINUS

        (2) consolidated current liabilities of the
        Companies (GAAP)                                         $______________

                      MINIMUM AMOUNT:                            $10,000,000.00

        SECTION 6.1(G):      CAPITAL EXPENDITURES

        FOR FISCAL YEAR ENDING MARCH 31, 1996 OR THEREAFTER:

        capital expenditures of the Companies determined
        on a consolidated basis (GAAP)                           $______________

                      MAXIMUM AMOUNT:                            $15,000,000.00

        2. Borrower hereby certifies, warrants and represents to the Bank as follows:

               (a) the representations and warranties contained and referred to in Article 4 of the Credit Agreement (other than those by their terms limited to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of the date hereof and thereof;

               (b) no event has occurred since the date of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement (or if this Borrowing request precedes the delivery of such financial statements, ____________, 1997) that has caused a Material Adverse Effect;

               (c) as of the date hereof, there does not exist any Default or Event of Default; and

               (d) as of the date hereof, no change or event has occurred that might cause a Material Adverse Effect.

        3. The undersigned certifies that he/she is the [president] [chief financial officer] of Borrower, and that as such he/she is familiar with the terms of the Credit Agreement, has knowledge of all information required to deliver this certificate and is authorized to execute this certificate on behalf of Borrower.

        DATED: _________________________, 19___.

                                            DAWSON PRODUCTION SERVICES, INC.

                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                        QUARTERLY COMPLIANCE CERTIFICATE
                          FOR USE AFTER MARCH 31, 1998

TO: THE FROST NATIONAL BANK, as the Bank under the Credit Agreement dated as of ____________, 1997 (including any amendments or modifications thereof, the "Credit Agreement"), between Dawson Production Services, Inc., a _______________ corporation ("Borrower") and THE FROST NATIONAL BANK, a national banking association. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Compliance Certificate.

        This Compliance Certificate is delivered pursuant to Section 5.1(g) of the Credit Agreement and relates to the Companies' compliance with the covenants set forth in Section 6.1 of the Credit Agreement. This Compliance Certificate contains "short-hand" descriptions of such covenants. The precise descriptions of such covenants, including defined terms used in connection therewith, are more fully set forth in the Credit Agreement, which shall control to the extent of any inconsistency with the "short-hand" descriptions used herein.

        1. The Companies are in compliance with the covenants set forth in
Section 6.1 of the Credit Agreement for the Fiscal Quarter or Fiscal Year ended ____________, ______ (the "Determination Date"):

               SECTION 6.1(A):      CURRENT RATIO(COMPANIES) AS OF
                             DETERMINATION DATE:

               (1)    current assets (GAAP) of the Companies
                      determined on a consolidated basis           $____________

               (2)    current liabilities (GAAP) of the Companies
                      determined on a consolidated basis           $____________

                      RATIO:        (1) to (2)                     ____ to _____

                             MINIMUM RATIO:                        1.50 to 1.00

               SECTION 6.1(B): MINIMUM TANGIBLE NET WORTH (COMPANIES) AS OF DETERMINATION DATE:

               (1)    net worth (GAAP)of the Companies determined
                      on a consolidated basis                      $____________

               (2)    subordinated debt                            $____________

               (3)    value of intangible assets of the Companies  $____________

                      (1) plus  (2) minus  (3)                     $____________

                             MINIMUM REQUIRED:  $50,000,000

                                  EXHIBIT G-2

               SECTION 6.1(C): TOTAL LIABILITIES, LESS SUBORDINATED DEBT, TO CONSOLIDATED NET WORTH AS OF DETERMINATION DATE:

        (1)    total liabilities                                  $_____________

        (2)    subordinated debt                                  $_____________

        (3)    total senior liabilities:  (1) MINUS (2)           $_____________

        (4)    Tangible Net Worth of the Companies
               on a consolidated basis                            $_____________

               RATIO:        (3) to (4)                           _____ to _____

                      MAXIMUM RATIO:                              3.00 to 1.00

        SECTION 6.1(D): TOTAL FUNDED DEBT TO EBITDA FOR THE FOUR FISCAL QUARTERS ENDED AS OF THE
                             DETERMINATION DATE:

        (1)    unpaid principal balance of Notes                   $____________

        (2)    unpaid principal amount of other
               borrowed-money Indebtedness of any
               Company determined on a consolidated
               basis                                               $____________

        (3)    TOTAL FUNDED DEBT: (1) PLUS (2)                     $____________

        (4)    net income of the Companies determined on a
               consolidated basis (GMP)                            $____________

        (5)    interest expense with respect to Loans              $____________

        (6)    interest component of payments under
               Capital Lease Obligations                           $____________

        (7)    income tax expense                                  $____________

        (8)    depreciation/amortization expense                   $____________

        (9)    EBITDA:       sum of (4) through (8)                $____________

               RATIO:        (3) to (9)                            _____ to ____

                      MAXIMUM RATIO:                               5.00 to 1.00

               Do above figures include pro forma adjustments for Acquisitions? _____NO _____YES

               If answer is YES, attach explanation of adjustments.

        SECTION 6.1(E): INTEREST/EBITDA RATIO FOR THE FOUR FISCAL QUARTERS ENDED AS OF THE DETERMINATION DATE:

        (1) interest accrued on Total Funded Debt plus current portion of long term indebtedness of Borrower, including current portion of Consolidated Capital
               Lease Obligations                                   $____________

        (2)    net income of the Companies determined on a
               consolidated basis (GAAP)                           $____________

        (3)    interest expense with respect to Loans              $____________

        (4)    interest component of payments under
               Capital Lease Obligations                           $____________

        (5)    income tax expense                                  $____________

        (6)    depreciation/amortization expense                   $____________

        (7)    EBITDA: sum of (2) through (6)                      $____________

               RATIO:  (1) to (7)                                  _____ to ____

                      MINIMUM RATIO:                               1.50 to 1.00

        SECTION 6.1(F):      WORKING CAPITAL

        FOR ANY FISCAL QUARTER DETERMINATION DATE:

        (1) current assets of the Companies determined on a consolidated basis (GAAP), MINUS

        (2) consolidated current liabilities of the
        Companies (GAAP)                                         $______________

                      MINIMUM AMOUNT:                            $10,000,000.00

        SECTION 6.1(G):      CAPITAL EXPENDITURES

        FOR FISCAL YEAR ENDING MARCH 31, 1996 OR THEREAFTER:

        capital expenditures of the Companies determined
        on a consolidated basis (GAAP)                           $______________

                      MAXIMUM AMOUNT:                            $15,000,000.00

        2. Borrower hereby certifies, warrants and represents to the Bank as follows:

               (a) the representations and warranties contained and referred to in Article 4 of the Credit Agreement (other than those by their terms limited to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of the date hereof and thereof;

               (b) no event has occurred since the date of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement (or if this Borrowing request precedes the delivery of such financial statements, ____________, 1997) that has caused a Material Adverse Effect;

               (c) as of the date hereof, there does not exist any Default or Event of Default; and

               (d) as of the date hereof, no change or event has occurred that might cause a Material Adverse Effect.

        3. The undersigned certifies that he/she is the [president] [chief financial officer] of Borrower, and that as such he/she is familiar with the terms of the Credit Agreement, has knowledge of all information required to deliver this certificate and is authorized to execute this certificate on behalf of Borrower.

        DATED: _________________________, 19___.

                                            DAWSON PRODUCTION SERVICES, INC.

                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    Exhibit H

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of the ______ day of February, 1997, by and between THE FROST NATIONAL BANK, a national banking association (the "Transferor/Agent"), with its principal office at 100 West Houston Street, San Antonio, Texas 78205, and FIRST SECURITY BANK OF NEW MEXICO, N.A., a national banking association (the "Transferee"), with its principal office at 40 First Plaza, N.W., Albuquerque, New Mexico 87103,

                              W I T N E S S E T H:

        WHEREAS, Transferor/Agent and Transferee have committed to make available to Dawson Production Services, Inc., a Texas corporation (the "Borrower"), a revolving credit facility (the "Loans") in the principal amount of up to $50,000,000.00, pursuant to the terms of that certain Credit Agreement dated as of February _____, 1997 (the "Credit Agreement"), between the Borrower and the Transferor/Agent, for the purposes of (i) supporting Accounts Receivable of the Borrower and its Subsidiaries, (ii) funding Letters of Credit for up to $10,000,000.00 for the Borrower and its Subsidiaries, and (iii) providing for certain working capital needs of the Borrower and its Subsidiaries; and

        WHEREAS, unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement; and

        WHEREAS, the Loans will be evidenced by Notes secured by all Accounts Receivable of the Borrower and its Subsidiaries and Guaranties executed by all Subsidiaries of the Borrower (the Credit Agreement, the Notes, the Security Agreements, the Guaranty and all other documents pertaining to the Loans are herein collectively referred to as the "Loan Documents"); and

        WHEREAS, in order to properly reflect the joint Commitment and obligations of the Transferor/Agent and the Transferee, Transferor/Agent desires to transfer and assign to Transferee a fifty percent (50%) undivided interest in and to the rights and obligations of the Bank under the Loan Documents, leaving Transferor/Agent with a fifty percent (50%) undivided interest in and to such rights and obligations, and Transferee desires to assume its fifty percent (50%) undivided interest in and to the rights and obligations of the Bank under the Loan Documents pursuant to the terms of this Agreement.


        NOW, THEREFORE, in consideration of the foregoing and the mutual promises between the parties hereinafter contained, Transferor/Agent and Transferee hereby covenant and agree as follows:

                                   EXHIBIT H

                                       I.

                            ASSIGNMENT AND ASSUMPTION

        For the consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, Transferor/Agent hereby transfers and assigns, and Transferee hereby assumes, an undivided fifty percent (50%) interest (its "Pro Rata Share") in and to the rights and obligations of the Bank under the Loan Documents, including, but not limited to, all Commitment fees, Loan fees, Letter of Credit fees, principal and interest payments actually received by Transferor/Agent under the Loan Documents, and any other amounts received by Transferor/Agent as herein provided, based on amounts actually advanced to the Borrower by Transferor/Agent and Transferee. The rights of the Transferee to its Pro Rata Share transferred and assigned hereunder exist solely as a result of this Agreement. Except for the obligation of Transferor/Agent to account for payments received by it or as otherwise specifically provided herein, the transfer and assignment of the Pro Rata Share hereunder shall be without recourse against, or representation or warranty by, Transferor/Agent.

                                       II.

                                  CONSIDERATION

        In consideration for the transfer and assignment of its Pro Rata Share, Transferee agrees to pay to Transferor/Agent in immediately available funds, on the date each advance is made under the Loan Documents, an amount equal to its Pro Rata Share of such advance. In order to enable Transferee to make the payments required herein, Transferor/Agent agrees to give Transferee notice of each advance under the Loan Documents promptly upon receipt by Transferor/Agent of notice thereof in accordance with the Loan Documents. All payments must be made prior to 2:00 P.M., San Antonio time, on the date due by debit to Transferee's account with Transferor/Agent or by wire transfer of funds to Transferor/Agent, as follows:

        ABA Routing No.:     114000093

        Attention:           James B. Crosby

        Reference:           Dawson Production Services, Inc.

                                      III.

                                PARTIAL PAYMENTS

        If the Borrower makes only a partial principal, interest or fee payment to Transferor/Agent under the Loan Documents, Transferee shall be entitled to receive an amount equal to the product of (a) the amount Transferee would have been entitled to receive from Transferor/Agent if the Borrower had made a full principal, interest or fee payment under the Loan Documents, times (b) a fraction (i) the numerator of which is the amount of the partial principal, interest or fee payment made by the Borrower to Transferor/Agent under the Loan Documents, and (ii) the denominator of which is the amount of the full principal, interest or fee payment that the Borrower was obligated to pay Bank under the Loan Documents.

                                       IV.

                             PAYMENTS TO TRANSFEREE

        Transferee's share of each interest, principal or fee payment shall be paid to Transferee by wire transfer of funds to Transferee, as follows:

        ABA Routing No.:     107000275

        Attention:           James Bertram

        Reference:           Dawson Production Services, Inc.

(a) on the same day Transferor/Agent shall have received the applicable payment in good funds from the Borrower, provided such payment is received by Transferor/Agent prior to the applicable time for payment specified in the Loan Documents or, if no such time is specified, prior to 12:00 Noon, San Antonio time, on such day, or (b) on the Business Day next following the day on which Transferor/Agent receives such payment in good funds, if such payment is received later than such time. As used herein, the term "Business Day" shall mean any day which is not a Saturday, Sunday or a legal holiday on which banking institutions in the State of Texas are authorized by law to close.

                                       V.

                                LETTERS OF CREDIT

        Upon the date of issuance by Transferor/Agent of a Letter of Credit under the terms of the Credit Agreement, Transferor/Agent shall be deemed, without further action by any party hereto, to have transferred and assigned to Transferee, and Transferee shall be deemed, without further action by any party hereto, to have assumed, its Pro Rata Share of the rights and obligations of Transferor/Agent in and to such Letter of Credit. Upon Transferor/Agent's receipt of a Letter of Credit Information Form, Transferor/Agent shall promptly notify Transferee of the contents thereof. The issuance by Transferor/Agent of each Letter of Credit shall be subject to the condition precedent that such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to Transferor/Agent and Transferee. Transferor/Agent shall promptly notify Transferee in the event any Letter of Credit is presented for payment. On the date of such notice (or if such notice is given after 12:00 Noon, San Antonio time, on such date, on the next succeeding Business Day), Transferee shall, without regard to the existence of a Default or an Event of Default, pay to Transferor/Agent an amount equal to Transferee's Pro Rata Share of such amount as Transferor/Agent is required to fund under the terms of the Letter of Credit, together with interest on such Pro Rata Share for each day from the date the Transferor/Agent pays such draw to the date of payment by Transferee at a rate of interest per annum equal to the Federal Funds Rate, as defined in Paragraph VII below.

                                       VI.

                          ADDITIONAL COLLATERAL; SETOFF

        Transferee shall have no interest in any property taken as collateral security for any other loan or loans made to Borrower by Transferor/Agent, or in any property now or hereafter in Transferor/Agent's possession or control that may be or become collateral security for any such loan by reason of the general description contained in any general loan or collateral agreement held by Transferor/Agent or by reason of any right of setoff, counterclaim, banker's lien or otherwise. In the event the Loans are cross-collateralized with any other loan or loans made to Borrower by Transferor/Agent, proceeds from the liquidation of Collateral shall be applied first to fully repay the Loans prior to application to repayment of any such other loan or loans to Borrower from Transferor/Agent.

                                      VII.

                          PAYMENTS ON ACCOUNT; RETURNS

        Transferor/Agent may, but shall not be obligated to, transfer funds to Transferee which may be due from the Borrower on the date so due prior to receipt from the Borrower. If any portion of funds are not then received from the Borrower, Transferee shall, on demand by Transferor/Agent, repay its Pro Rata Share of the amount not received to Transferor/Agent at the Federal Funds Rate. "Federal Funds Rate" means the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System in effect at the Federal Reserve Bank in San Antonio, Texas, as determined on any basis reasonably selected by the Transferor/Agent. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to federal funds transactions on that date. In the case of a Saturday, Sunday or legal holiday, the Federal Funds Rate shall be the rate applicable to federal funds transactions on the immediately preceding day for which the Federal Funds Rate is determined.

                                      VIII.

                           REPAYMENTS TO THE BORROWER

        Transferee shall repay to Transferor/Agent any sums paid to Transferor/Agent by the Borrower and distributed by Transferor/Agent to Transferee which Transferor/Agent shall be required to return to the Borrower or to any receiver, trustee or custodian for the Borrower. In the event Transferee fails or refuses to make any such payment or fails or refuses to pay its Pro Rata Share of the Loans to Transferor/Agent directly or through offset by Transferor/Agent against funds of Transferee on deposit in Transferee's account or accounts at Transferor/Agent (against which Transferor/Agent is hereby specifically authorized to offset for such purposes), then, in addition to any of its rights at law or in equity, Transferor/Agent shall be entitled to fund Transferee's Pro Rata Share of such payment and offset against Transferee's Pro Rata Share all sums received by Transferor/Agent hereunder until reimbursed therefor by Transferee. Furthermore, any such amount paid by Transferor/Agent on behalf of Transferee shall be payable to Transferor/Agent on written demand therefor, and shall bear interest for each day from the date of such payment until it is repaid by Transferee at the Federal Funds Rate.

                                       IX.

                                FEES AND EXPENSES

        Transferee shall pay its Pro Rata Share of all reasonable attorneys' fees and other expenses incurred by Transferor/Agent in connection with the enforcement of the Obligations of Borrower under any of the Loan Documents. Transferee shall be entitled to its Pro Rata Share of any payments subsequently received by Transferor/Agent with respect to fees and expenses paid by Transferee.

                                       X.

                BORROWER INFORMATION; INDEPENDENT CREDIT ANALYSIS

        To the extent not already provided or made available to Transferee, and as often as is reasonably requested by Transferee, Transferor/Agent shall provide Transferee with(a) copies of all Loan Documents; (b) such information as is then in Transferor/Agent's possession with respect to the current status of principal and interest payments and interest accruals with respect to the Loans;
(c) copies of all current financial statements from the Borrower and all guarantors then in Transferor/Agent's possession; and (d) other current factual information and data in or coming into the possession of Transferor/Agent and either submitted under the terms of the Loan Documents or otherwise bearing on the continuing creditworthiness of the Borrower; provided, that nothing contained in this Paragraph shall impose any liability upon Transferor/Agent for its failure to provide Transferee any of such Loan Documents, information, financial statements or other data unless such failure constitutes willful misconduct or gross negligence on the part of Transferor/Agent; and provided further, that Transferor/Agent shall not be obligated to provide Transferee with any information in violation of the law or any contractual restrictions on the disclosure thereof. Transferee has specifically consented and agreed to the provisions of Section 8.7(d) of the Credit Agreement. Transferee hereby acknowledges, agrees and represents: (i) that Transferee has conducted or shall conduct an independent credit analysis of the Borrower and an investigation or assessment of risk with respect to the Loans to satisfy itself that its Pro Rata Share of the Loans is a credit which Transferee would make acting alone,
(ii)that Transferor/Agent has not provided to Transferee, and Transferee has not relied on or used in any other way, any credit analysis of the Borrower prepared by Transferor/Agent or an investigation or assessment of risk with respect to the Commitment prepared by Transferor/Agent, and (iii) Transferee has independently and without reliance upon Transferor/Agent, and based upon such documents and information as Transferee deemed appropriate, made its own decision to enter into this Agreement. Transferor/Agent represents and warrants that it has no current actual knowledge that any information, reports, representations or warranties provided by or on behalf of Borrower in connection with the Loans are incorrect in any material respect.

                                       XI.

                        LEGAL RELATIONSHIP OF THE PARTIES

        A. APPOINTMENT OF AGENT. Transferor/Agent is hereby appointed agent for the parties to act as herein specified, and acting in the manner into the extent provided in this Article XI, Transferor/Agent accepts such appointment. Transferor/Agent is hereby irrevocably authorized to receive payments of principal, interest and other amounts due under the Loan Documents and otherwise to take such action on behalf of the parties, to exercise such powers and to perform such duties under the Loan Documents as are specifically delegated to, or required of the Bank by the terms of the Loan Documents, together with all other powers reasonably incidental thereto, which authorization permits the Transferor/Agent to perform any of its duties under the Loan Documents by or through its agents, attorneys or employees. The Transferor/Agent shall have no duties or responsibilities except those expressly set forth with respect to it in this Agreement and the Loan Documents. The relationship of the Transferor/Agent to the Transferee is only that of one entity acting solely as an administrative agent for another, and nothing in this Agreement or the Loan Documents, express or implied, is intended to, or shall be construed to, constitute the Transferor/Agent a trustee or other fiduciary for the Transferee, or any holder of any of the Notes, nor to impose on the Transferor/Agent duties and obligations other than those expressly provided for in this Agreement and the Loan Documents. As to any matters not expressly provided for in this Agreement or the Loan Documents and any matters to which either this Agreement or the Loan Documents place within the discretion of the Transferor/Agent, the Transferor/Agent shall not be required to exercise any discretion or take any action (and it may request instructions from the parties with respect to any such matter), in which case it shall be required to act or refrain from acting (and shall be fully protected and free from liability to the parties in so acting or refraining from acting)upon the instructions of the parties (including itself), and such instructions shall be binding upon all parties; provided, however, (I) the Transferor/Agent shall in all cases be fully justified in failing or refusing to act under this Agreement or any Loan Documents unless it shall be indemnified to its satisfaction by the parties against any and all liability and expense(other than any such liability or expense proximately caused by the Transferor/Agent's gross negligence or willful misconduct as determined by a final judgment) which may be incurred by reason of taking or continuing to take any such action, and (ii) the Transferor/Agent shall not in any event be required to take any action which (A) is contrary to this Agreement, any

Loan Document or Laws, or (B) exposes it to a risk of personal liability that it considers unreasonable.

        B. DECISIONMAKING. Approval by both Transferor/Agent and Transferee shall be required with respect to all discretionary decisions of a material nature that must be made by the Bank under the terms of the Loan Documents. Immaterial discretionary decisions shall be made by Transferor/Agent acting in its discretion and in the best interests of the parties. As used in this subsection, the phrase "discretionary decisions of a material nature" includes any action, decision, agreement or commitment to the Borrower as to the Loans, the Credit Agreement or any other Loan Documents which would:

        (1) Modify the interest rate, payment, or maturity terms of the Loans;

        (2)     Renew, modify or extend the Loans;

        (3) Waive, amend or modify any provision, condition, or requirement of the Notes, the Credit Agreement or any other Loan Documents;

        (4) Release or substitute any Collateral or security for the Loans whether or not evidenced by any Loan Documents securing repayment of the Loans;

        (5) Waive any condition, requirement, obligations, or restriction of the Borrower under the Notes, the Credit Agreement or the other Loan Documents;

        (6) Release, compromise, discharge, settle or agree to satisfaction of the Loans in whole or in part;

        (7) Release, limit, discharge, settle or agree to satisfaction of the liability of the Borrower or of any guarantor;

        (8) Declare an Event of Default or take any action to enforce the Bank's rights against the Borrower, any guarantor, or any Collateral under the Notes, the Credit Agreement or any other Loan Documents.

In the event Transferor/Agent and Transferee cannot agree to a discretionary decision of a material nature, Transferor/Agent shall have the right, but not the obligation, to purchase Transferee's Pro Rata Share for a purchase price equal to Transferee's Pro Rata Share of outstanding Loans and all unpaid interest thereon in accordance with the provisions hereof. Alternatively, any impasse or inability to agree as to a discretionary decision of a material nature shall be settled by mediation or by mandatory binding arbitration using the expedited

Commercial Arbitration Rules of the American Arbitration Association, or any other arbitration procedure or rules to which the parties agree.

        C. EXCULPATION; AGENT'S RELIANCE. AS AMONG THE PARTIES, NEITHER THE TRANSFEROR/AGENT NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, INSURERS, OR EMPLOYEES, NOR ANY OF THEIR SUCCESSORS, HEIRS, LEGAL REPRESENTATIVES OR ASSIGNS (COLLECTIVELY, THE "AGENT INDEMNITEES"), SHALL EVER BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT, INCLUDING THEIR OWN NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL BE RESPECTIVELY LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL JUDGMENT. Without limiting the generality of the foregoing or any other provision of any Loan Document, the Transferor/Agent: (I) may treat the payee of any Note as the holder thereof until the Transferor/Agent receives and accepts an assignment and acceptance reasonably satisfactory to the Transferor/Agent;
(ii) may consult with legal counsel (including counsel for any Company), independent public accountants and other experts and advisors selected by it and shall be fully protected and free from liability to all parties for any action taken or omitted to be taken in good faith by it in accordance with the advise of such counsel, accountants, experts or advisors; (iii)makes no warranty or representation to any party and shall not be responsible to any party for any statements, recitals, information, warranties or representations made in or in connection with any Loan Document, or in any communication or writing made or delivered in connection therewith; (iv) shall not have any duty to ascertain, to inquire or to keep itself informed as to the financial condition of the Companies or any of them or the performance or observance of the terms, covenants or conditions of any Loan Documents on the part of any Person or to inspect the Collateral (including the books and records); (v) shall not be responsible to the parties for the financial condition of the Companies or any of them or the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of any Loan Document or instrument or other document furnished in connection therewith or the creation, perfection, continued creation or perfection, or priority, of any security interest purported to be created by any Loan Document, or any other instrument or document furnished pursuant hereto or thereto; and (vi) may rely, and shall be fully protected and free from liability to all parties in relying (A) upon the representations and warranties of any Company and the parties in exercising its powers thereunder, and (B) upon any notice, consent, certificate, statement, resolution, instrument or other writing (which may be by telegram, cable, telecopy, facsimile, telex, mail, or telephone) believed by it to be genuine and signed, sent, communicated or otherwise made by the proper Person.

        D. DEFAULTS. The Transferor/Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of fees in connection therewith) unless the Transferor/Agent has received written notice from any party specifying the occurrence of such Default or event of Default and stating that such notice is a "Notice of Default". In the event that the Transferor/Agent receives a Notice of Default, it shall give prompt notice thereof to the parties (and shall give each party prompt notice of any non-payment). The Transferor/Agent shall take such action with respect to such Default or Event of Default as shall be directed jointly by parties after due consultation; provided that, unless and until the Transferor/Agent shall have received such directions, the Transferor/Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or event of Default as it shall in its sole and absolute discretion deemed advisable and in the best interest of the parties. Each party hereto agrees to use its best efforts to immediately inform the other party of any Default or Event of Default of which it becomes aware.

        E. RIGHTS AS A BANK. Subject to the terms and provisions of this Agreement, The Frost National Bank (and any successor acting as Transferor/Agent) in its capacity as a party hereto shall have the same rights and powers hereunder as any other party and may exercise same as though it were not the Transferor/Agent, and the terms "party,""parties," "holders of Notes," or similar terms shall, unless otherwise expressly indicated, include The Frost National Bank (and any successor acting as Transferor/Agent) in its individual capacity. The Frost National Bank (and any successor acting as the Transferor/Agent) and its Affiliates may accept deposits from, lend money to, act as trustees under indentures or as transfer agent in respect to capital stock and generally engage in any kind of banking, trust, investment, financial advisory or other business with the Borrower and its respective Affiliates, and may accept fees and other consideration from Borrower and its respective Affiliates for services in connection with any of the foregoing or otherwise, all as though it were not the Transferor/Agent hereunder and without having to account for the same to the parties hereto.

        F. INDEMNIFICATION. EACH PARTY AGREES TO INDEMNIFY, REIMBURSE, AND HOLD HARMLESS EACH AGENT INDEMNITEE (TO THE EXTENT NOT INDEMNIFIED AND REIMBURSED, ON DEMAND, BY BORROWER), RATABLY ACCORDING TO ITS PRO RATA SHARE, FROM AND AGAINST ALL LOSSES, LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, SUITS, JUDGMENTS, DEMANDS, SETTLEMENTS, COSTS, DISBURSEMENTS OR EXPENSES (INCLUDING FEES AND EXPENSES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS PARAGRAPH THE FOREGOING IS COLLECTIVELY REFERRED TO AS THE "LIABILITIES AND COSTS"), WHICH TO ANY EXTENT (IN WHOLE OR PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, SUCH AGENT INDEMNITEE IN ANY WAY RELATING TO, OR RISING OUT OF, THE LOAN DOCUMENTS AND THE TRANSACTION AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR

CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NON-COMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT) OR AS A RESULT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY SUCH AGENT INDEMNITEE, INCLUDING ITS NEGLIGENCE OF ANY KIND, OTHER, THAN AS PROVIDED IN THE FOLLOWING PROVISO, THE GROSS NEGLIGENCE OF AN AGENT INDEMNITEE; PROVIDED THAT NO PARTY SHALL BE LIABLE FOR ANY PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH ARE PROXIMATELY CAUSED BY THE AGENT INDEMNITEE'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY AGREES, IN PROPORTION TO ITS PRO RATA SHARE, TO REIMBURSE THE AGENT INDEMNITEE PROMPTLY UPON ITS DEMAND FOR ANY COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES AND OTHER CHARGES) INCURRED BY THE AGENT INDEMNITEE IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVISE IN RESPECT OF THEIR RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, OR ANY OF THEM, OR ANY OTHER DOCUMENTS CONTEMPLATED BY THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT INDEMNITEE IS NOT REIMBURSED ON DEMAND, FOR SUCH AMOUNTS BY BORROWER. Each party's obligations under this paragraph shall survive the termination of this Agreement.

        G. CHANGE OF CONTROL OF TRANSFEREE. If at any time prior to maturity of the Loans, there is a Change of Control with respect to Transferee, Transferor/Agent shall have the right, but not the obligation, to purchase Transferee's Pro Rata Share for a purchase price equal to Transferee's Pro Rata Share of outstanding Loans and all unpaid interest thereon in accordance with the provisions hereon.

                                      XII.

                       PERFORMANCE THROUGH REPRESENTATIVES

        Transferor/Agent may perform any of its duties hereunder by or through officers, directors, employees, attorneys or agents (collectively, "Representatives"), and Transferor/Agent and its Representatives shall be entitled to rely, and shall be fully protected in relying, upon any communication or document believed by them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon the opinion of counsel jointly selected by Transferor/Agent and Transferee.

                                      XIII.

                                  DUTY OF CARE

        Neither Transferor/Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under this Agreement or any Loan Document in good faith and believed by it or them to be within the discretion or power conferred upon it or them by this Agreement or any Loan Document, or be responsible for the consequences or any error of judgment. Transferor/Agent will exercise the same care in administering the Loan Documents as it exercises with respect to similar transactions entered into solely for its own account and shall otherwise have no liability or responsibility to Transferee except for actions taken or omitted to be taken by Transferor/Agent which constitute willful misconduct or gross negligence. Transferor/Agent shall not be responsible in any manner to Transferee for (a) the effectiveness, enforceability, genuineness, validity or due execution of this Agreement, any of the Loan Documents, or any other documents, agreements or instruments, (b) any representation, warranty, document, certificate, report or statement therein made or furnished under or in connection with any of the Loan Documents, (c) the adequacy of collateral, if any, for the obligations of the Borrower under the Loan Documents, or (d) the existence, priority or perfection of any lien or security interest, if any, granted or purported to be granted in connection with any of the Loan Documents.

                                      XIV.

                        NOT A LOAN; NO DUTY TO REPURCHASE

        No amount paid by Transferee for its Pro Rata Share shall be considered a loan by Transferee to Transferor/Agent. Transferor/Agent shall have no obligation whatsoever to repurchase the Pro Rata Share upon any default by the Borrower under any of the Loan Documents or at any other time.

                                       XV.

                            AMENDMENTS, WAIVERS, ETC.

        Transferor/Agent may not enter into any amendment or modification of, or waive compliance with the terms of, any Loan Document without the prior written consent of Transferee. Transferor/Agent will, with reasonable promptness, notify Transferee of any material default with respect to the Loans of which Transferor/Agent is actually aware and of any other matters which, in its judgment, materially affect the interest of Transferee in respect of the Loans, but Transferor/Agent shall not in any event be liable to Transferee for Transferor/Agent's failure to do so.

                                      XVI.

                          TRANSFEREE'S REPRESENTATIONS

        Transferee represents and warrants to Transferor/Agent that:
(a)Transferee is purchasing its Pro Rata Share hereunder for its own account in respect of a commercial transaction made in the ordinary course of its business and not with a view to or in connection with any subdivision, resale or distribution thereof, except, however, the sale of participations in its Pro Rata Share to certain Affiliates of Transferee; (b) Transferee is engaged in the business of entering into commercial lending transactions (including transactions of the nature contemplated herein) and can bear the economic risk related to the purchase of the same; and (c) Transferee does not consider the acquisition of its Pro Rata Share hereunder to constitute the "purchase" or "sale" of a "security"within the meaning of any federal or state securities statute or law, or any rule or regulation under any of the foregoing.

                                      XVII.

                               RELIANCE BY OTHERS

        Borrower shall be considered a third-party beneficiary of this Agreement and may rely upon same. None of the provisions of this Agreement shall inure to the benefit of any Person other than the Transferor/Agent, the Transferee and Borrower; consequently, no person other than the Transferor/Agent, Transferee and Borrower shall be, entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of Transferor/Agent or Transferee to comply with the provisions of this Agreement. Neither Transferor/Agent nor Transferee shall incur any liability to any person other than Borrower for any act or omission of the other party hereto.

                                     XVIII.

                                NOT A PARTNERSHIP

        Neither the execution of this Agreement, the sharing in the Loan Documents, nor any agreement to share in profits or losses arising as a result of the transactions contemplated hereby is intended to be or to create, and the foregoing shall be construed not to be or to create, any partnership, joint venture or other joint enterprise between Transferor/Agent and Transferee; and neither the execution of this Agreement nor the management and administration of the Loan Documents and the related documents by Transferor/Agent, nor any other right, duty or obligation of Transferor/Agent under or pursuant to this Agreement is intended to be or create any express, implied or constructive trust or other fiduciary relationship between Transferor/Agent and Transferee.

                                      XIX.

                                     WAIVERS

        No delay or omission by any party to exercise any right under this Agreement shall impair such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

                                       XX.

                                RECOVERY OF COSTS

        In the event of any action to enforce the provisions of this Agreement against a party hereto, the prevailing party shall be entitled to recover all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and expenses.

                                      XXI.

                                  SEVERABILITY

        The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

                                      XXII.

                                     NOTICES

        All notices, requests and other communications to any party hereto shall be in writing or by telephone confirmed the same day at writing on or before 12:00 noon (San Antonio time) (including bankwire, telecopy, telex or similar writing) and shall be given to such party at its address, telecopy or telex number set forth in Annex A or such other address, telecopy or telex number as such party may hereafter specify for the purpose of notice hereunder. Each such notice, request or other communication shall be effective (I) if given by telex, when such telex is transmitted to the telex number specified pursuant to this Agreement and the appropriate answer back is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this Agreement, and the sender has received electronic confirmation thereof, (iii) if given by registered or certified mail, return receipt requested, 72 hours after such confirmation is deposited in the mails with postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Agreement.

                                     XXIII.

                                  CONSTRUCTION

        Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate.

                                      XXIV.

                                  GOVERNING LAW

        THIS AGREEMENT IS PERFORMABLE IN BEXAR COUNTY, TEXAS, AND THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                                      XXV.

                                     GENERAL

        All warranties, representations and covenants made by the parties herein or in any certificate or other instrument delivered by a party on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the execution, performance and delivery of this Agreement and all other documents contemplated herein. All statements and any such certificate or other instrument shall constitute warranties and representations by the parties hereunder. The parties hereto agree to execute and deliver, or cause to be executed and delivered, all such instruments and take all such action as may be required in order to effectuate the purposes and to carry out the terms and provisions of this Agreement.

                                      XXVI.

                                ENTIRE AGREEMENT

        This Agreement (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings between such parties, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer of each party hereto, and
(b) has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective, duly authorized officers, as of the date first above written.

                                       TRANSFEROR/AGENT

                                       THE FROST NATIONAL BANK

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:___________________________________


                                       TRANSFEREE

                                       FIRST SECURITY BANK OF NEW MEXICO

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:___________________________________